Exhibit 10.19

CONTRATO DE ARRENDAMIENTO / LEASE AGREEMENT

Contrato de Arrendamiento (el “Arrendamiento”) celebrado por y entre (i) The Bank of New York Mellon, Sociedad Anónima, Institución de Banca Múltiple, como Fiduciario en el Fideicomiso F/00335 (el “Arrendador”), representada en este acto por el Ing. Oscar Salomón Noble Ayub, en su carácter de apoderado del Arrendador, y (ii) TPI-COMPOSITES, S. de R.L. de C.V. (el “Arrendatario”), representada en este acto por el Sr. Paul Herbert Hahnenberger Jr., en su carácter de apoderado del Arrendatario; conforme a las siguientes Declaraciones y Cláusulas:		Lease Agreement (the “Lease”) entered into by and between (i) The Bank of New York Mellon, Sociedad Anónima, Institución de Banca Múltiple, as Trustee in the Trust F/00335 (“Lessor”), represented herein by Ing. Oscar Salomon Noble Ayub, in his capacity as attorney-in-fact of Lessor, and (ii) TPI- COMPOSITES, S. de R.L. de C.V., (“Lessee”), represented herein by Mr. Paul Herbert Hahnenberger Jr., in his capacity as attorney-in-fact of Lessee; in accordance with the following Recitals and Clauses:

D E C L A R A C I O N E S			R E C I T A L S

I. El Arrendador, por conducto de su representante legal declara que:		Lessor, through its legal representative, states that:

a)	Constitución y Legal Existencia del Arrendador. Su representada es una institución mexicana debidamente constituida y legalmente existente conforme a las Leyes de los Estados Unidos Mexicanos (“México”), según consta en la escritura pública número 57,840 de fecha 6 de febrero de 2008, otorgada ante la fe del Notario Público número 1, para el Distrito Federal, Licenciado Roberto Núñez y Bandera, inscrita en el Registro Público de la Propiedad y del Comercio del Distrito Federal, bajo el folio mercantil 384,840 con fecha 25 de julio de 2008.	a)	Incorporation and Legal Existence of Lessor. Its principal is a Mexican institution duly incorporated and legally existing pursuant to the laws of the United Mexican States (“Mexico”), as evidenced by public deed number 57,840 dated February 6th, 2008, granted before Mr. Roberto Núñez y Bandera, Notary Public number 1 of the Distrito Federal, duly recorded before the Public Registry of Commerce of Mexico, DF, under mercantile folio number 384,840, on July 25, 2008.

b)	Facultades y Poderes del Representante del Arrendador. Su representante legal tiene las facultades y poderes necesarios para celebrar este Arrendamiento y obligar a su representada en los términos y condiciones convenidos en el mismo, según consta en la escritura pública número 67,871 de fecha 25 de Abril del 2013, otorgada ante el Lic. Roberto Núñez y Bandera, Notario Público número 1 del Distrito Federal; y que hasta esta fecha dichas facultades y poderes no han sido revocados, modificados o limitados en forma alguna.	b)	Authority and Powers of Lessor’s Representative. Its legal representative has the necessary authority and powers to execute this Lease and oblige its principal under the terms and conditions hereby agreed, as evidenced by public deed number 67,871 dated April 25, 2013, granted before Mr. Roberto Nuñez y Bandera, Notary Public number 1 of the Distrito Federal; and that as of this date such authority and powers have not been revoked, modified or limited in any manner whatsoever.

c)	Descripción de la Propiedad Arrendada. Su representada es el propietario fiduciario y tienen el dominio absoluto sobre la propiedad	c)	Description of the Leased Property. Its principal is the fiduciary owner and has the full domain over the property consisting in

	consistente en (i) una superficie de terreno de 42,822.63 metros cuadrados, que equivalen a 460, 938.51 pies cuadrados (el “Terreno”), (ii) un edificio industrial identificado como CJS-JZ-11 con una superficie de construcción de 17,601.20 metros cuadrados, que equivalen a 189,457.56 pies cuadrados (el “Edificio”), (iii) una superficie de terreno separada del Terreno y del Edificio de 15,418.30 metros cuadrados (165,961 pies cuadrados) identificada como Lote de Estacionamiento Sur del Edificio CJSJZ11 (el “Estacionamiento Lote Sur”), en el entendido que el Estacionamiento Lote Sur junto con el Terreno y el Edificio constituyen la “Propiedad Arrendada”, ubicada en Av. De las Torres No. 2145, Colonia Torres del Sur, Parque Industrial Torres del Sur, CP 32575 (en lo sucesivo el “Parque Industriar’), en Ciudad Juárez, Estado de Chihuahua, México. Un plano de dicha Propiedad Arrendada se adjunta al presente como Anexo “A”. Dicha Propiedad Arrendada confiere al Arrendatario el uso de 147 (ciento cuarenta y siete) espacios de estacionamiento y 5 (cinco) rampas de acceso dentro de las áreas del Terreno y del Edificio y un estacionamiento de asfalto para automóviles en el Estacionamiento Lote Sur, mismas que serán consideradas como parte de la Propiedad Arrendada para los efectos del presente Contrato.		(i) a land surface of 42,822.63 square meters, equivalent to 460, 938.51 square feet (the “Land”), and (ii) an industrial building identified as CJS-JZ-11 with a surface of construction of 17,601.20 square meters, equivalent to 189,457.56 square feet (the “Building”), (iii) a detached from Land and Building land surface of 15,418.30 square meters (165,961 square feet) identified as South Parking Lot of CJSJZ11 Building (the “South Parking Lot”) in the understanding that the South Parking Lot together with the Land and the Building constitute the “Leased Property”, located at Av. De las Torres No. 2145, Colonia Torres del Sur, Torres del Sur Industrial Park ZIP 32575 (hereafter “Industrial Park”), in the City of Juarez, State of Chihuahua, México. A blueprint of such Leased Property is attached hereto as Exhibit “A”. Such Leased Property grants to the Lessee the right to use 147 (one hundred and forty seven) park spaces and 5 drive in doors within the Land and Building and an asphalt automobile parking lot on the South Parking Lot, which will be considered as part of the Leased Property for all purposes of this agreement.

d)	Voluntad de Arrendar. El Arrendador celebra este Arrendamiento con el objeto de formalizar su voluntad de otorgar el uso y posesión temporal de la Propiedad Arrendada “en su estado actual”, en las condiciones físicas, legales y ambientales actuales, bajo los términos y condiciones establecidas en este Arrendamiento.	d)	Willing to Lease. Lessor executes this Lease in order to formalize its will to grant the temporary use and possession of the Leased Property “as is”, in its current physical, legal and environmental conditions, under the terms and conditions set forth by this Lease.

II. El Arrendatario, por conducto de su representante legal declara que:		II. Lessee, through its legal representative, states that:

a)	Constitución y Legal Existencia del Arrendatario. Su representada es una sociedad mercantil debidamente constituida y legalmente existente conforme a las Leyes de México, según consta en la escritura pública	a)	Incorporation and Legal Existence of Lessee. Its principal is a corporation duly incorporated and legally existing pursuant to the laws of Mexico, as evidenced by public deed number 89,815 dated December 2012,

	número 89,815 de fecha 17 de Diciembre del 2012, otorgada ante el Lic. Eduardo Romero Ramos, Notario Público número 4 de Distrito Bravos, Estado de Chihuahua.		granted before Mr. Eduardo Romero Ramos, Notary Public number 4 of Distrito de Bravo, State of Chihuahua.

b)	Facultades y Poderes del Representante del Arrendatario. Su representante legal tiene las facultades y poderes necesarios para celebrar este Arrendamiento y obligar a su representada en los en los términos y condiciones convenidos en el mismo, según consta en la escritura pública número 89,815 de fecha 17 de Diciembre del 2012, otorgada ante el Lic. Eduardo Romero Ramos, Notario Público número 4 de Distrito de Bravos, Estado de Chihuahua; y que hasta esta fecha dichas facultades y poderes no han sido revocados, modificados o limitados en forma alguna.	b)	Authority and Powers of Lessee’s Representative. Its legal representative has the necessary authority and powers to execute this Lease and bind his principal under the terms and conditions hereby agreed, as evidenced by public deed number 89,815 dated December 17, 2012, granted before Mr. Eduardo Romero Ramos, Notary Public number 4 of Distrito de Bravos, State of Chihuahua; and that as of this date such authority and powers have not been revoked, modified or limited in any manner whatsoever.

c)	Aceptación y Reconocimiento del Uso de Suelo Permitido. El Arrendatario expresamente acepta y reconoce que la Propiedad Arrendada tiene un uso de suelo industrial autorizado bajo el Programa de Zonificación aplicable al Municipio de Juárez, Estado de Chihuahua, México; y que el Arrendatario deberá destinar la Propiedad Arrendada exclusivamente para actividades compatibles con dicho uso de suelo y con las leyes y reglamentos de zonificación aplicables.	c)	Acknowledgement of Permitted Land Use Lessee acknowledges and expressly recognizes that the Leased Property has an industrial land use authorized under the Zoning Plan in affect and applicable at the Municipality of Ciudad Juarez, State of Chihuahua, Mexico; and that Lessee shall devote the Leased Property exclusively to activities compatible with such land use and all other applicable and related zoning laws and regulations.

d)	Voluntad de Arrendar. El Arrendatario celebra este Arrendamiento con el objeto de formalizar su voluntad de aceptar el uso y posesión de la Propiedad Arrendada “en su estado actual”, en las condiciones físicas, legales y ambientales actuales, bajo los términos y condiciones establecidas en este Arrendamiento.	d)	Willing to Lease. Lessee executes this Lease in order to formalize its will to accept the temporary use and possession of the Leased Property “as is”, in its current physical, legal and environmental conditions, under the terms and conditions set forth by this agreement.

III. El Arrendador y el Arrendatario (en lo sucesivo conjuntamente identificadas como las “Partes”), declaran que:		III. Lessor and Lessee (hereinafter jointly identified as the “Parties”), state that:

a)	Ratificación de Voluntad. La celebración de este Arrendamiento está libre de cualquier error, violencia, mala fe, lesión o cualquier otro vicio de la voluntad que pudiere afectar la validez de este Arrendamiento; y	a)	Ratification of Consensual Willing. The execution of this Lease is free from any error, violence, bad faith, duress nor any other consensual defect that may affect the validity of this Lease; and

b)	Modalidad “Triple Net”. Las Partes Acuerdan que este Arrendamiento se otorga bajo una modalidad denominada “Triple Net”, conforme a la cual el Arrendatario será responsable por todos los gastos de operación (impuesto predial, seguros, y mantenimiento no estructural). Todos los gastos de operación aplicarán a partir de la Fecha de Ocupación Benéfica (como dicho término se define en la Cláusula Tercera del presente) de la Propiedad Arrendada.	b)	Triple net lease structure. The Parties agree that this Lease is a Triple Net Lease Agreement “NNN” in which the Lessee shall be responsible for all operating expenses (property taxes, insurance, and non- structural maintenance). All operating expenses apply upon the Beneficial Occupancy Date (as such term is defined in Clause Third hereof) of the Leased Property.

c)	Acuerdo para celebrar este Arrendamiento. En consideración de la veracidad y la exactitud de las declaraciones anteriores, las Partes convienen obligarse de conformidad con las siguientes:	c)	Agreement to Commit under this Lease. In consideration of the truth and accuracy of the above mentioned recitals, the Parties agree to oblige themselves in conformity with the following:

CLÁUSULAS		CLAUSES

PRIMERA.- ARRENDAMIENTO DE LA PROPIEDAD ARRENDADA.		FIRST. - LEASING OF THE LEASED PROPERTY.

Sujeto a los términos y condiciones establecidos en este Arrendamiento, el Arrendador en este acto arrienda y otorga el uso y posesión temporal de la Propiedad Arrendada al Arrendatario, y el Arrendatario en este acto arrienda y acepta el uso y posesión temporal de la Propiedad Arrendada por parte del Arrendador, en el estado físico, legal y ambiental en el que se encuentra (“en su condición actual”), con todos sus defectos, si es que los hubiere, junto con las servidumbres y derechos de paso pertenecientes al mismo. Por lo tanto, el Arrendador no hace declaración o garantía alguna respecto de la condición actual de la Propiedad Arrendada, salvo por vicios ocultos y las garantías y manifestaciones en materia ambiental aquí contenidas.		Subject to the terms and conditions set forth herein, Lessor hereby leases and grants the temporary use and possession of the Leased Property to Lessee, and Lessee hereby leases and accepts from Lessor, the temporary use and possession of the Leased Property in the current physical, legal and environmental condition (as-is where-is condition), with all its faults, if any, together with all easements and rights of way appurtenant thereto. Therefore, Lessor makes no representation or guarantee to Lessee regarding the current condition of the Leased Property, except for hidden defects and environmental representations contained herein.

SEGUNDA.- USO PACÍFICO DE LA PROPIEDAD ARRENDADA.		SECOND.- QUIET ENJOYMENT OF THE LEASED PROPERTY.

El Arrendador conviene y acuerda que mientras el Arrendatario cumpla con los términos, acuerdos y condiciones que le correspondan conforme a este Arrendamiento, el Arrendatario deberá tener, disfrutar y usar la Propiedad Arrendada, sin molestia o interferencia alguna, sujeto a los términos, condiciones y acuerdos de este Arrendamiento.		Lessor covenants and agrees that, upon Lessee’s performance of all the terms, covenants and conditions hereof on Lessee’s part to be performed, Lessee shall have, hold and enjoy the Leased Property, without disturbance or interference, subject to the terms, covenants and conditions of this Lease.

TERCERA.- ENTREGA DE LA PROPIEDAD ARRENDADA.	THIRD. - DELIVERY OF THE LEASED PROPERTY.

Ocupación Benéfica.- El Arrendador acuerda entregar al Arrendatario la Propiedad Arrendada al día siguiente de que suceda la última de las siguientes circunstancias: (i) la fecha de firma de este Arrendamiento; (ii) la entrega al Arrendador del original de la Carta de Crédito (según este término se define en la Cláusula Sexta del presente contrato); (iii) la entrega al Arrendador del Depósito en Garantía (según este término se define en la Cláusula Sexta del presente contrato); en lo sucesivo la “Fecha de Ocupación Benéfica”. Las Partes deberán firmar un certificado de ocupación benéfica (“Certificado de Ocupación Benéfica”) en la fecha correspondiente, conforme al formato adjunto al presente como Anexo “D”. En la Fecha de Ocupación Benéfica el Arrendatario tendrá el derecho de entrar a la Propiedad Arrendada para comenzar la instalación de equipo y propósitos similares, de tal forma que no interfiera con el calendario de entrega de la Propiedad Arrendada. Las Partes acuerdan que a partir de la Fecha de Ocupación Benéfica todos los términos y condiciones del Arrendamiento estarán, en pleno vigor y efecto, excepto por el pago de la renta que comenzará en la fecha establecida por las partes en la Cláusula Quinta del presente Arrendamiento.	Beneficial Occupancy.- Lessor agrees to deliver to Lessee the Leased Property the day after the latest occurrence of the following: (i) the date of execution of this Lease; (ii) the delivery to Lessor of the original Letter of Credit (as such term is defined in the Clause Sixth of this agreement); (iii) the delivery to Lessor of the Security Deposit (as such term is defined in the Clause Sixth of this agreement); hereinafter referred to as the “Beneficial Occupancy Date”. The Parties shall execute a certificate of beneficial occupancy (“Certificate of Beneficial Occupancy”) on the corresponding effective date in the form attached hereto as Exhibit “D”. On the Beneficial Occupancy Date the Lessee shall have the right to enter in the Leased Property to commence installation of equipment or similar purposes, and Lessee agrees not to alter the works performed by Lessor. The Parties agree that upon de Beneficial Occupancy Date all the terms and provisions of this Lease shall be in fully force and effect, except the payment of the rent which shall commence and become enforceable on the date agreed by the Parties I accordance with the Clause Fifth hereof.

Entrega Substancial.- El Arrendador acuerda entregar al Arrendatario la Propiedad Arrendada de acuerdo a las especificaciones adjuntas al presente como Anexo “C” (las “Especificaciones”) cuatro meses después de la Fecha de Ocupación Benéfica, Las Partes deberán firmar un certificado de recepción final (“Certificado de Entrega Substancial”) en la fecha correspondiente, conforme al formato adjunto al presente como Anexo “D”. En la Fecha de firma del Certificado de Entrega Substancial, el Edificio deberá estar listo para la instalación completa y operación del equipo de producción, con conexiones adecuadas para los servicios e instalaciones que permitan al Arrendatario el contratar los servicios públicos correspondientes, para los usos que el Arrendatario pretenda darles. En la Fecha de Entrega Sustancial podrá haber elementos pendientes menores de conclusión, listados en una lista de pendientes (la “Lista de Pendientes”). El Arrendador deberá encargarse de completar la Lista de Pendientes inmediatamente, con objeto de	Substantial Completion.- Lessor agrees to deliver to Lessee the Leased Property in accordance with the specifications attached herein as Exhibit “C” (the “Specifications”) four months after the Beneficial Occupancy Date. The Parties shall execute a certificate of final reception (“Certificate of Substantial Completion”) on the corresponding effective date in the form attached hereto as Exhibit “D”. On the date of execution of the Certificate of Substantial Completion, the Building shall be ready for full installation and operation of production equipment, appropriate service connections and installations to allow Lessee to contract the corresponding public utilities, as well as for Lessee’s intended use. On the Substantial Completion Date there may be pending punch list items of minor items, the (“Pending Punch List Items”). Lessor shall carry out the completion of the Punch List Items immediately to have them completed within the following 30 (thirty) calendar days from the

completarlos dentro de los siguientes 30 (treinta) días naturales contados a partir de la Fecha de Entrega Substancial.	Substantial Completion Date.

Si en cualquier día hábil, las condiciones climáticas o las circunstancias (más allá de los mejores esfuerzos del Arrendador por controlarlas) hacen materialmente imposible que el Arrendador cumpla con sus obligaciones bajo este Arrendamiento, éste será considerado como un “Día de Retraso”. Las Partes en este acto convienen que el Arrendador tendrá el derecho de extender el calendario de trabajo para la terminación de la Propiedad Arrendada por 1 (un) día hábil por cada Día de Retraso. Un representante autorizado de cada una de las Partes certificará por escrito lo ocurrido y los días adicionales concedidos, en su caso. Las Partes acuerdan que llevarán a cabo sus mejores esfuerzos con objeto de modificar el calendario de trabajo para cumplir con las nuevas fechas.	If in any working day the weather conditions or circumstances (beyond Lessor’s best efforts to control) make materially impracticable Lessor’s ability to perform its obligations under this Lease, it will be considered as “Delay Day”. The Parties hereto agree that Lessor will be entitled to extend the working schedule for the termination of the Leased Property for one (1) working day for every Delay Day. Each party’s authorized representative will certify in writing the occurrence and additional dates granted if any. The Parties hereto agree that they will conduct their best efforts in order to modify the work schedule to meet the new dates.

CUARTA.- PLAZO DE ARRENDAMIENTO.	FOURTH. - LEASE TERM.

Plazo.- Sin perjuicio de que el término de este Arrendamiento empiece en la fecha de firma del mismo, el plazo inicial de este Arrendamiento deberá contarse a partir de la de la celebración de este Arrendamiento y deberá concluir 5 (Cinco) años después de la Fecha de Inicio de Pago de Renta (como dicho término se define en la Cláusula Quinta del presente contrato) (en lo sucesivo “Plazo del Arrendamiento”), y será obligatorio para ambas Partes.	Term.- Without prejudice that the Lease term starts on the date of execution of this Lease, the initial term of this Lease shall commence upon on the date of execution hereof and shall terminate 5 (five) years after the Rent Commencement Date (as such term is defined in Clause Fifth hereof) (hereinafter referred to as the “Lease Term”), and shall be mandatory for both Parties.

Prórrogas al Plazo del Arrendamiento.- Siempre y cuando el Arrendatario no se encuentre en incumplimiento de cualquiera de sus obligaciones bajo el Arrendamiento, a partir de la celebración del presente Arrendamiento, el Arrendatario tendrá 2 (dos) opciones de prórroga al Plazo del Arrendamiento, cada uno, por 5 (cinco) años. Cada opción de prórroga debe ser ejercida por el Arrendatario, mediante una notificación por escrito entregada al Arrendador de conformidad con los términos del presente para notificaciones, por lo menos con 180 (ciento ochenta) días de anticipación a la fecha de terminación del plazo de Arrendamiento vigente en esa fecha. El Precio de la Renta (según dicho vocablo se define más adelante) aplicable a cualquier prórroga del plazo deberá incrementarse en los términos señalados más adelante.	Extensions to the Lease Term.- Provided that Lessee is not in default of any of its obligations upon the Lease Agreement, upon the date of execution hereof, Lessee shall have 2 (two) options to extend the Lease Term, each for 5 (five) years. Each option to extend shall be exercised by Lessee, by means of a written notice delivered to Lessor, as provided hereunder for notices, with at least 180 (one hundred and eighty) days prior to the termination date of the then term of the Lease. The Lease Price (as such term is defined below) applicable for any extension period hereunder shall be increased as provided herein. The parties shall execute an agreement to formalize the extension of the Lease Term.

Las Partes celebrarán un convenio para formalizar las prórrogas del Plazo del Arrendamiento.

QUINTA.- PRECIO DE LA RENTA.	FIFTH. - LEASE PRICE.

Comenzando en la Fecha de firma del Certificado de Entrega Substancial (en adelante la “Fecha de Inicio de Pago de Renta”), el Arrendatario acuerda pagar al Arrendador el Precio de la Renta de la siguiente forma:	Commencing on the date of execution of the Certifícate of Substantial Completion (hereafter “Rent Commencement Date”). Lessee agrees to pay Lessor the Lease Price as follows:

a) Precio del Arrendamiento. El Arrendatario conviene en pagar al Arrendador por el Arrendamiento de la Propiedad Arrendada, la cantidad de EUA$5.57 (cinco dólares 57/100, moneda de curso legal en los Estados Unidos de América), por año, por pie cuadrado del Edificio, más el correspondiente Impuesto al valor Agregado (“IVA”), que es una cantidad mensual EUA$87,939.88 (ochenta y siete mil novecientos treinta y nueve dólares 88/100, moneda de curso legal en los Estados Unidos de América) más IVA, siendo un monto anual total de EUA$ 1,055,278.61 (un millón cincuenta y cinco mil doscientos setenta y ocho dólares 61/100, moneda de curso legal en los Estados Unidos de América) más IVA (el “Precio del Arrendamiento”).	a) Lease Price. Lessee agrees to pay to Lessor for the lease of the Leased Property the amount of US$5.57 (Five dollars 57/100 Legal Currency of United States of America), per year per square foot of the Building, plus the applicable Value Added Tax (“VAT”), which is the monthly amount of US $87,939.88 (eighty seven thousand nine hundred thirty nine dollars and 88/100 Legal Currency of the United States of America) plus the applicable VAT, which is the annual amount of US$1,055,278.61 (one million fifty five thousand two hundred seventy eight dollars and 61/100 Dollars Legal Currency of the United States of America) plus the applicable VAT. (the “Lease Price”).

b) Pagos del Precio del Arrendamiento. Los abonos mensuales del Precio del Arrendamiento deberán ser pagados por adelantado durante los primeros cinco (5) días hábiles de cada mes durante el Plazo del Arrendamiento y/o sus prórrogas, por el Arrendatario al Arrendador en una cuenta bancaria en Dólares Moneda de Curso Legal en los Estados Unidos de América, designada previamente por escrito por el Arrendador. El Precio del Arrendamiento deberá pagarse en el domicilio del Arrendador, según se conviene en el presente Arrendamiento o en cualquier otro lugar y/o a cualquier otra persona o cuenta bancaria, ya sea en México o en el extranjero, si el Arrendador así lo requiere y así lo notifica por escrito al Arrendatario, con por lo menos 15 (quince) días de anticipación a dicho pago. Al momento de llevar a cabo cualquier pago del Precio del Arrendamiento por el Arrendatario, el Arrendador deberá entregar al Arrendatario, la factura correspondiente, misma que deberá cumplir con todos los requisitos fiscales aplicables.	b) Lease Price Payments. The monthly installments of the Lease Price shall be paid in advance by Lessee to Lessor during the first five (5) business day of each month during the Lease Term and/or its extensions of the Lease into a bank account in Dollars Legal Currency of the United States of America, previously designated by Lessor in writing. The Lease Price shall be paid at the domicile of Lessor, as provided herein or if required by Lessor in any place, and/or to any person or banking account in Mexico or abroad that Lessor notifies in writing to Lessee, at least 15 (fifteen) days in advance. Upon payment of the any installment of the Lease Price by Lessee, the Lessor must deliver the corresponding official invoice to Lessee in compliance with all Mexican tax requirements.

c) Incrementos anuales. A partir del primer aniversario del Plazo del Arrendamiento, y anualmente a partir de dicha fecha, incluyendo cualesquier prórroga al mismo, el Precio del Arrendamiento se incrementará de acuerdo al porcentaje de íncremento del Índice de Precios al Consumidor de Estados Unidos de América de los últimos 12 (doce) meses anteriores. Sin embargo, en ningún caso, el Precio del Arrendamiento podrá ser menor al del año inmediatamente anterior.	c) Annual Escalations. Upon de first anniversary of the Lease Term, and annually thereafter including any extensions thereof, the Lease Price shall increase in accordance with the increase of the Consumer Price Index of the United States of America during the immediately preceding 12 (twelve) months. However, the Lease Price shall never be lower than the precedent year

d) Pagos Tardíos e Intereses Moratorios. En caso de que el Arrendatario no cumpla con su obligación de pago en los términos antes acordados, y sin perjuicio de cualquier derecho o acción del Arrendador establecido en este Arrendamiento o conforme a cualquier ley aplicable, el Arrendatario conviene en pagar intereses moratorios desde el día siguiente a aquél en que debió cumplir con el pago y hasta la fecha efectiva de pago, a una tasa del 12% (doce por ciento) anual.	d) Late Payment and Interest Rate. In the event that Lessee does not comply with its payment obligation in the terms agreed hereon, and without prejudice of any right or remedy of Lessor contained in this Lease or under any applicable laws, Lessee agrees to pay penalty interests as of the next day of the due date thereof and until the effective date of payment, at a rate of 12% (twelve percent) per year.

e) No retención. No compensación. Las Partes convienen en este acto que bajo ninguna circunstancia el Arrendatario podrá retener o compensar el Precio del Arrendamiento o cualquier otro monto pagadero al Arrendador conforme a este Arrendamiento. El Arrendatario en este acto renuncia a cualquier derecho derivado de cualquier ley federal o local para solicitar la reducción del Precio del Arrendamiento por cualesquier razón, excepto por lo dispuesto en la Cláusula Decima Cuarta inciso b) de este Arrendamiento.	e) No retention or compensation. The Parties hereby agree that in no event, Lessee may withhold or set off the Lease Price or any other amount payable to Lessor under this Lease. Lessee hereby waives any right under federal or local laws to request the reduction of the Lease Price for any reason whatsoever, except asset forth in Clause Fourteenth item b) of this Lease.

f) Cambio de Tanque v Bomba de Agua Domestica. Las Partes acuerdan que durante los primeros dos (2) meses contados a partir de la fecha de firma del presente Arrendamiento, el Arrendatario podrá solicitar por escrito al Arrendador incrementar la capacidad del tanque de 16,000 galones y bomba de cinco (5) caballos de fuerza para uso doméstico de agua que se menciona en la Cláusula Séptima, inciso a) ii del presente contrato de arrendamiento, por un nuevo tanque de 60,000 galones y la misma bomba de cinco (5) caballos de fuerza para uso doméstico de agua, y el Arrendador deberá proveer el Derecho de Fuente requerido por la Compañía de Aguas de la Ciudad por 0.8 litros por segundo (LPS) de agua, mismos que serán regresados por el Arrendatario al Arrendador a la	f) Domestic Water Tank and Pump Changes. The Parties agree that during the first two (2) months counted from the date of execution hereof, the Lessee may request the Lessor in writing an upgrade of the domestic water tank of 16,000 gallons and the five (5) horse power pump mentioned in Clause Seventh, item a), ii of this Lease, to a new tank of 60,000 gallons and the same five (5) horse power pump, and Lessor shall supply rights to source for 0.8 LPS of water, same which shall be returned by Lessee to Lessor at the termination of this Lease; in the understanding that the Lessee shall contract

terminación del Arrendamiento; en el entendido que el Arrendatario será responsable de contratar directamente y ser responsable por el pago de la cuota de agua y por todos los depósitos de seguridad requeridos y equipo de medición y pagos adicionales por el uso de agua que será requerido para la operación del Edificio. El incremento o cambio del tanque y bomba traerá como resultado un incremento en el Precio del Arrendamiento que se establece en la presente Clausula de EUA$0.06 por cada pie cuadrado por año, aplicable inmediatamente a partir de la fecha de entrega de dicho tanque y bomba. Las Partes celebrarán un convenio para formalizar los acuerdos correspondientes. Las Partes acuerdan que en el evento de Arrendatario solicite al Arrendador incrementar la capacidad del tanque y bomba y el Derecho de Fuente requerido por la Compañía de Aguas de la Ciudad por 0.8 litros por segundo (LPS) de agua de conformidad con la presente Clausula, el Arrendador podrá aplicar la cantidad de EU$55,000.00 (cincuenta y cinco mil dólares 00/100 Moneda en Curso Lega] de los Estados Unidos de America) para reducir costos relacionados con los 0.8 LPS adicionales de agua.	directly and be responsible for the payment of connection fee of water and for all required security deposits and metering equipment and additionally pay for all use of water that will be required for the operation of the Building. This upgrade will result in an incremental Lease Price set forth in this Clause of $0.06 per each square feet per year applicable immediately upon the delivery of the mentioned tank and pump. The Parties shall execute an amendment agreement to formalize the corresponding agreements. The Parties agree that in the event Lessee request the Lessor the upgrade of the domestic water tank and pump and the supplying of rights to source for 0.8 LPS of water in accordance with this Clause, Lessor would apply the amount of US$55,000.00 (fifty five thousand dollars 00/100 Legal Currency of United States of America) to offset costs related with the additional 0.8 LPS of water.

g) Cambio en los accesos de la Propiedad Arrendada. Las Partes acuerdan que durante los primeros dos (2) meses contados a partir de la fecha de firma del presente Arrendamiento, el Arrendatario podrá solicitar por escrito al Arrendador cambios en el alcance de los trabajos que pudieran resultar en aditivas o deductivas en el acceso propuesto como se establece en el Anexo “A” del presente Arrendamiento. Dependiendo del alcance de los cambios, el Arrendador cobrará o acreditará (según corresponda) en el Precio del Arrendamiento los efectos que resulten por las ordenes de cambio solicitadas por el Arrendatario. Las Partes celebrarán un convenio para formalizar los acuerdos correspondientes.	g) Leased Property Access Changes. The Parties agree that during the first two (2) months counted from the date of execution hereof, the Lessee may request the Lessor in writing changes in the scope of work that may result in additives or deductions to the proposed access scope in Exhibit “A” of this Lease. Depending on the scope changes, Lessor may charge or credit (as applicable) in the Lease Price the resulting effect for the change orders requested by the Lessee. The Parties shall execute an amendment agreement to formalize the corresponding agreements.

SEXTA.- DEPÓSITO EN GARANTÍA Y GARANTÍAS.	SIXTH. - SECURITY DEPOSIT AND GUARANTEES.

a) Depósito en Garantía. El Arrendatario, en la fecha de celebración de este Arrendamiento, deberá entregar al Arrendador un monto equivalente a 2 (dos) abonos mensuales del Precio del Arrendamiento, que es la cantidad de EUA$175,624.66 (ciento setenta y cinco mil seiscientos veinticuatro 66/100, moneda de curso legal en los Estados Unidos de América) (el “Depósito	a) Security Deposit. Lessee, on the date of execution of this Lease, shall deliver to Lessor the amount equivalent to 2 (two) monthly installments of the Lease Price, that is the amount of US$175,624.66 (one hundred seventy five thousand six hundred twenty four dollars 66/100, lawful currency of the United States of America) (“Security Deposit”), as

en Garantía”), como garantía del fiel cumplimiento de las obligaciones del Arrendatario, bajo este Arrendamiento. A la terminación del Plazo del Arrendamiento y aún después de que el Arrendatario haya desocupado la Propiedad Arrendada y el Arrendador haya recibido la Propiedad Arrendada, el Arrendatario se obliga a entregar al Arrendador un certificado de no adeudo emitido por las compañías de servicios públicos correspondientes a cada servicio instalado en la Propiedad Arrendada y, una vez que el Arrendatario haya cumplido con todas sus obligaciones establecidas en este Arrendamiento, el Arrendador devolverá el Depósito en Garantía al Arrendatario, o el monto remanente del mismo que no haya sido aplicado por el Arrendador, sin estar obligado al pago de intereses al Arrendatario, en un plazo que no excederá de 10 (diez días hábiles), a partir de la fecha en que el Arrendatario entregó los certificados de no adeudo de servicios públicos al Arrendador.	security for Lessee’s faithful performance of its obligations hereunder. At the expiration of the Lease Term, and even after Lessee has vacated the Leased Property and Lessor has receipt the Leased Property, Lessee shall deliver to Lessor a non debt certificate issued by the public utilities companies for each utility in the Leased Property and, once Lessee has complied with all its obligations hereunder, Lessor shall return the Security Deposit to Lessee, or so much thereof as has not been used by Lessor, to pay debts of Lessee, without payment of interest to Lessee, within a term not to exceed 10 (ten) business days, as of the date in which Lessee delivered the non-indebtedness letters of utilities to Lessor.

b) Carta de Crédito. En la fecha de firma del presente Arrendamiento el Arrendatario se obliga a entregar al Arrendador una carta de crédito “stand by” transferible, irrevocable y automáticamente renovable por la cantidad de EUA$ 1’900,000.00 (Un Millón Novecientos mil Dólares 00/100, moneda de curso legal en los Estados Unidos de América) Ha “Carta de Crédito”), en favor del Arrendador como garantía de cumplimiento del Arrendatario de conformidad del presente Arrendamiento, en el formato y bajo el mecanismo que se establece en el Anexo B. Las Partes acuerdan que la Carta de Crédito será renovada anualmente durante el Plazo del Arrendamiento y estará vigente hasta que el Arrendatario entregue al Arrendador el Acuerdo de Archivo o la resolución equivalente expedida por PROFEPA (como se establece en la Cláusula Decima Novena del presente contrato) y siempre y cuando no existan obligaciones pendientes de cumplir por parte del Arrendatario bajo el presente Arrendamiento. Las Partes acuerdan que en el evento que la Carta de Crédito sea transferida por el Arrendador, el Arrendador deberá avisar con al menos 30 (treinta) días de anticipación al Arrendatario.	b) Letter of Credit. On the date of execution hereof the Lessee shall deliver to the Lessor a transferable, irrevocable and automatically renewable “stand by” letter of credit for the amount of US $1’900,000.00 (One Million Nine hundred thousand Dollars 00/100, legal currency of United States of America), in favor of Lessor as guaranty of compliance of Lessee’s obligation under the Lease (the “Letter of Credit”), in the form and upon the mechanism set forth in the Exhibit B. The parties agree that the Letter of Credit shall be annually renewable throughout the Lease Term and shall be valid until the Lessee’s delivery of the “Acuerdo de Archivo” or equivalent resolution issued by PROFEPA (as set forth in Clause Nineteenth of this agreement) and provided that there are no Lessee’s pending obligations under this Lease. The Parties agree that in the event of assignment of the Letter of Credit by Lessor, Lessor shall deliver notice to Lessee with at least 30 (thirty) days in advance.

SÉPTIMA.- SERVICIOS PÚBLICOS.	SEVENTH. - UTILITIES.

a) Servicios Públicos. El Arrendador reconoce que el Edificio tiene la viabilidad de toda la infraestructura y las instalaciones necesarias para conectar el Edificio a	a) Utilities. Lessor acknowledges that the Building has the feasibility of all infrastructure and necessary installations to connect the Building to all utilities,

todos los servicios públicos, incluyendo pero no limitado a, electricidad, teléfono, gas natural, agua y drenaje, con las capacidades descritas en este Arrendamiento. Dichas instalaciones darán servicio al Edificio y los servicios públicos serán medidos por separado. El Arrendatario será responsable por la conexión y el pago de todos estos servicios públicos de los cuales es el usuario, y los gastos de su conexión al mismo (incluyendo, pero no limitado a cargos, honorarios, depósitos, cooperaciones, derechos, conexiones y gastos de consumo). No obstante lo anterior, las Partes acuerdan que:		including, electricity, telephone, natural gas, water and sewer, in the capacities described herein. Said installations shall serve the Building and the utilities shall be metered separately. Lessee will be responsible for the hook-up and payment of all of such utilities which it is the user and expenses in connection thereof (including, but not limited to, charges, fees, deposits, “cooperaciones”, “derechos”, hook-up and consumption charges). Nevertheless, the parties agree that:

i.	Energía Eléctrica.- El Arrendador se obliga a aportar los derechos de fuente (Cuota de Cooperación o Aportación) requeridos por la Comisión Federal de Electricidad (“CFE”) respecto de 750 KVA’s contratado directamente con la CFE, y el Arrendatario aportará los derechos de fuente (Cuota de Cooperación o Aportación) requeridos por la CFE respecto de 550 KVA’s contratado directamente con la CFE y pagará todos los costos relacionados como son de manera enunciativa más no limitativa a depósitos/fianzas requeridos, equipo de medición y cuotas de instalación así como pagar por la totalidad del uso de energía que se requiera para la operación de la Propiedad Arrendada. Las Partes acuerdan que cualquier capacidad adicional a la establecida en la presente clausula, así como sus derechos de fuente (Cuota de Cooperación o Aportación) y/o cualquier otro costo relacionado, serán pagados directamente por el Arrendatario a la CFE. Las Partes acuerdan que siempre y cuando el Arrendatario haya entregado al Arrendador la Carta de Crédito y el Depósito en Garantia (definidos en la Cláusula Sexta del presente contrato) y se encuentre en cumplimiento de todas sus obligaciones bajo el Arrendamiento, el Arrendador a más tardar el 1 de Noviembre del 2013, instalará una subestación eléctrica con una capacidad de 1,500 KVA’s, y, siempre y cuando el Arrendatario no se encuentre en incumplimiento de cualquiera de sus obligaciones bajo el Arrendamiento, el Arrendador instalará una segunda subestación	i.	Electrical Power.- Lessor shall provide for the rights to the source (Cuota de Cooperación o Aportación) required by the Mexican Power Company (Comisión Federal de Competencia) (“CFE”) for 750 KVA’s, contract directly with CFE, and Lessee shall provide for the rights to the source (Cuota de Cooperación o Aportación) required by the CFE for 550 KVA’s, contract directly with CFE and shall pay for all costs related including but not limited to the required security deposits/bonds, metering equipment and hook-up fees and as well pay for all use of power that will be required for the operation of the Leased Property. The Parties agree that any additional capacity to the established in this Clause, as well as the rights to the source (Cuota de Cooperación o Aportación) and/or any other related cost, shall be paid directly by Lessee to CFE. The Parties agree, provided that Lessee has delivered to Lessor the Letter of Credit and the Security Deposit (as defined in Clause Sixth of this agreement) and is in full compliance of its obligations under this Lease, Lessor shall no later than November 1st, 2013 install an electrical substation with a capacity of 1,500 KVA’s and on December 1st, 2013, provided that Lessee is not in default of any of its obligations upon the Lease Agreement, Lessor hereby agrees to install a second substation with a capacity of 1,500 KVA’s. The Parties agree that the substations shall be installed within INTERMEX’s property.

con una capacidad de 1,500 KVA’s a más tardar el 1 de Diciembre del 2013. Las Partes acuerdan que las subestaciones serán instaladas dentro de la propiedad del Arrendador.

ii.	Agua.- El Arrendador deberá proveer un tanque de 16,000 galones y una bomba de cinco (5) caballos de fuerza para uso doméstico de agua; y el Arrendatario deberá proveer el Derecho de Fuente requerido por la Compañía de Aguas de la Ciudad por 0.2 litros por segundo (LPS) de agua y se obliga a contratar directamente y ser responsable por el pago de la cuota de agua y por todos los depósitos de seguridad requeridos y equipo de medición y pagos adicionales por el uso de agua que será requerido para la operación del Edificio.	ii.	Domestic Water.- Lessor shall provide a 16,000 gallon water tank and a five (5) horse power pump for domestic use; and the Lessee shall provide for the connection fee (Derecho de Fuente) required by the City Water Company for 0.2 liter per second (LPS) of water and Lessee shall contract directly and be responsible for the payment of connection fee of water and for all required security deposits and metering equipment and additionally pay for all use of water that will be required for the operation of the building.

iii.	Gas.- El Arrendatario se obliga a proveer la infraestructura requerida por la compañía de gas propano y se obliga a contratar de manera directa (incluyendo depósitos en garantía) y pagar por la totalidad del uso de gas propano requerido para la operación del Edificio.	iii.	Gas.- Lessee shall provide for the infrastructure required by the Gas propane Company and shall contract directly (including security deposits) and pay for all use of propane gas required for the operation of the building.

b) Devolución de Derecho de Uso de los Servicios Públicos. Al final del Plazo Inicial de este Arrendamiento, o de cualquier opción de prórroga del mismo según resulte aplicable, el Arrendatario se obliga a devolver al Arrendador el uso de todos los derechos de electricidad (KVA’s), agua y otros servicios públicos aplicables a la Propiedad Arrendada a su propio gasto y costo, que hayan sido proporcionados por el Arrendador al Arrendatario, y se obliga a celebrar cualquier documento que pueda ser razonablemente requerido por el Arrendador o cualquiera de las empresas de servicios públicos para devolver el uso de dichos servicios públicos. El Arrendatario será responsable de pagar el valor de dichos derechos por electricidad (KVA’s), en caso de que no devuelva dichos derechos al Arrendador después de la terminación del Arrendamiento, incluidas las prórrogas, si las hubiere.		b) Utilities Rights Return. At the end of the initial lease Term, or any extension option thereto as applicable, Lessee agrees to return the rights and use to Lessor of all the rights and use for power (KVAs), water and other public utilities applicable to the Leased Property at its own cost and expense, to the extent they were provided by Lessor to Lessee, and agrees to execute any such document as may be reasonably requested by Lessor or any of the public utility companies to return the rights and use of said public utilities. Lessee will be liable to pay to Lessor, the value of such electricity rights (KVA’s), if Lessee fails to return such rights and use to Lessor after the end of the Lease term, including its extensions, if any.

c) Compañías de Servicios Públicos. El Arrendador no tendrá responsabilidad alguna frente al Arrendatario o cualquier tercero, en caso de que cualquier compañía		c) Utility Service Company. Lessor shall not have any type of liability before Lessee or any third party in case any of the utility services companies fail to

de servicios públicos falle en proporcionar el servicio correspondiente en la Propiedad Arrendada, debido al incumplimiento del Arrendatario a pagar oportunamente el servicio correspondiente, o por cualquier otra razón, distinta a la negligencia o mala conducta del Arrendador.	provide the service at the Leased Property due to Lessee’s failure to pay on time the corresponding utility service, or for any other reason, other than by negligence or misconduct of Lessor.

OCTAVA.- MANTENIMIENTO. Las Partes acuerdan lo siguiente:	EIGHTH. - MAINTENANCE. The Parties agree the following:

I. Responsabilidades del Arrendador	I. Lessor’s responsibilities.

a) El Arrendador reconoce ser el responsable por el mantenimiento de la integridad estructural del Edificio, incluyendo: la losa del piso, zapatas, las columnas, los cimientos, las paredes exteriores y los elementos estructurales de acero que soportan la cubierta del techo de metal.	a) Lessor acknowledges being responsible for the maintenance of the structural integrity of the Building, including: the floor slab, footings, columns, foundations, exterior walls, and the structural steel members that support the metal roof decking.

b) Posterior a la recepción del aviso por escrito del Arrendatario, en relación con la necesidad de llevar a cabo el mantenimiento de la integridad estructural de la Propiedad Arrendada, siempre y cuando el Arrendatario, sus empleados, agentes o visitantes no hayan sido negligentes con el uso, manejo, mantenimiento o reparaciones de la Propiedad Arrendada; el Arrendador procederá a llevar a cabo el mantenimiento estructural correspondiente y hacer sus mejores esfuerzos en ejecutarlo con la menor interferencia en el uso normal de la Propiedad Arrendada, por parte del Arrendatario.	b) After receipt of written notice from Lessee, in connection with the need to perform maintenance to the structure of the Leased Property, provided that Lessee, its employees, agents or visitors have not been negligent in the use, handling, maintenance or repairs of the Leased Property; Lessor shall proceed to carry out the corresponding structural maintenance and make its best efforts to execute with minimum interference in Lessee’s normal use of the Leased Property.

II. Responsabilidades del Arrendatario.	II. Lessee’s responsibilities.

a) Excluyendo las responsabilidades del Arrendador, el Arrendatario será responsable de todas las reparaciones y mantenimientos necesarios de la Propiedad Arrendada según sean requeridos en la Propiedad Arrendada, de tiempo en tiempo, y será responsable por los gastos y costos incurridos incluyendo sin limitar, el mantenimiento del interior, del techo, impermeabilización del techo o cubierta de asilamiento, desagües, canaletas, canaletas de bajada, pintura interior y exterior, áreas de estacionamiento, avenidas, aceras, paisaje y remoción de basura durante el Término del Arrendamiento y sus prórrogas, mediante un contratista certificado y de acuerdo con pero no limitado a el manual de mantenimiento que se adjunta como Anexo “E” (el “Manual de	a) Excluding the responsibilities of Lessor, Lessee shall be responsible for all necessary repairs and maintenance of the Leased Property, as may be required from time to time on the Leased Property, at its sole cost and expense, included but not limited to: maintenance of the interior, the roof, roof membrane or deck insulation, drains, gutters, down spouts, interior and exterior paint, parking areas, driveways, sidewalks, landscaping, and garbage removal during the Lease Term and its extensions, through a certified contractor, in accordance but not limited to the maintenance manual herein attached as Exhibit “F” (“Intermex Maintenance Manual”), the recommendations as advised by certified contractors or by the original manufactures, using spare parts

Mantenimiento de Intermex”), las recomendaciones aconsejadas por contratistas certificados o por los fabricantes originales, utilizando partes previamente aprobadas y recomendadas por los fabricantes originales, con el fin de mantener la Propiedad Arrendada en buenas condiciones de seguridad, reparación y apariencia. El Arrendatario tendrá derecho a beneficiarse de garantías de cualquier fabricante o empresa de servicios que hubiere otorgado garantías al Edificio, la Propiedad Arrendada o el equipo instalado en los mismos.	previously approved and recommended by the original manufactures, in order to maintain the Leased Property in a good and safe condition, repair and appearance. Lessee shall have the right to benefit from any and all warranties or guaranties from any manufacturer or service company with respect to the Building, the Leased Property or equipment therein.

b) El Arrendatario concederá al Arrendador, el acceso a la Propiedad Arrendada, previo aviso razonable por escrito, en coordinación con el Arrendatario, con el propósito de llevar a cabo inspecciones para verificar el cumplimiento del Arrendatario, con sus responsabilidades de reparación y mantenimiento según se ha definido en este Arrendamiento.	b) Lessee shall grant Lessor access to the Leased Property, prior reasonable written notice, in coordination with the Lessee, with the purpose of carrying out inspections to verify Lessee’s compliance with the repairs and maintenance responsibilities as defined herein.

NOVENA.- IMPUESTOS.

El Arrendatario será responsable de todos los impuestos causados por la Propiedad Arrendada y/o este Arrendamiento (incluyendo pero no limitado al IVA y al Impuesto Predial), devengados a partir de la firma de este Arrendamiento, con excepción del Impuesto Empresarial a Tasa Única requerido por el Gobierno Federal en contra del Arrendador o sus sucesores.

NINTH. - TAXES

Lessee shall be liable for all taxes caused by the Leased Property and/or this Lease (including but not limited to VAT and Property Tax), accruing from the execution hereof, with the exception of the Income Tax and the Flat Rate Tax (Impuesto Empresarial a Tasa Única IETU), assessed by the Federal Government upon the Lessor or their successors.

El Arrendatario y/o el Arrendador podrán llevar a cabo los procedimientos conducentes a nombre del Arrendador, el Arrendatario o ambos, para impugnar la validez de cualquier imposición respecto a la Propiedad Arrendada, sobre el monto de los impuestos sobre la misma o recuperar cualquier pago sobre los mismos. El Arrendatario y el Arrendador deberán cooperar con el otro respecto de los procedimientos correspondientes, hasta el límite que sea razonablemente necesario. El monto neto de cualesquier impuesto pagado, después del pago de los gastos relacionados con el mismo, deberán revertirse a la parte que los haya efectuado.	Lessee and/or Lessor may file appropriate proceedings in the name of the Lessor, the Lessee or both to challenge the validity of any tax assessment on the Leased Property of the amount of taxes imposed thereon or to recover payment therefrom. Lessee and Lessor shall cooperate with the other with respect to the proceedings so far as is reasonably necessary. The net amount of any taxes recovered, after payment of all expenses in connection therewith, shall revert to the party who made them.

DÉCIMA.- SEGUROS. Las Partes específicamente acuerdan que:	TENTH. - INSURANCE. The Parties specifically agree that:

1. Durante el la vigencia de este Arrendamiento y/o sus prórrogas, el Arrendador contratará a costo y	1. During the Lease Term or any extension hereof, Lessor will contract at Lessee’s cost the

cargo del Arrendatario, las siguientes pólizas de seguro respecto de la Propiedad Arrendada, en la forma y en los montos que se describen más adelante. El Arrendatario se obliga a reembolsar al Arrendador el monto que cubra las primas de los seguros y cualquier deducible o co-aseguro de las mismas. El Arrendatario se obliga a reembolsar anualmente, en Dólares, moneda de curso legal en los Estados Unidos de América, por adelantado y en una sola exhibición, el monto requerido para pagar las primas de los seguros dentro de los 5 (cinco) días siguientes a la recepción de la factura correspondiente:	following insurance policies regarding the Leased Property, of the type and in the amounts described below. Lessee shall reimburse to Lessor the premium of the insurance and any deductibles and coinsurance thereof. Lessee agrees to reimburse Lessor annually, in Dollars, in advance and in one payment, the amount required to pay for the insurance premiums within 5 (five) after receiving the corresponding invoice:

(i) Póliza de seguro que cubra cualquier pérdida o daño causado por incendio, relámpagos, explosión, huracán, granizo, aeronaves, vehículos, humo, terremoto, erupción volcánica, huelgas, motín, vandalismo, inundación, vientos y cualesquier otros riegos presentes o futuros cubiertos por la denominada “Cobertura Amplia para Todo Riesgo” en México, incluyendo pero no limitado a la cobertura para la remoción de escombros, exteriores, errores u omisiones, y en montos suficientes para evitar que el Arrendador y/o el Arrendatario de convertirse en un coasegurador conforme a los términos de la pólizas aplicables, y en cualquier caso y, en todo momento, en un monto no inferior al cien por ciento (100%) del valor nuevo de reemplazo de la Propiedad Arrendada.	(i) Insurance covering any loss or damage caused by fire, lightning, explosion, hurricane, hail, airplanes, vehicles, smoke, earthquake, volcanic eruption, strikes, riots, vandalism, flooding, winds and any other risks now or hereafter covered by the so-called “All Risk Extended Coverage” in Mexico, including but not limited to the coverage of rubbish removal, exteriors, errors or omissions, and in amounts sufficient to prevent Lessor and/or Lessee from becoming a co-insurer under the terms of the applicable policies, and in any event, and at all times, in an amount not less than one hundred (100%) percent of the “new replacement value” of the Leased Property;

(ii) Seguro por Responsabilidad Civil, cubriendo las reclamaciones lesiones o muerte y daño a propiedades por un monto mínimo de EUA$2’000,000.00 Dólares, por siniestro con un endoso de reanudación inmediata.	(ii) General public liability insurance, covering claims for bodily injuries or death and property damage for the minimum amount of $2’000,000.00 Dollars, per occurrence with an endorsement of automatic reinstatement.

(iii) Seguro en contra de cualquier pérdida o daño causado por el mal funcionamiento de calderas (o compresores) o por explosión interna de calderas (o compresores) cubriendo calderas de alta presión (o compresor) instalados en la Propiedad Arrendada, bajo dichos límites como Arrendador, que de tiempo en tiempo razonablemente se requiera; y	(iii) Insurance against loss or damage by boiler (or compressor) malfunction or by internal explosion of boiler (compressor) covering any high pressure boiler (compressor) installed in the Leased Property, in such limits as Lessor, from time to time reasonably requires; and

(iv) Seguro por daños y perjuicios por el valor de la renta y otros gastos, cubriendo el riesgo de pérdida de rentas debido a la ocurrencia de cualquier siniestro establecido en esta Cláusula en el monto de la renta, impuestos y primas de seguros requeridas conforme a este Contrato	(iv) Insurance for consequential damages for the rental value and other expenses, covering risk of loss of rentals due to the occurrence of any casualty set forth in this Clause in the amount of rent, taxes and insurance premiums required hereunder.

2. Los seguros requeridos en esta Cláusula deberán ser emitidos por compañías debidamente autorizadas para llevar a cabo negocios en México que elija el Arrendador.	2. Insurance required in this Clause shall be issued by companies duly licensed to carry out business in Mexico chosen by Lessor.

3. Todas las pólizas de seguros requeridas conforme a este Contrato, deberán designar al Arrendador y al Arrendatario como asegurados, en la medida de sus respectivos intereses en la Propiedad Arrendada. Todas las pólizas de seguros establecidas en el presente contrato deberán contener cláusulas estándar de hipoteca a favor de los acreedores hipotecarios de la Propiedad Arrendada.	3. All insurance policies herein required, shall name Lessor, and Lessee as the insured, to the extent of their interests in the Leased Property. All policies of insurance herein provided for shall contain standard mortgage clauses in favor of the holders of mortgages on the Leased Property.

4. Cada póliza de seguro o certificado de la mismas, emitida conforme a esta Cláusula, deberá contener una cláusula por medio de la cual, el asegurado de que dicha póliza no podrá ser cancelada sin proporcionar un aviso por escrito al Arrendador y al Arrendatario con por lo menos 30 (treinta) días de anticipación a la fecha de cancelación, estableciendo que cualquier pérdida pagadera al Arrendador en la medida de sus intereses en la Propiedad Arrendada bajo dicha póliza, será pagadera, no obstante cualquier acto o negligencia del Arrendatario.	4. Each insurance policy, or certificate thereof, issued pursuant to this Clause, shall contain an agreement by the insurer that such policy shall not be canceled without giving written notice to Lessor and Lessee at least 30 (thirty) days prior to the cancellation and stating that any loss payable to Lessor to the extent of its interests in the Leased Property under any such policy shall be payable, notwithstanding any act or negligence of Lessee.

5. En caso de un siniestro en la Propiedad Arrendada, el Arrendatario se obliga a:	5. In case of a casualty to the Leased Property, Lessee shall:

(i) Dar un aviso al respecto inmediatamente al Arrendador y a comenzar los procedimientos de reclamación de los seguros de forma inmediata.	(i) Promptly give written notice thereof to Lessor and Lessee shall promptly begin the insurance claim proceedings.

(ii) Permitir de forma inmediata al Arrendador, sus empleados, agentes, expertos y/o inspectores, el acceso a la Propiedad Arrendada y entregar al Arrendador, las declaraciones o testimonios de cualquier testigo relevante que se haya encontrado presente en la Propiedad Arrendada al momento del siniestro.	(ii) Immediately allow Lessor, its employees, agents, experts and/or inspectors, without limitation, access to the Leased Property and shall deliver to Lessor, the depositions of any material witness who were present at the Leased Property at the time of the occurrence.

(iii) Entregar al Arrendador copia de cualquier denuncia presentada por el Arrendatario ante las autoridades competentes, dentro de los 5 (cinco) días siguientes a la fecha del siniestro.	(iii) Deliver to Lessor copy of the legal action filed by Lessee before the competent authority, within the following 5 (five) days to the date of the covered risk.

6. Todas las cantidades pagadas en relación de dicho daño o destrucción, menos el costo real, honorarios y gastos, en su caso, incurridos en relación	6. All insurance money paid on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with claim

con los procedimientos de reclamación de los seguros, serán pagados al Arrendador o al Arrendatario, conforme a sus respectivos intereses bajo este Arrendamiento; para la reparación o restauración de la Propiedad Arrendada (en el entendido que la póliza contratada por el Arrendador no se usará para reparar los bienes, materiales, contenidos, equipo o Mejoras del Arrendatario) para quedar en el estado más cercano posible al que tenía inmediatamente antes de dicho daño o destrucción.	proceedings, shall be paid to Lessor, or Lessee, as their respective interests appear under this Lease, in order for them to restore, replace, repair or rebuild the Leased Property, (it is understood that the insurance policy contracted by Lessor shall not protect Lessee’s fixtures, materials, contents, equipment or tenant improvements) as nearly as possible to its condition and character existing immediately prior to such damage or destruction.

7. Para restaurar, reparar y/o reemplazar la porción dañada por la Propiedad Arrendada, las Partes en este Arrendamiento, según sea aplicable, utilizarán los fondos obtenidos por las coberturas de los seguros para dichos reemplazos o restauraciones, pero si los montos efectivamente pagados por la compañía de seguros no cubren el costo total de reparación o restauración de la Propiedad Arrendada, ya sea el Arrendador o el Arrendatario, según resulte aplicable, serán responsables por el pago de la diferencia, basándose en quien sea encontrado responsable por los daños o detrimentos.	7. To restore, repair and/or replace the damaged portion of the Leased Property, the Parties, as applicable shall first use the proceeds of the insurance covering such replacement or restoration, but if the amounts actually paid by the insurance company should not cover the full cost of repairing or restoring the Leased Property, either Lessor or Lessee, as the case may be, shall be liable for the payment of the difference, based on who is found responsible for the damages or detriment.

8. El Arrendatario deberá asegurar su equipo, instalaciones, contenidos, materias primas y las Mejoras del Arrendatario. Las pólizas de seguro y cualquier otro seguro del Arrendatario deberán ser para el exclusivo beneficio del Arrendatario y bajo el control exclusivo del Arrendatario y el Arrendador no tendrá derecho o reclamación alguna respecto de los fondos derivados de las mismas o cualquier derecho derivado de los mismos.	8. Lessee shall insure its equipment, fixtures, contents, raw material and Lessee’s Improvements. The insurance policies and any other insurance carried by Lessee shall be for the sole benefit of the Lessee and under the Lessee’s sole control and Lessor shall have no right or claim to any proceeds thereof or any other rights thereunder.

9. Cada una de las pólizas de seguros de las Partes que aseguren la propiedad tanto del Arrendador como del Arrendatario, deberán contener cláusulas apropiadas que reconozcan esta liberación de responsabilidad y renuncias de derechos de subrogación por parte de sus respectivas aseguradoras.	9. Each party’s policies of insurance insuring the property of either Lessor or Lessee shall contain appropriate provisions recognizing this mutual release and waiving all rights of subrogation by the respective insurance carriers.

DECIMA PRIMERA.- HONORARIOS Y GASTOS.	ELEVENTH. - FEES AND EXPENSES.

a) Gastos de Operación. A partir la Fecha de Ocupación Benéfica, el Arrendatario será responsable del pago de todos los gastos relacionados con el Triple Net (NNN) y gastos de operación en toda el área de la Propiedad Arrendada.	a) Operating Expenses. As from the Beneficial Occupancy Date, Lessee will be responsible to pay all the triple net cost and expenses (NNN) and operating expenses on the entire leasable area of the Leased Property.

b) Gastos y honorarios. Excepto por lo previsto en las disposiciones de este Arrendamiento, cada una de las Partes será responsable por sus propios gastos y los de sus agentes, auditores, abogados y consultores, incurridos en relación con este Arrendamiento.	b) Fees and Expenses. Except as provided in other provisions of this Lease, each party shall be responsible for its own expenses and those of its agents, auditors, attorneys and consultants incurred in connection with this Lease.

c) Honorarios de Comisionistas. Las Partes acuerdan expresamente que los honorarios de intermediación derivados de esta transacción y pagaderos a CBRE, deberán ser pagados bajo los términos acordados en el contrato de servicios de intermediación que será celebrado por separado por las partes correspondientes. Ningún otro servicio de intermediación ha sido contratado por el Arrendatario y/o el Arrendador.	c) Brokerage Fees. The Parties hereof expressly state that the brokerage fee derived from this transaction and payable to CBRE, shall be paid under the terms agreed to in the brokerage services agreement executed separately by the corresponding parties. No other brokerage service or intermediation services have been hired by Lessee and/or Lessor.

DECIMA SEGUNDA.- USO DE LA PROPIEDAD ARRENDADA.	TWELFTH.- USE OF THE LEASED PROPERTY.

a) Uso de la Propiedad Arrendada. El Arrendatario deberá usar la Propiedad Arrendada para uso de oficinas generales, bodega, ensamble, manufactura, procesamiento, empaque, producción, estampado, servicios, reparación, ingeniería, ventas, demostración de productos, entrenamiento de empleados, almacenamiento auxiliar, estacionamiento de coches y algunos otros usos incidentales o relacionados con las operaciones de manufactura, equipo o suministro de cualquier tipo de ensamblaje o fabricación, almacenamiento u oficinas, así como cualquier otra actividad relacionada con las actividades comerciales del Arrendatario conforme con el Uso de Suelo aplicable a la Propiedad Arrendada bajo el Programa de Zonificación en vigor, en el Municipio, Ciudad y Estado correspondientes.	a) Use of the Leased Property. Lessee shall use the Leased Property for general offices, warehouse, assembly, manufacturing, processing, packaging, production, stamping, services, repair, engineering, sales, product demonstration, training of employees, ancillary storage, parking of cars and all other uses incidental or related to manufacturing operations, equipment or supplies or any type of assembly or fabrication, warehouse and office facility or any other activity related to the commercial activities of Lessee in accordance with the Land Use applicable to the Leased Property under the corresponding Zoning Plan in effect at the corresponding Municipality, City and State.

b) Restricciones de Intermex y Cláusulas de Protección. El Arrendatario se compromete a cumplir durante el Plazo de este Arrendamiento y/o sus prórrogas, con todas las restricciones de Intermex y el reglamento del Parque Industrial (las “Restricciones”) adjuntos a este Arrendamiento como Anexo “F”. Las actividades industriales pesadas o actividades con químicos pesados están prohibidas en la Propiedad Arrendada. El Arrendatario podrá usar los materiales necesarios para manufacturar sus productos y llevar a cabo sus actividades comerciales, dentro de las cuales podrán incluirse materiales peligrosos permitidos por las autoridades competentes bajo las leyes ambientales,	b) Restrictions and Protective Covenants. Lessee commits to comply during the Term or its extensions with all Intermex restrictive covenants’ and park regulations attached (the “Restrictions”) herein as Exhibit “F”. Heavy industrial or heavy chemical activities are prohibited in the Leased Property. Lessee may use the necessary materials to manufacture its products and perform its commercial activities which may include hazardous materials permitted by the competent authorities under the applicable environmental, health, safety and civil protection laws, regulations and Mexican Official Standards in effect and applicable to Lessee’s

de salud, seguridad y protección civil, reglamentos y Normas Mexicanas Oficiales en vigor que resulten aplicables a las actividades del Arrendatario. Dichas actividades deberán ser llevada a cabo bajo la única y exclusiva responsabilidad del Arrendatario. El Arrendatario estará también obligado a tener y mantener las instalaciones necesarias para el almacenamiento de dichos materiales peligrosos, mismos que deberán de igual forma cumplir con la normatividad antes mencionada y las Restricciones, incluyendo pero no limitado al reglamento del Parque Industrial en el cual se encuentra ubicada la Propiedad Arrendada.	activities. Such activities shall be carried out at the sole and exclusive responsibility of Lessee. Lessee shall be also obliged to have and maintain the required and necessary installations for the storage of such hazardous materials, same which shall comply with the above regulations and the Intermex Restrictions, including but not limited to the park regulations of the Industrial Parke where the Leased Property is located.

El Arrendador deberá entregar al Arrendatario un aviso por escrito relacionado a cualquier cambio o modificación las Restricciones.	Lessor shall provide Lessee with a written notice related to any change or modification to the Restrictions.

En cualquier caso, el Arrendatario se obliga a mantener la Propiedad Arrendada y/o al Arrendador, libres de cualesquier responsabilidades, obligaciones, daños a su propiedad, sanciones, reclamaciones, acciones, demandas, costos, cargos y gastos que pudieran ser impuestos sobre la Propiedad Arrendada y/o indirectamente, sobre el Arrendador debido a actos u omisiones del Arrendatario que puedan constituir cualquier violación a las disposiciones anteriores.	In any case, Lessee obliges itself to keep the Leased Property and/or the Lessor, free and harmless from any liabilities, obligations, property damages, penalties, claims, actions, suits, costs, charges and expenses which may be imposed upon the Leased Property and/or indirectly upon Lessor due to acts or omissions of Lessee that may constitute any violation of the above mentioned provisions.

c) Leyes y Reglamentos Aplicables. En todos los casos, el Arrendatario deberá llevar a cabo sus actividades dentro de la Propiedad Arrendada en estricto cumplimiento con todas las leyes Federales, Estatales y Municipales aplicables, así como los Reglamentos y Normas Oficiales Mexicanas, incluyendo sin limitar a aquellas relacionadas con la zonificación, protección ambiental, salud, seguridad y protección civil.	c) Applicable Laws and Regulations. In all cases, Lessee shall conduct its activities on the Leased Property in strict compliance with all applicable Federal, State and Municipal laws, regulations and Mexican Official Standards, including but not limited those related to zoning, environmental protection, health and safety, and civil protection.

d) Licencias y Permisos. El Arrendatario por este medio se obliga a obtener los permisos, licencias y autorizaciones requeridas bajo las leyes y reglamentos aplicables para llevar a cabo sus actividades en la Propiedad Arrendada. El Arrendador cooperará razonablemente con el Arrendatario, al exclusivo costo y gasto del Arrendatario, para la obtención de dichos permisos, licencias o autorizaciones.	d) Licenses and permits. Lessee hereby obliges itself to obtain all the permits, licenses and authorizations required under applicable laws and regulations for carrying out its activities at the Leased Property. Lessor will reasonable cooperate with Lessee, at Lessee’s exclusive cost and expense, in obtaining such permits, licenses and authorizations.

DÉCIMA TERCERA.- MEJORAS DEL ARRENDATARIO.	THIRTEENTH. - LESSEE’S IMPROVEMENTS.

El Arrendatario no podrá cambiar la estructura básica, la apariencia exterior o los servicios públicos básicos de la Propiedad Arrendada, ni podrá hacer alteraciones relevantes sin la autorización previa y por escrito del Arrendador, misma que no podrá ser injustificadamente negada. El Arrendatario está autorizado en este acto para llevar a cabo modificaciones o alteraciones menores a la Propiedad Arrendada, a su exclusivo riesgo y gasto, siempre y cuando no alteren la estructura del Edificio (las “Mejoras del Arrendatario”). En cualquier caso, el Arrendatario estará obligado a notificar al Arrendador y a la compañía de seguros que cubra el riesgo asegurado en la Propiedad Arrendada, antes de iniciar cualquier construcción o modificación, a efecto de que ésta última pueda determinar el riesgo que dichas mejoras representan. Todas las Mejoras del Arrendatario deberán ser construidas en una forma correcta y competente por contratistas previamente aprobados por el Arrendador, y usando materiales de buena calidad. La autorización al Arrendatario para llevar a cabo las Mejoras del Arrendatario en la Propiedad Arrendada estará sujeta a la revisión y aprobación previa de los planos y especificaciones correspondientes por parte del Arrendador, quien estará autorizado además para verificar e inspeccionar la correcta ejecución de los trabajos correspondientes a dichas Mejoras del Arrendatario. Dicha verificación e inspección deberá ser a cuenta del Arrendatario, quien deberá reembolsar los costos en los que haya incurrido el Arrendador por dichas actividades.	Lessee may not change the basic structure, the external appearance or basic utility services of the Leased Property, nor make any other major alterations without the express prior written authorization of Lessor, which authorization shall not be unreasonably withheld. Lessee is hereby authorized to make minor alterations or modifications to the Leased Property, at its own risk and expense, so long as they do not alter the structure of the Building (the “Lessee’s Improvements”). In any case, Lessee shall be obliged to notify Lessor and the insurance company that covers the insured risk on the Leased Property before the initiation of any construction or modification, so that the latter can determine the risk that such alterations represent. All Lessees’ Improvements shall be constructed in a good and competent manner by contractors previously approved by Lessor, and using only good quality materials. The authorization for Lessee to carry out any Lessees’ Improvements on the Leased Property shall be subject to the previous review and approval of the relevant layouts and specifications by Lessor, who shall be further authorized to inspect the appropriate execution of the works corresponding to such Lessee’s Improvements. Such review and inspection shall be on the account of Lessee, who shall reimburse the costs incurred by Lessor for such activities.

Todas las instalaciones y/o equipos de cualquier naturaleza que hayan sido instalados en la Propiedad Arrendada por el Arrendatario, a su costo y gasto, ya sea que estén fijas permanentemente a la misma o de cualquier otra forma, que deban continuar siendo propiedad del Arrendatario, deberán ser removidas por el Arrendatario a costo y cargo del Arrendatario a la conclusión o terminación de este Arrendamiento o cualquier prórroga o ampliación al mismo, excepto que el Arrendatario, en la fecha de conclusión o terminación de este Arrendamiento o cualquier prórroga o ampliación al mismo, reciba la confirmación por escrito del Arrendador, por adelantado, en cada caso en específico, que las mejoras	All fixtures and/or equipment of whatsoever nature that shall have been installed in the Leased Property by Lessee, at Lessee’s expense, whether permanently affixed thereto or otherwise, shall continue to be the property of Lessee, and shall be removed by Lessee at Lessee’s expense at the expiration or termination of this Lease or any renewal or extension thereof, unless Lessee at the expiration or termination of this Lease or any renewal extension hereof, receives the written confirmation by Lessor, in advance, in each specific case, that the improvements made on the Leased Property may remain on said property upon expiration of the Lease; provided however, Lessee shall at its own cost and expense, repair any damage

hechas en la Propiedad Arrendada podrán continuar en dicha propiedad a la terminación de este Arrendamiento; siempre y cuando, el Arrendatario a su exclusivo costo y cargo, repare cualquier daño a la Propiedad Arrendada y desocupe la misma en las mismas condiciones en que le fue entregada, excepto por el desgaste causado por el paso del tiempo y uso normal de la misma, en buenas condiciones de orden, presentación y limpieza.	to the Leased Property and vacate the Leased Property in the same conditions as when delivered, except normal wear and tear due to passage of time and reasonable use, in good order, presentation and cleanliness.

A la terminación de este Arrendamiento, todas las mejoras permanentes hechas en la Propiedad Arrendada por el Arrendatario formarán parte de la Propiedad Arrendada sin costo para el Arrendador. Por lo tanto, el Arrendatario en este acto expresamente renuncia a cualquier derecho a recibir una compensación por dichas Mejoras del Arrendatario bajo las leyes que resulten aplicables.	Upon termination of the Lease, all permanent improvements made to the Leased Property by Lessee shall form part of the Leased Property with no cost to Lessor. Therefore, Lessee herein expressly waives any right to receive a compensation for such Lessee’s Improvements under the applicable Laws.

DÉCIMA CUARTA.- DESTRUCCIÓN. Las obligaciones del Arrendador y del Arrendatario estarán reguladas conforme a lo siguiente:	FOURTEENTH. - DESTRUCTION. The liabilities of Lessor and Lessee shall be regulated by the following provisions:

a) Responsabilidades de las Partes. El Arrendador o el Arrendatario, respectivamente serán responsables por los daños a la Propiedad Arrendada o de cualquier otro detrimento causado por su culpa o negligencia, atribuible a ellos o a sus agentes, empleados, visitantes o cualquier otra persona relacionada con ellos. Los montos obtenidos por los seguros de “cobertura amplia” o daños o por los seguros contra pérdida o daños producidos por malfuncionamiento o explosión interna de una caldera (o compresor) o explosión interna de la caldera o por el seguro por daños y perjuicios por valores de renta y cualesquier otros gastos bajo los términos de la Cláusula Décima anterior, será aplicado para indemnizar por daños a la parte afectada, para cubrir todo o parte de los daños antes mencionados, según resulte aplicable, sin liberar a la parte responsable de cubrir los daños que no sean cubiertos por la póliza de seguro en su caso.

a) Liabilities of the Parties. Lessor or Lessee, respectively, shall be liable for damages to the Leased Property or any other detriment caused by their own fault or negligence, attributable to it or to their agents, employees, visitors or any other related person. The proceeds obtained from any “all risk” and damage insurance or insurance against loss or damage by boiler (or compressor) malfunction or by internal explosion of boiler or insurance for consequential damages for rental values and other expenses under the terms of Clause Tenth above, shall be applicable to indemnify the affected party as the case may be, of the above mentioned damages, without releasing the responsible party to cover the damages not covered by the insurance policy.

b) Daño o Destrucción de la Propiedad Arrendada por Causas Atribuible al Arrendador. En caso de que la Propiedad Arrendada sea total o parcialmente dañada o destruida por una causa atribuible al Arrendador, y dicho daño o destrucción prive al Arrendatario del uso de la Propiedad

b) Damage or Destruction of the Leased Property for Caused Attributable to Lessor. In the event that the Leased Property is partially or completely damaged or destroyed for a cause attributable to Lessor, and such damage or destruction prevents Lessee from the use of the

Arrendada, los pagos del Precio del Arrendamiento pagaderos al Arrendador conforme a este Arrendamiento por el periodo en que dicho daño, reparación o restauración continúe, deberán reducirse en proporción al porcentaje en que el uso del Arrendatario de la Propiedad Arrendada se vea impedido. Excepto por esa reducción, en lo que sea posible considerando el daño, todas las demás obligaciones del Arrendatario conforme a este Arrendamiento deberán ser cumplidas por el Arrendatario, y el Arrendatario no tendrá derecho a ninguna reclamación en contra del Arrendador por cualesquier daños o detrimento sufrido en razón de dicha destrucción, daño reparación o reconstrucción.	Leased Property, the installments of the Lease Price payable by Lessee hereunder for the period during which such damage, repair or restoration continues, shall be abated in proportion to the percentage to which Lessee’s use of the Leased Property is impaired. Except for such abatement, as may be possible, considering the damage, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage or other detriment suffered by reason of any such destruction, damage, repair or restoration.

Si el Arrendatario queda impedido de usar el Edificio que forma parte de la Propiedad Arrendada o queda impedido en forma tal que no pueda usarse para su objeto, por causas atribuibles al Arrendador, entonces ningún pago del Precio del Arrendamiento deberá hacerse mientras el Edificio no pueda usarse.	If Lessee is prevented from using the Building which is part of the Leased Property or to such an extent that Lessee may not use it for the purposes attributable to Lessor, then no lease payments shall be paid during the time that the Building is not usable.

En caso de que la Propiedad Arrendada sea total o parcialmente dañada o destruida por cualquier causa atribuible al Arrendador, el Arrendador se obliga a restaurar la Propiedad Arrendada con objeto de que el Arrendatario pueda usarla para los propósitos establecidos en este Arrendamiento. Si la Propiedad Arrendada es totalmente destruida, o si su destrucción excede del setenta y cinco por ciento (75%) del valor total asegurado del Edificio y dicha destrucción sea por causas atribuibles al Arrendador, el Arrendador o el Arrendatario tendrán el derecho independiente de elegir que el Edificio sea o no sea reconstruido. En dicho caso, este Arrendamiento se dará por terminado sin ninguna responsabilidad para las Partes dentro de los 30 (treinta) días siguientes a que la notificación por escrito del daño sea entregada, ya sea al Arrendador o al Arrendatario, por la otra parte.	If the Leased Property is damaged or destroyed by any cause attributable to Lessor, Lessor agrees to restore the Leased Property in order that Lessee can use it for the purposes stated in this Lease. However, if the Leased Property is completely destroyed or if its destruction exceeds seventy five percent (75%) of the then full insurable value of the Building and such destruction is due to causes attributable to Lessor, Lessor or Lessee shall have the right to elect that the Building is not rebuild. In such case, this Lease shall terminate without further responsibility to the Parties within 30 (thirty) days after written notice of the damage is delivered either to Lessor or Lessee by the other party.

El porcentaje del valor asegurado antes mencionado, deberá ser determinado por el ajustador de la compañía de seguros que haya emitido las pólizas establecidas en este Arrendamiento. Si el Edificio no puede ser razonablemente reconstruido dentro de los siguientes 6 (seis) meses, el Arrendador y/o el Arrendatario tendrán el derecho independiente de terminar el Arrendamiento sin ninguna responsabilidad para las Partes, excepto las que las partes tienen la intención de	The percentage of the insurable values herein above referred to, shall be determined by the insurance claims adjuster of the insurance company with which the insurance provided for in this Lease is issued. If the Building cannot be reasonably restored in 6 (six) months then, Lessor and/or Lessee shall have the independent right to terminate this Lease without further responsibility to the Parties, except those obligations intended to survive the termination of the

que sobrevivan la terminación del Arrendamiento.	Lease.

c) Daño o Destrucción de la Propiedad Arrendada por Causas Atribuibles al Arrendatario. En caso de que la Propiedad Arrendada sea total o parcialmente dañada y dicho daño sea atribuible al Arrendatario, agentes, empleados o visitantes, este Arrendamiento deberá continuar en pleno vigor y efecto y el Arrendatario se obliga a continuar pagando el Precio del Arrendamiento, ya sea directamente o a través de seguro, como si estuviera utilizando el Edificio, salvo el caso de que su pérdida esté cubierta por un seguro de renta y la compañía de seguros pague el monto total del Precio del Arrendamiento, todo ello de conformidad con el presente.

c) Damage or Destruction of the Leased Property for Caused Attributable to Lessee If the Leased Property is damaged totally or partially and such impediment is imputable to Lessee, or its agents, employees or visitors, this Lease shall continue un full force and effect and Lessee shall continue to pay the Lease Price either directly or by means of the insurance, as if it were using said Building, unless this loss is covered by rent insurance and the insurance company pays the full amount of the Lease Price, pursuant to the terms hereunder.

d) Reducción en el Precio del Arrendamiento. En el caso de que las Partes no convengan la reducción al Precio del Arrendamiento en los términos de esta Cláusula, cada parte deberá designar a un experto, y si ambos expertos no llegan a un acuerdo, dichos expertos deberán designar a un tercer experto. La resolución de la mayoría de los expertos será definitiva y obligatoria para las Partes. Si las Partes convienen en designar un solo experto, su decisión final será definitiva y obligatoria para las Partes.

d) Lease Price Reduction. In the event the Parties do not agree in the Lease Price deduction in the terms of this Clause, each party shall designate an expert, and if both experts disagree, the experts will designate a third expert. The resolution of the majority of the experts shall be final and binding upon the Parties. If the Parties agree on designating only one expert, his decision shall be final and binding upon the Parties.

e) Cumplimiento con las Leyes Aplicables y Requerimientos Gubernamentales. Ambas Partes acuerdan cumplir con todas las leyes aplicables, reglas y reglamentos, así como a los requerimientos y órdenes gubernamentales respecto de este Arrendamiento y el uso de la Propiedad Arrendada.

e) Compliance with Applicable Laws and Governmental Requirement. Both Parties agree to comply with all applicable laws, rules, and regulations, as well as governmental requirements and orders regarding this Lease and the use of the Leased Property.

f) Responsabilidades Laborales. El Arrendatario declara y reconoce que todas las responsabilidad laborales respecto del uso de la Propiedad Arrendada serán responsabilidad única y exclusiva del Arrendatario, incluyendo pero no limitado a, la indemnización a todo el personal del Arrendatario o la compañía que utilice la Propiedad Arrendada, ya sean sindicalizados o no, confidencial, temporal u otros, pago de cuotas al Instituto Mexicano del Seguro Social, pago de impuestos federales, estatales o municipales, pago de cuotas sindicales y cualquier otro costo o gasto que pueda derivar de una relación de trabajo o laboral. Asimismo, toda la

f) Labor Liabilities. Lessee declares and acknowledges that all labor responsibilities regarding the use of the Leased Property will be the sole and exclusive responsibility of the Lessee, including without limitation, indemnification to all personnel of the Lessee or the company using the Leased Property, whether unionized or not, confidential, temporary or other, payment of fees to the Mexican Social Security Institute, payment of federal, state or municipal taxes, payment of union fees and any other cost or fee that could derive from the working relationship. Likewise, all of the labor responsibility derived from any of Lessor’s

responsabilidad laboral derivada de cualesquier obligación de mantenimiento del Arrendador respecto de la Propiedad Arrendada será única y exclusiva responsabilidad del Arrendador, incluyendo sin limitación la indemnización a todo el personal del Arrendador, ya sean sindicalizados o no, confidencial, temporal u otros, pago de cuotas al Instituto Mexicano del Seguro Social, pago de impuestos federales, estatales o municipales, pago de cuotas sindicales y cualquier otro costo o gasto que pueda derivar de una relación de trabajo o laboral.		maintenance obligations with respect to the Leased Property will the sole and exclusive responsibility of the Lessor, including without limitation, indemnification to all personnel of the Lessor, whether unionized or not, confidential, temporary or other, payment of fees to the Mexican Social Security Institute, payment of federal, state or municipal taxes, payment of union fees and any other cost or fee that could derive from the working relationship.

e) Rotura de cristales. El Arrendatario será responsable por la rotura de vidrios en la Propiedad Arrendada, excepto que ésta sea causada por el Arrendador.		g) Glass Breakage. Lessee shall be responsible for any glass breakage in the Leased Property, unless it is caused by Lessor.

h) Equipo, Instalaciones. Contenidos, Materia Prima v Mejoras del Arrendatario. El Arrendatario será responsable por su equipo, instalaciones, contenidos, materia prima y Mejoras del Arrendatario.		h) Equipment, Fixtures, Contents, Raw Material and Lessee’s Improvements. Lessee shall be responsible for its equipment, fixtures, contents, raw material and Lessee’s Improvements.

DÉCIMA QUINTA.- OBLIGACIONES ESPECIFICAS DEL ARRENDATARIO.		FIFTEENTH. - SPECIFIC OBLIGATIONS OF LESSEE.

Durante el Plazo de Arrendamiento y en adición a cualquier otra obligación contenida en este Arrendamiento, el Arrendatario deberá cumplir con las siguientes obligaciones específicas:		During the Term of the Lease and in addition to any other obligation contained herein, Lessee shall comply with the following specific obligations:

1.	Indemnizar al Arrendador por cualquier daño, costo, reclamación o detrimento a la Propiedad Arrendada causada por cualquier acto del Arrendatario, sus agentes, empleados y/o visitantes, que no esté cubierto por los seguros contratados por el Arrendador y reembolsados por el Arrendatario en términos del presente.	1.	Indemnify Lessor from any damages, cost, claims or detriment to the Leased Property caused by any act of Lessee, its agents, employees and/or visitors, not covered by the insurance policies contracted by Lessor and paid by Lessee, as provided hereunder.

2.	Prohibir el acceso de cualquier material peligroso o contaminante a la Propiedad Arrendada, que no sean permitidos bajo los términos de este Arrendamiento.	2.	Prohibit the access of any hazardous materials or contaminant to the Leased Property which are not permitted under the terms of this Lease.

3.	No modificar o alterar la forma o cualquier parte de la Propiedad Arrendada sin el consentimiento previo y por escrito del Arrendador.	3.	Do not modify or alter the form or any part of the Leased Property without Lessor’s prior written consent.

4.	A la terminación de este Arrendamiento,	4.	At the termination of this Lease, deliver back

	devolver al Arrendador la Propiedad Arrendada en la misma forma en que lo recibió, excepto por el desgaste normal por su uso y paso del tiempo.		to Lessor the Leased Property in the same form as received, except for customary wear and tear due to passage of time and use.

5.	Mantener las pólizas de seguro en los términos convenidos en este Arrendamiento, y reembolsar al Arrendador el pago de la prima de seguro en los términos requeridos en este Arrendamiento.	5.	Maintain the insurance policies as agreed herein, and reimburse to Lessor payment of the insurance premiums as required hereunder.

6.	Cumplir con las Restricciones y con cualesquier otra ley, reglamento, reglas o normas administrativas relacionadas con la Propiedad Arrendada.	6.	Comply with the Restrictions and with any other laws, regulations, rules or administrative orders relating to the Leased Property.

DÉCIMA SEXTA.- CASOS DE INCUMPLIMIENTO. RECURSOS Y FUERZA MAYOR.		SIXTEENTH. - EVENTS OF DEFAULT. RECOURSES AND FORCE MAYOURE.

a) Incumplimiento del Arrendamiento. En adición a cualquier otro evento definido en este Arrendamiento como caso de incumplimiento, la ocurrencia de uno o más de los siguientes eventos durante el Plazo del Arrendamiento y/o sus prórrogas, constituirán un caso de incumplimiento por parte del Arrendatario (cada uno. un “Caso de Incumplimiento”): (i) si el Arrendatario incumple con el pago de cualquier cantidad adeudada durante el Plazo del Arrendamiento y/o sus prórrogas y dicho incumplimiento no sea remediado dentro de los 15 (quince) días siguientes al aviso correspondiente al respecto por parte del Arrendador al Arrendatario, (ii) si el Arrendatario usa u opera la Propiedad Arrendada para un uso distinto al uso autorizado por este Arrendamiento, (iii) cualquier seguro que deba ser directamente contratado por el Arrendatario de conformidad con este Arrendamiento sea cancelado, terminado o vencido, (iv) si el Arrendatario intenta o lleva a cabo cualquier cesión, subarrendamiento o de cualquier forma transmite cualquier derecho que le corresponda u obligaciones derivadas de este Arrendamiento, sin el consentimiento previo y por escrito del Arrendador, (v) si el Arrendatario incumple con cualquiera los requerimientos ambientales establecidos en la Cláusula Décimo Novena, (vi) si el Arrendatario incumple con su obligación de cumplir con los reglamentos aplicables a la Propiedad Arrendada, incluyendo las modificaciones que se lleven a cabo en lo futuro, (vii)		a) Lessee Default. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events during the Term and/or its extensions, shall constitute an event of default hereunder by Lessee (each, an “Event of Default”): (i) if Lessee fails to pay any sum when due hereunder, within the Lease Term or its extensions, and such failure is not remedied within 15 (fifteen) days after notice thereof from Lessor to Lessee, (ii) Lessee operate or use the Leased Property for any use other than the use authorized by this Lease, (iii) any insurance to be directly contracted by Lessee pursuant to this Lease is cancelled, terminated or expired, (iv) Lessee attempts or carries out any assignment, subleasing or other transfer of any Lessee’s rights or obligations derived from this Lease without Lessor’s prior written consent, (v) Lessee breaches any of the environmental requirements of Clause Nineteenth, (vi) Lessee fails to abide or comply with any applicable regulations to the Leased Property, including its amendments from time to time, (vii) Lessee fails to perform any of the other covenants, terms or conditions of this Lease to be performed by Lessee (other than any monetary default), and, unless expressly provided elsewhere in this Lease, such default shall continue for 30 (thirty) days after notice thereof from Lessor to Lessee, or, in the case of a default which cannot with due diligence be cured

si el Arrendatario incumple con cualesquier otro convenio, términos o condiciones de este Arrendamiento que deban ser cumplidos por el Arrendatario (que no sea un incumplimiento de pago) y, excepto que así esté establecido expresamente en este Arrendamiento, dicho incumplimiento continúe por más de 30 (treinta) días posteriores al fecha en que se recibió el aviso correspondiente por parte del Arrendador al Arrendatario, o, en caso de que dicho incumplimiento no pueda ser subsanado con la debida diligencia dentro de dicho período de 30 (treinta) días, el Arrendatario incumple, con comenzar a subsanar dicho incumplimiento de forma inmediata dentro de dichos 15 (quince) días y posteriormente prosigue en subsanar dicho incumplimiento hasta completar tales acciones, (viii) el Arrendatario suspende operaciones en o abandona la Propiedad Arrendada por un periodo que exceda de 30 (treinta) días, (ix) el Arrendatario presenta una solicitud voluntaria de concurso mercantil conforme al artículo 20 de la Ley de Concursos Mercantiles (el “Código”), o una solicitud es presentada en contra del Arrendatario conforme al artículo 21 del Código y no es retirada o el Arrendatario presentan una solicitud o petición de reestructura o recurso similar conforme a cualquier ley de concursos mercantiles, quiebras o cualquier ley aplicable, o busquen o consientan la designación de un síndico u cualquier otro custodio de cualquier porción substancial de los bienes del Arrendatario o cualquier porción de la Propiedad Arrendada; o (x) un embargo o reclamación es presentada en contra de la Propiedad Arrendada derivada por cualquier obra o trabajo llevado a cabo por o en nombre del Arrendatario y el Arrendatario incumple con cancelar dicho embargo o subsanar dicha reclamación dentro de los 30 (treinta) días después de la solicitud correspondiente al respecto.	within 30 (thirty) days, Lessee fails to commence such cure promptly within such 30 (thirty) day period and thereafter diligently prosecute such cure to completion, (viii) Lessee ceases operations on or abandons the Leased Property for a period in excess of 30 (thirty) days, (ix) Lessee files a voluntary petition of mercantile contest (“Concurso Mercantil”) within the meaning of Article 20 of the Bankruptcy Law (Ley de Concursos Mercantiles) (the “Code”), or a petition is filed against Lessee under Article 21 of the Code and is not dismissed, or Lessee files any petition or answer seeking reorganization or similar relief under any bankruptcy or other applicable law, or seeks or consents to the appointment of a receiver or other custodian for any substantial part of Lessee’s properties or any part of the Leased Property; or (x) a lien or claim is filed against the Leased Property arising out of any work performed by or on behalf of Lessee and Lessee fails to discharge such lien or remedy such claim within 30 (thirty) days after the filing thereof.

b) Incumplimiento del Arrendador. En caso de que el Arrendador incumpla con cualquier acuerdo que debiera ser cumplido conforme a este Arrendamiento y dicho incumplimiento continúe sin subsanarse por un periodo de 30 (treinta días posteriores del aviso correspondiente al Arrendador o, en caso de un incumplimiento que no pueda ser subsanado con la debida diligencia dentro de los 30 (treinta) días siguientes, el Arrendador incumple en iniciar las acciones necesarias para subsanar dicho incumplimiento dentro de dicho periodo de 30 (treinta)	b) Lessor Default. In the event Lessor fails to perform any covenant required to be performed by Lessor under this Lease and such failure shall continue unremedied or uncorrected for a period of 30 (thirty) days after notice to Lessor, or, in the case of a default which cannot with due diligence be cured within 30 (thirty) days, Lessor fails to commence such cure promptly within such 30 (thirty) day-period and thereafter diligently prosecute such cure to completion, Lessee may pursue any remedies available to Lessee as hereinafter provided.

días y, posteriormente, continúa su subsanación hasta completarla, el Arrendatario podrá seguir cualquier acción que le corresponda conforme a lo aquí señalado.

c) Recursos. Al momento de ocurrir un Caso de Incumplimiento o, después de haber transcurrido cualquier periodo de gracia o de cura, la parte que sufra el incumplimiento tendrá el derecho a ejercer cualesquier recursos disponibles conforme a la leyes aplicables, incluyendo sin limitación alguna, su derecho a solicitar la ejecución forzosa o el pago de los daños en la medida permitida por dichas leyes. En adición a lo anterior, la parte que sufra el incumplimiento tendrá el derecho de rescindir este Arrendamiento mediante un aviso con 30 (treinta) días de anticipación sin necesidad de intervención judicial, las Partes convienen que dicho acuerdo es un Pacto Comisorio Expreso de conformidad con las leyes aplicables. En dicho caso y no obstante cualquier recisión, la Parte que de por terminado este Arrendamiento mantendrá y no renuncia a sus derechos a proseguir cualesquier y todas las reclamaciones que pueda tener en contra de la parte incumplida en virtud de dicho incumplimiento.	c) Remedies. Upon the occurrence of an Event of Default or, after the passage of any applicable grace or cure period, the non-defaulting party shall have the right to pursue any remedies available to it under applicable laws including, without limitation, the right of specific performance or payment of damages to the extent permitted by such laws. In addition, the non-defaulting party shall have the right to rescind this Lease upon 30 (thirty) days’ prior notice without the need of judicial intervention, the Parties specifying that such agreement is a commissary pact (Pacto Comisorio Expreso) pursuant to laws and applicable case law. In such case and notwithstanding any such rescission, the party terminating this Lease shall retain and does not waive its rights to pursue any and all claims it may have against the defaulting party on account of such default.

d) Pena por Incumplimiento. Si ocurre cualquier Caso de Incumplimiento por parte del Arrendatario, y por cualquier razón este Arrendamiento se da por terminado debido a dicho Caso de Incumplimiento del Arrendatario, el Arrendatario deberá pagar al Arrendador una pena equivalente al monto del saldo pendiente al total del Precio del Arrendamiento de este Arrendamiento pendiente más todos los gastos de operación (triple net), más cualesquier costos y gastos por la terminación de este Arrendamiento.	d) Default Penalty. If an Event of Default of Lessee occurs, and for any reason this Lease shall be terminated due to such Event of Default of Lessee, Lessee shall pay Lessor as penalty an amount equal to the outstanding balance of the Lease Price and all operating expenses (triple net cost), plus any termination costs and expenses.

e) Fuerza mayor. Cualquier obligación de una de las Partes (diferente a la obligación del Arrendatario de pagar el Precio de la Renta) que se retrase o no cumpla debido a una Causa de Fuerza Mayor, no constituirá un incumplimiento conforme a este Arrendamiento y deberá cumplirse dentro un plazo razonable después de que concluya el motivo de incumplimiento o por el cual se haya demorado el cumplimiento de la misma.	e) Force Majeure.–Any obligation of a party (other than Lessee’s obligation to pay the Lease Price) which is delayed or not performed due to Force Majeure shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

DÉCIMA SEPTIMA.- DERECHO DEL ARRENDADOR DE CUMPLIR LAS OBLIGACIONES DEL ARRENDATARIO. -	SEVENTEENTH. - LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS.

Si el Arrendatario en cualquier momento incumple con	If Lessee shall at any time fail to perform any one or

una o más de sus obligaciones contenidas en este Arrendamiento, el Arrendador podrá, sin estar obligado a ello y sin renunciar o liberar al Arrendatario de cualquier obligación del Arrendador contenida en este Arrendamiento y a partir del 30° (trigésimo) día posterior a que éste haya entregado un aviso por escrito al respecto al Arrendatario (o sin necesidad de dicho aviso, en caso de emergencia), llevar a cabo cualquier acto en representación del Arrendatario que conforme a este Arrendamiento se requiere que éste lleve a cabo, así como todas las acciones que puedan resultar necesarias para tales efectos. Todas las sumas razonables pagadas por el Arrendador y todos los costos y gastos incurridos por éste en relación con el cumplimiento de cualquiera de dichas obligaciones del Arrendatario, deberá ser pagada por el Arrendatario al Arrendador dentro de los 30 (treinta) días siguientes de recibir el aviso por escrito correspondiente.	more of its agreements made in this Lease, Lessor, after 30 (thirty) days written notice to Lessee (or without notice in the case of an emergency) and without waiving or releasing Lessee from any obligation of Lessee contained in this Lease, may, but shall be under no obligation, undertake any act on Lessee’s behalf that is required to be provided in this Lease and may enter upon the Leased Property for that purpose and take all such action thereon as may be necessary therefore. All reasonable sums paid by Lessor and all reasonable costs and expenses incurred by Lessor in connection with the performance of any such obligation of Lessee, shall be payable by Lessee to Lessor within 30 (thirty) days after receiving written notice.

DÉCIMA OCTAVA.- DERECHO DEL ARRENDATARIO DE CUMPLIR LAS OBLIGACIONES DEL ARRENDADOR.-	EIGHTEENTH. - LESSEE’S RIGHT TO PERFORM LESSOR’S COVENANTS.

Si el Arrendador en cualquier momento incumple con una o más de sus obligaciones contenidas en este Arrendamiento, el Arrendatario podrá, sin estar obligado a ello y sin renunciar o liberar al Arrendador de cualquier obligación del Arrendador contenida en este Arrendamiento y a partir del 30° (trigésimo) día posterior a que éste haya entregado un aviso por escrito al respecto al Arrendador (o sin necesidad de dicho aviso, en caso de emergencia), llevar a cabo cualquier acto en representación del Arrendador que conforme a este Arrendamiento se requiere que éste lleve a cabo, así como todas las acciones que puedan resultar necesarias para tales efectos. Todas las sumas razonables pagadas por el Arrendatario y todos los costos y gastos incurridos por éste en relación con el cumplimiento de cualquiera de dichas obligaciones del Arrendador, deberá ser pagada por el Arrendador al Arrendatario dentro de los 30 (treinta) días siguientes de recibir el aviso por escrito correspondiente.	If Lessor shall at any time fail to perform any one or more of its agreements made in this Lease, Lessee, after 30 (thirty) days written notice to Lessor (or without notice in the case of an emergency) and without waiving or releasing Lessor from any obligation of Lessor contained in this Lease, may, but shall be under no obligation, undertake any act on Lessor’s behalf that is required to be provided in this Lease and take all such action thereon as maybe necessary therefore. All reasonable sums paid by Lessee and all reasonable costs and expenses incurred by Lessee in connection with the performance of any such obligation of Lessor shall be payable by Lessor to Lessee within 30 (thirty) days after receiving written notice.

DÉCIMA NOVENA. - CLÁUSULA AMBIENTAL.	NINETEENTH.- ENVIRONMENTAL CLAUSE.

a) Declaraciones del Arrendador. El Arrendador declara que la Propiedad Arrendada actualmente está libre de cualquier tipo de contaminación, derrame, accidente de naturaleza ecológica o disposición final, manejo o reciclaje de cualquier substancia, material o	a) Lessor’s representations. Lessor represents that the Leased Property is currently free and clear of any type of pollution and/or contamination, spill, accident of ecological nature or final disposal or handling or recycling of any substance, material or waste,

residuos, incluyendo pero no limitado a aquellos considerados peligrosos bajo las Leyes Ambientales. El Arrendador conviene en defender, mantener en paz y a salvo al Arrendatario de cualquier responsabilidad, incluyendo multas, respecto de las cuales el Arrendatario sea requerido para pagar debido a las condiciones preexistentes a la fecha de entrega de la Propiedad Arrendada al Arrendatario, y/o por las condiciones que resulten de cualquier acto, omisión o declaración falsa del Arrendador, en cada caso, ya sea que el conocimiento sobre dicha condición haya o no surgido posteriormente a dicha fecha de entrega, las cuales resulten en dicha responsabilidad y/o sanción. El Arrendador deberá entregar un Estudio Ambiental Fase I y un Estudio Ambiental Fase II (en caso de ser requerido por el Fase I) actualizados, con objeto de de probar al Arrendatario que la Propiedad Arrendada está libre de cualquier contaminación y/o responsabilidad ambiental. El Arrendador será responsable únicamente por las condiciones ambientales de la Propiedad Arrendada que ocurran como resultado de cualquier y todos los eventos anteriores a la Fecha de Terminación Substancial.	including without limitation, those deemed hazardous under the terms of the Environmental Law. Lessor agrees to save, defend and hold Lessee harmless against any liability, including penalties, which Lessee would be required to pay due for conditions existing prior to the date of delivery of the Leased Property to Lessee, and/or for conditions which result from any act, omission or misrepresentation of Lessor, in each case, whether or not knowledge of such condition arises after such delivery date, which directly or indirectly results in such liability and/or penalty. Lessor shall provide an updated Phase I and Phase II environmental study (if required by the Phase I) in order to prove Lessee the Leased Property is free of any contamination and/or environmental liability. Lessor is solely responsible for the environmental conditions of the Leased Property that occur as a result of any and all events prior to the Substantial Completion Date.

b) Declaraciones del Arrendatario. El Arrendatario se obliga, a partir de y posteriormente a la Fecha de Entrega y durante todo el Plazo del Arrendamiento, incluyendo cualquier prórroga al mismo en caso de ser aplicable, a mantener la Propiedad Arrendada en una forma tal que se encuentre en cumplimiento con las Leyes Ambientales, libre de, y no será objeto de, cualquier derrame, accidente de naturaleza ecológica o disposición final o reciclaje de cualquier substancia, material o residuos, incluyendo sin limitación, aquellos considerados como peligrosos o no permitidos conforme a las Leyes Ambientales, sus reglamentos o las normas oficiales mexicanas aplicables. Para el caso de que ocurra un accidente ambiental, el Arrendatario se obliga a notificarlo por escrito de forma oportuna al Arrendador y a las autoridades correspondientes, según sea requerido. Si cualquier contaminación de suelo ocurre en la Propiedad Arrendada después de la entrega al Arrendatario de la Propiedad Arrendada, el Arrendatario se obliga a presentar una notificación por escrito al respecto, ante las autoridades gubernamentales. El Arrendatario se obliga a entregar una copia al Arrendador de la notificación entregada a las autoridades gubernamentales, en caso de que así sea requerido por las Leyes Ambientales. El	b) Lessee’s representations. Lessee commits, from the Delivery Date and thereafter during the whole Initial Term of the Lease and any extensions thereto as applicable, to maintain the Leased Property in a manner which is compliant with Environmental Law, free of, and will not be subject to, any spill, accident of ecological nature or final disposal or recycling of any substance, material or waste, including without limitation, those deemed hazardous under, or not permitted under the terms of the Environmental Law, its regulations or the applicable Mexican official norms. In the event of an environmental accident occurred, the Lessee shall provide timely written notice to Lessor and the environmental authorities as required. If soil contamination occurs on the Leased Property after the date of delivery to Lessee of the Leased Property, Lessee shall deliver written notice to Lessor, and also if required by Environmental Law, Lessee shall provide written notice to the environmental governmental authorities. Lessee shall provide a copy to Lessor of the notice filed with environmental governmental authorities in case it was required by the Environmental Law. Lessee shall provide a copy of the soil remediation plan, in case of soil contamination. Lessee will

Arrendatario se obliga a entregar también una copia del programa de remediación, en caso de contaminación del suelo. El Arrendatario llevará a cabo el programa de remediación y la remediación mencionada en este párrafo a su exclusivo costo y cargo. El Arrendatario será responsable de las condiciones ambientales de la Propiedad Arrendada causadas por las operaciones del Arrendatario en la Propiedad Arrendada excepto que éstas sean atribuibles a la negligencia o mala conducta del Arrendador o sus empleados, agentes o subcontratistas.	conduct soil remediation plans and remediation mentioned in this paragraph at its own cost and expense. Lessee shall be responsible for the environmental conditions of the Leased Property caused by Lessee’s operations in the Leased Property unless attributed to the negligence or misconduct of Lessor or its employees, agents or subcontractors.

El Arrendatario se obliga a entregar al Arrendador una copia de la póliza de seguro ambiental que las autoridades ambientales le requieran conforme a las Leyes Ambientales, dentro de los 3 (tres) días siguientes a la presentación de la póliza de seguro ambiental ante las autoridades ambientales correspondientes.	Lessee shall provide to Lessor copy of the in-site contamination insurance policy that the environmental authorities request in accordance with the Environmental Law, within the following three (3) days as of the filing of said in-site contamination insurance policy before the corresponding environmental authorities.

c) Caso de Contaminación. En caso de que cualquier contaminación al suelo sea generada en la Propiedad Arrendada durante el Plazo Inicial del Arrendamiento y cualquier prórroga al mismo, el Arrendatario tendrá la obligación de limpiar, remediar y restaurar dicha contaminación a su exclusivo costo y cargo e indemnizar al Arrendador por cualesquier daños causados al Arrendador, o a cualquier tercero, o a las autoridades ambientales, según resulte aplicable. Después de dicha limpieza y restauración, el Arrendatario se obliga a obtener la opinión de un laboratorio mexicano certificado mutuamente acordado, con objeto de validar que la Propiedad Arrendada se encuentre en cumplimiento de las Leyes Ambientales.	c) Event of Contamination. In the event of soil contamination generated in the Leased Property during the Initial Lease Term and during any extension thereof, Lessee shall have the obligation to clean, remedy and restore such situation at its own cost, and indemnify Lessor for any damages caused to Lessor, any third party, or the environmental authorities, as the case may be. After such cleaning and restoration, Lessee shall obtain the opinion from a mutually agreed Mexican accredited laboratory in order to validate that the Leased Property is in compliance with Environmental Law.

Adicionalmente, el Arrendatario deberá presentar ante la PROFEPA la documentación requerida para obtener el “Acuerdo de Archivo” y/o resolución final (o el documento equivalente al momento de la terminación de este Arrendamiento) emitido por la PROFEPA o por cualquier otra autoridad ambiental competente con objeto de establecer, con base en dichos documentos, que la propiedad Arrendada se encuentra en cumplimiento con las Leyes Ambientales, y libre de cualquier contaminación y que no existe ningún procedimiento administrativo pendiente en el cual el Arrendatario sea responsable. En caso de cualquier procedimiento administrativo pendiente exista y/o el	Furthermore, Lessee shall submit before the PROFEPA the documentation required to obtain the “Acuerdo de Archivo” and/or final resolution (or equivalent document at moment of termination or expiration of this Lease) issued by PROFEPA or any other competent environmental authority in order to establish, based on such documents, that the Leased Property is in compliance with Environmental Law and free of any contamination and that no pending administrative procedures exist for which Lessee is responsible. In such case that any pending administrative procedures exist and/or the “Acuerdo de Archivo” is not issued by the environmental

“Acuerdo de Archivo” no sea emitido por las autoridades ambientales, el Arrendatario se obliga a notificar al Arrendador de dicha situación y conviene en mantener al Arrendador informado de dichos procedimientos y cumplir con cualquier acción de limpieza, restauración o cualquier actividad al respecto hasta que dicha resolución sea obtenida y conviene también en mantener al Arrendador en paz y a salvo de cualquier responsabilidad, cargos, obligaciones, costos y gastos, o interés derivado de cualquier resolución pendiente, sin afectar las disposiciones contenidas en este Arrendamiento.	authorities, the Lessee shall notify Lessor of such situation, and agrees to keep Lessor informed of such proceeding and comply with any required cleaning, restoration or activity until resolution is obtained, and agrees to hold Lessor harmless of any responsibility, charges, obligations, costs and expenses, or derived interest of pending resolution, without affecting provisions contained in this Lease.

d) Terminación del Arrendamiento. Adicionalmente a cualquier otro requerimiento conforme a este Arrendamiento, dentro de los 15 (quince) días previos a la terminación de este Arrendamiento, el Arrendatario deberá llevar a cabo y entregar al Arrendador y a las autoridades ambientales, a su exclusivo costo y cargo, el Aviso de Cierre de Instalaciones.	d) Lease Termination or Expiration. Additionally to any other requirement under this Lease, within 15 (fifteen) days prior to the termination or expiration of this Lease, Lessee shall conduct and deliver to Lessor and the environmental authorities, at its own cost and expense, the Aviso de Cierre de Instalaciones (Facility Shutdown Notice).

El Arrendatario deberá entregar al Arrendador, copia de todos y cada uno de los documentos e información relacionados con la presentación del Aviso de Cierre de Instalaciones a solicitud del Arrendador, el Arrendatario deberá llevar a cabo y entregar al Arrendador un Estudio Ambiental Fase I, y si el Estudio Ambiental Fase I lo requiere, un Estudio Ambiental Fase II dentro de los 30 (treinta) días siguientes a la solicitud del Arrendador, con objeto de probar al Arrendador que la Propiedad Arrendada se encuentra libre de cualquier contaminación y/o responsabilidad ambiental, conforme a las Leyes Ambientales.	Lessee shall provide to Lessor, copy of any and all the documents and information related to the submitting of the Aviso de Cierre de Instalaciones. At Lessor’s request, Lessee shall conduct and deliver to Lessor a Phase 1, and if required by the Phase I Study, a Phase II environmental study within the following 30 (thirty) days as of the request of Lessor, in order to prove Lessor that the Leased Property is free of any contamination and/or environmental liability, according to Environmental Law.

No obstante cualquier otra disposición contenida en este Arrendamiento, las Partes en este Arrendamiento acuerdan que el Arrendatario deberá continuar obligado hasta en tanto el Arrendatario entrega al Arrendador el “Acuerdo de Archivo” o resolución equivalente emitida por la PROFEPA o cualquier otra autoridad ambiental competente certificando que no existe procedimiento administrativo pendiente o que ninguna contaminación ha sido encontrada en la Propiedad Arrendada al momento de la terminación de este Arrendamiento.	Notwithstanding any other provisions contained in this Lease, the Parties hereto agree that Lessee shall remain obligated until Lessee delivers to Lessor the “Acuerdo de Archivo” or equivalent resolution issued by PROFEPA or any other competent environmental authority evidencing that no pending administrative procedure or contamination was found at the Leased Property at moment of termination or expiration of this Lease.

El Arrendatario acuerda y conviene en indemnizar,	Lessee agrees to save, indemnify, defend and hold

defender y mantener y sacar en paz y a salvo de cualquier y toda responsabilidad, incluyendo sanciones, que el Arrendador sea requerido a pagar debido a cualquier incumplimiento a las Leyes Ambientales por el Arrendatario, que directa o indirectamente resulte en dicha responsabilidad, multa y/o sanción.		Lessor harmless against any and all liabilities, including penalties and/or interest, which Lessor is required to pay due to any breach to Environmental Law by Lessee, which directly or indirectly result in such liability, penalty and/or interest.

e) Eventualidades. En caso de cualquier eventualidad en la Propiedad Arrendada después de la Fecha de Entrega, el Arrendatario conviene y se obliga a:		e) Event of Occurrence. In the event of any occurrence in the Leased Property after the Delivery Date, Lessee agrees and binds itself to:

1.	Llevar a cabo las actividades necesarias para remover de la Propiedad Arrendada inmediatamente, todos los materiales, residuos, equipo y maquinaría implementando dentro de 24 horas las medidas necesarias para controlar y contener el evento de contaminación y presentar un plan completo de remediación durante los siguientes cinco (5) días naturales.	1.	Perform the necessary activities to remove immediately from the Leased Property all contaminated materials, waste, equipment and machinery implementing within 24 hours the necessary measures to control and contain the contamination event and provide a complete remediation plan within the following five (5) calendar days.

2.	Llevar a cabo a sus exclusivo costo, los estudios ambientales y de suelo necesarios para evaluar el impacto ambiental del evento ocurrido en la Propiedad Arrendada, así como las acciones de limpieza y remediación necesarias, las cuales deberán ser llevadas a cabo por una empresa previamente autorizada y bajo la supervisión del Arrendador y el Arrendatario.	2.	Perform at its own cost, the environmental studies and soil tests necessary to evaluate the environmental impact of the occurrence in the Leased Property, as well as the necessary cleaning and remediation actions, which shall be performed by a company previously authorized by Lessor and Lessee, and under their supervision.

3.	Entregar información sobre los contenidos de la Propiedad Arrendado, así como de materiales, productos y materia prima almacenados en la misma.	3.	Deliver information from the contents of the Leased Property, from the materials, products and raw material stored at the same.

El Arrendador tendrá acceso ilimitado a, y el derecho a llevar a cabo inspecciones y pruebas en, la Propiedad Arrendada y a toda la documentación ambiental relacionada respecto de la Propiedad Arrendada, con objeto de llevar a cabo inspecciones para verificar el cumplimiento del Arrendatario, con las disposiciones legales ambientales para determinar el cumplimiento del Arrendatario con las Leyes Ambientales.		Lessor shall have unlimited access to, and a right to perform inspections and tests of, the Leased Property and to all environmental related documentation regarding the Leased Property, in order to carry out inspections to verify Lessee’s compliance with the environmental legal provisions to determine Lessee’s compliance with Environmental Law.

VIGESIMA.- DESOCUPACION Y ENTREGA DE LA PROPIEDAD ARRENDADA.	TWENTIETH.- LEASED PROPERTY VACATION AND SURRENDER.

a) Desocupación y entrega. En la fecha de terminación de este Arrendamiento por cualquier causa, el Arrendatario estará obligado a desocupar la Propiedad Arrendada y regresar a la posesión y uso del Arrendador sin demora alguna y sin necesidad de que el Arrendador o una orden judicial así se lo requiera; limpia y en las mismas condiciones en que la Propiedad Arrendada se encontraba al momento en que el Arrendatario la recibió en la fecha de entrega de Terminación Substancial bajo este Arrendamiento, incluyendo sus condiciones ambientales, exceptuando el desgaste normal por el uso de la Propiedad Arrendada y por el paso del tiempo.	a) Vacation and Surrender. Upon termination for any reason of this Lease, Lessee shall be obligated to vacate the Leased Property and return its possession and use of Lessor without delay and without the need of Lessor’s request or judicial order; clean and in the same condition of the Leased Property as of the date in which Lessee received Substantial Completion under this Lease, including environmental conditions, except wear and tear for regular use of the Leased Property and passage of time.

b) Actas de entrega. Las Partes harán constar mediante actas que deberán estar firmadas por sus respectivos representantes, respecto del acto por medio del cual el Arrendador entregue originalmente la Propiedad Arrendada al Arrendatario, y cualquier circunstancia relacionada con dicha entrega o recepción.	b) Delivery Minutes. The Parties hereto shall evidence by writing up minutes that shall be signed by their respective representatives as to the act through which Lessor originally delivers the Leased Property to Lessee, and of any circumstances related to such delivery and receipt.

c) Estudios Ambientales. El Arrendatario acuerda llevar a cabo y pagar, previamente a la devolución de la Propiedad Arrendada al Arrendador, los estudios ambientales necesarios para cumplir con la cláusula anterior.	c) Environmental Studies. Lessee agrees to carry out and pay, prior to the return of the Leased Property to Lessor, the necessary environmental studies to comply with the previous Clause.

d) Propiedad del Arrendatario. Excepto que de otra forma sea convenido por las Partes por escrito en este Arrendamiento, todo el mobiliario comercial y las instalaciones del Arrendatario, y cualquier otro equipo que no esté permanentemente adheridos a la Propiedad Arrendada, ubicado o instalado por el Arrendatario en la Propiedad Arrendada, incluyendo los sistemas de almacenamiento seguirán siendo propiedad del Arrendatario, y éste se obliga a removerlos a la terminación de este Arrendamiento por cualquier razón, y a reparar a su costa todos los daños que resulten de la instalación, mantenimiento o remoción de su propiedad, incluyendo cualquier señalización, carteles e instalaciones similares del Arrendatario, exceptuando el desgaste normal de los mismos.	d) Property of Lessee. Unless otherwise agreed by the Parties hereto in writing, all commercial furniture and installations of Lessee, and any other equipment not permanently attached to the Leased Property placed or installed by Lessee on the Leased Property, including warehouse racking shall remain the property of Lessee, and it shall remove them upon termination for any reason of this Lease, and Lessee shall repair, at its own expense, all damages resulting from the installation, maintenance or removal of such property, including any signage, billboards, and similar Lessee’s installations, normal wear and tear excepted.

VIGESIMA PRIMERA.- OCUPACION INDEBIDA.	TWENTIETH FIRST. - HOLDING OVER.

En caso de que el Arrendamiento no sea prorrogado debidamente antes de la fecha de terminación del mismo, el Arrendatario al termino del Arrendamiento, deberá entregar inmediatamente la posesión al Arrendador y de incumplir con lo anterior se tendrá por renovado (tácita reconducción) y el Arrendatario deberá pagar cada mes al Arrendador, como Precio del Arrendamiento, el ciento cincuenta por ciento (150%) del monto del pago del Precio del Arrendamiento del mes inmediato anterior, por todo el tiempo que mantenga esa posesión indebida. No obstante lo anterior, las Partes expresamente acuerdan que este Arrendamiento no deberá entenderse como prorrogado y/o renovado por ministerio de ley.	In the event this Lease is not duly extended prior to the termination date, the Lessee shall at the termination of this Lease, by lapse of time or otherwise, surrender immediate possession to Lessor, failing to do so, Lessee will become a tenant from month-to-month (tácita reconducción), and Lessee will pay every month to Lessor as the Lease Price one hundred fifty percent (150%) of the installment of the Lease Price payable for the month immediately preceding, for the whole time such possession is unduly withheld. However, the Parties expressly agree that this Lease shall not be considered as extended, renewed nor shall be considered as extended by operation of law.

No obstante las disposiciones anteriores de esta Cláusula, éstas no representan la renuncia por parte del Arrendador al derecho de reingreso establecido en este Arrendamiento, ni la recepción de dicho pago o cualquier parte del mismo o cualquier acto afirmativo de dicha tenencia por parte del Arrendatario, operará como una renuncia al derecho del Arrendador a recuperar la Propiedad Arrendada.	However, the provisions of this Clause shall not be held as a waiver by Lessor of any right of reentry as herein set forth; nor shall the receipt of said payment or any part thereof, or any act in apparent affirmation of tenancy, operate as waiver of the right of Lessor to recover the Leased Property.

VIGÉSIMA SEGUNDA.- EXPROPIACION.	TWENTIETH SECOND. - EXPROPIATION.

Si cualquier porción de la propiedad Arrendada fuera expropiada para cualquier uso público bajo cualquier lev aplicable (la “Expropiación”), y (i) la Expropiación priva o materialmente interfiere con el uso de la Propiedad Arrendada por parte del Arrendatario, o (ii) como resultado de dicha Expropiación, el acreedor hipotecario del Arrendador acelera el pago por cualquier adeudo garantizado con la Propiedad Arrendada, o éste aplica cualquier porción de la indemnización al pago de cualquier saldo pendiente, este Arrendamiento se tendrá por terminado y el pago del Precio del Arrendamiento terminará en la fecha en que dicho decreto de expropiación sea ejecutado.	If any part of the Leased Property should be taken for any public use under any applicable laws (a “Taking”), and (i) the Taking prevents or materially interferes with the use of the Leased Property by Lessee, or (ii) as a result of such Taking, Lessor’s mortgagee accelerates the payment of any indebtedness secured by the Leased Property, or if it applies any part of the compensation to the payment of any unpaid balance of the indebtedness, this Lease shall be deemed as terminated and the Lease Price payment shall be terminated on the date on which the Taking decree is enforced.

Si una porción de la Propiedad Arrendada es objeto de Expropiación y este Arrendamiento no se da por terminado en términos del párrafo anterior, el Arrendador aplicará la indemnización recibida por la expropiación para restaurar y reacondicionar, hasta el monto antes referido, la Propiedad Arrendada y, el Precio del Arrendamiento pagadero durante el periodo	If part of the Leased Property is subject of Taking and this Lease is not terminated as set forth above, Lessor shall apply the received compensation from the Taking to restore or reconditioning, up to the above amount, the Leased Property, and the Lease Price payable during the then unexpired Lease Term shall be reduced in a fair and reasonable manner

pendiente del Plazo del Arrendamiento será reducido en una forma justa y razonable considerando las circunstancias relevantes; en el entendido sin embargo, que la obligación del Arrendador de restaurar o reacondicionar la Propiedad Arrendada estará limitada a aplicar a dicha restauración, la parte de la indemnización recibida que no requiera aplicar a la deuda garantizada a favor del acreedor hipotecario del Arrendador, en su caso. Si este arrendamiento se da por terminado conforme a lo anterior, entonces todos los abonos del Precio del Arrendamiento deberán ser regresadas al Arrendatario por el Arrendador, si las hubiera. Si 30% (treinta) por ciento o más de la Propiedad Arrendada fuera objeto de una Expropiación, o si la Expropiación interfiere substancialmente con las operaciones del Arrendatario que realiza en la Propiedad Arrendada, el Arrendatario tendrá la opción de terminar este Arrendamiento.	considering the relevant circumstances; in the understanding however, that Lessor’s obligation to restore or recondition the Leased Property shall be limited to invest in said restoration that part of the received compensation that is not required to be applied to the secured indebtedness by Lessor’s mortgagee, if applicable. If this Lease is terminated as set forth above, then all installments of the Lease Price shall be returned by Lessor to Lessee, if any. If 30% (thirty) percent or more of the Leased Property is subject of a Taking, or if the Taking materially interferes with the business of Lessee, conducted in the Leased property, then Lessee shall have the option to terminate this Lease.

VIGÉSIMA TERCERA.- ACCESO A LA PROPIEDAD ARRENDADA POR PARTE DEL ARRENDADOR.	TWENTY THIRD.- ENTRY TO LEASED PROPERTY BY LESSOR.

El Arrendatario se obliga a permitir al Arrendador o a sus representantes autorizados, el acceso a la Propiedad Arrendada previo aviso por escrito al Arrendatario y en cualquier tiempo razonable con objeto de inspeccionar la misma y/o llevar a cabo cualquier trabajo en la misma que pueda ser requerido o que pueda ser necesario en razón del incumplimiento del Arrendatario a llevar a cabo reparaciones o llevar a cabo dicho trabajo o comenzar el mismo después de 10 (diez) días posteriores al aviso por escrito del Arrendador. Nada de lo establecido en esta cláusula implicará cualquier deber del Arrendador a llevar a cabo dicho y la realización de dicho trabajo por parte del Arrendador no constituye una renuncia a la responsabilidad del Arrendatario de llevar a cabo el mismo. Todos los agentes, empleados o trabajadores del Arrendador que tengan acceso a la Propiedad Arrendada deberán convenir en someterse a las reglas de trabajo y obligaciones del personal del Arrendatario, incluyendo pero no limitado al uso de redes, batas, lentes, etc.	Lessee shall permit Lessor and/or its authorized representatives to enter the Leased Property prior written notice to Lessee and at all reasonable times for the purpose of inspecting the same and/or performing any work therein that may be required of it or that may be necessary by reason of Lessee’s failure to make repairs or perform such work or to commence the same after 10 (ten) days written notice from Lessor. Nothing herein shall imply any duty upon the part of Lessor to do any such work; and performance thereof by Lessor shall not constitute a waiver of Lessee’s responsibility to perform the same. All agents, employees or workers of Lessor who enter the Leased Property must agree to abide by the work rules and obligations of the Lessee’s staff, including but not limited to, hair nets, smocks, glasses, etc.

VIGÉSIMA CUARTA.- ANUNCIOS.	TWENTY FOURTH. - SIGNS.

El Arrendatario tendrá el beneficio de colocar en la Propiedad Arrendada o instalar en el exterior del Edificio su anuncio corporativo o cualquier otro anuncio que éste pueda requerir para su operación,	The Lessee shall have the privilege of placing on the Leased Property or attaching to the exterior of the Building its corporate sign or any other sign it may require for its operation, including signs regarding

incluyendo anuncios respecto de la contratación de personal. Ningún otro anuncio podrá mantenerse dentro o en el exterior de la Propiedad Arrendada sin el consentimiento por escrito del Arrendador, excepción hecha respecto del derecho del Arrendador a colocar de “Se Vende” o “Se Renta” en la Propiedad Arrendada durante los últimos 90 (noventa) días del Plazo del Arrendamiento y/o sus prórrogas, en su caso. La colocación de anuncios estará sujeta a las Restricciones	the hiring of personnel. No other signs may be maintained in or on the Leased Property without the Lessor’s written consent, except that Lessor shall have the right to post “For Sale” or “For Rent” signs on the Leased Property during the last ninety (90) days of the Lease Term or its extensions, as applicable. Posting of signs shall be subject to the Restrictions.

VIGÉSIMA QUINTA.- CONFIDENCIALIDAD.	TWENTY FIFTH. - CONFIDENTIALITY.

a) Información Confidencial. Toda la información proporcionada con carácter de confidencial (la “Información Confidencial”) divulgada por cualquiera de las Partes a la otra, deberá ser considerada y tratada como tal por la parte receptora, sus afiliadas, subsidiarias, accionistas, directores, funcionarios y empleados como propiedad de la otra parte, y no deberá ser duplicada, publicada o revelada de forma alguna por la parte receptora, sus accionistas, directores, funcionarios y empleados a ningún tercero sin la autorización previa y por escrito de la parte que entregó dicha información, a menos que la revelación de cualquier Información Confidencial sea requerida por un tribunal o una orden administrativa emitida por autoridades federales o estatales competentes, o sea revelada en relación con el cumplimiento de este Arrendamiento. En estos últimos casos, la parte que revele la información no incurrirá en responsabilidad alguna por tal revelación. La parte receptora estará obligada a responder apropiadamente para asegurar la confidencialidad de dicha Información Confidencial y para prohibir e impedir el acceso a la misma en cualquier momento.	a) Confidential Information. All confidential information (the “ Confidential Information”) disclosed by each f the Parties to the other, shall be considered and treated as confidential by the recipient party, its affiliates, subsidiaries, shareholders, directors, officers and employees as owned by the other party, and shall not be duplicated, published or disclosed in any form by the recipient party, its shareholders, directors, officers and employees to any third party without the prior written authorization from the delivering party, unless a disclosure of any Confidential Information is required under a court or administrative order issued by competent federal and/or state authorities, or disclosed in connection with the enforcement of this Lease. In the latter cases, the disclosing party shall not incur any responsibility for such disclosing. The recipient party shall be obliged to respond appropriately to assure confidentiality of such Confidential Information and to forbid and prevent non-authorized access thereto at any time.

b) Devolución de la Información Confidencial. A la

terminación de este Arrendamiento por cualquier motivo, las Partes en este Arrendamiento deberán devolver a la otra toda la Información Confidencial recibida de la otra parte, incluyendo todas y cada una de las copias que hayan hecho de dicha información. Las obligaciones de confidencialidad y de no revelación incluidas en esta cláusula continuarán en vigor aún después de la terminación por cualquier causa de este Arrendamiento.

b) Return of Confidential Information. Upon termination for any reason of this Lease, the Parties hereto shall return to the other all Confidential Information received from the other party, including all copies that they have made of such information. Confidentiality and non-disclosure obligations included in this clause shall continue in force after termination for any reason of this Lease.

VIGÉSIMA SEXTA.- SUBORDINACIÓN Y ASISTENCIA FINANCIERA.	TWENTY SIXTH. - SUBORDINATION AND FINANCING ASSISTANCE.

a) Subordinación. La Arrendataria conviene que, a petición del Arrendador, subordinará este Arrendamiento incluyendo cualquier ampliación a cualquier hipoteca constituida sobre la Propiedad Arrendada por el Arrendador, siempre y cuando el Arrendador requiera a cualquier titular de una hipoteca sobre la Propiedad Arrendada y que este acreedor hipotecario convenga en no molestar la posesión y otros derechos del Arrendatario bajo este Arrendamiento, hasta en tanto el Arrendatario continúe cumpliendo sus obligaciones conforme a este Arrendamiento. En el caso de la adquisición del título de propiedad por dicho acreedor hipotecario mediante un proceso de ejecución o de cualquier otra forma, dicho acreedor hipotecario deberá aceptar al Arrendatario como arrendatario de la Propiedad Arrendada bajo los términos y condiciones de este Arrendamiento, y deberá cumplir las obligaciones del Arrendador conforme a este Arrendamiento (pero únicamente mientras permanezca como propietario de la Propiedad Arrendada). El Arrendatario conviene en reconocer a dicho acreedor hipotecario o a cualquier persona que adquiera el título de propiedad sobre la Propiedad Arrendada, como Arrendador. El Arrendatario y el Arrendador convienen en celebrar y entregar los instrumentos apropiados necesarios para cumplir los acuerdos aquí establecidos.	a) Subordination. Lessee agrees, at the request of Lessor, to subordinate this Lease including any extensions to any mortgage placed upon the Leased Property by Lessor provided that Lessor requires any holder of a mortgage upon the Leased Property to agree that such mortgage holder shall not disturb the possession and other rights of Lessee under this Lease, so long as Lessee continues to perform its obligations hereunder. In the event of acquisition of title by said mortgage holder through foreclosure proceedings or otherwise, said mortgage holder shall accept Lessee as lessee of the Leased Property under the terms and conditions of this Lease, and shall perform the Lessor’s obligations hereunder (but only while owner of the Leased Property). Lessee agrees to recognize such mortgage holder, or any other person acquiring title to the Leased Property, as Lessor. Lessee and Lessor agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

b) Asistencia Financiera. EL Arrendatario acuerda en cooperar con el Arrendador para facilitar la obtención de cualquier financiamiento para el Arrendador mediante el otorgamiento de los consentimientos, acuerdos y documentos necesarios (incluyendo sus estados financieros y cualquier otra información del Arrendatario) que las instituciones de crédito puedan requerir.	b) Financing Assistance. Lessee agrees to cooperate with Lessor to facilitate obtaining any financing to Lessor by providing those required consents, agreements and documents (including financial statements and any other information of Lessee) that the financial institutions might request.

c) Certificado de Cumplimiento. El Arrendatario se obliga a entregar, dentro de los quince (15) días siguientes a la solicitud del Arrendador, a otorgar y entregar al Arrendador o la persona que éste designe, el certificado de cumplimiento requerido por el Arrendador, certificando que este Arrendamiento se encuentra en pleno vigor y efecto, la fecha hasta la que el Precio de la Renta ha sido pagado, que el Arrendador no se encuentra en incumplimiento de este Arrendamiento (o el detalle específico de la naturaleza del incumplimiento del Arrendador), la fecha de	c) Estoppel Certificate. Lessee agrees from time to time, within the 15 (fifteen) days following receipt Lessor’s request, to execute and deliver to Lessor or Lessor’s designee the required estoppel by Lessor evidencing that this Lease is in full force and effect, the date until which the Lease Price has been paid, that Lessor is not in default hereunder (or detailed specification of the nature of Lessor’s default), the termination date of this Lease, and such other matters related to this Lease as required by Lessor, and Lessee shall cause any Guarantor acknowledges such and his

terminación de este Arrendamiento, y cualesquier otros asuntos relacionados con este Arrendamiento según lo requiera el Arrendador	own obligations in conformity with this Lease and the Corporate Guaranty.

d) Estados Financieros del Arrendatario. El Arrendatario se obliga a entregar oportunamente, dentro de los treinta (30) días siguientes a la recepción de la solicitud del Arrendador, los estados financieros del Arrendatario, junto con cualquier otra información requerida por el Arrendador y autorizar al Arrendador a revelar dicha información a cualquier institución financiera que otorgue un crédito para financiar la Propiedad Arrendada.	d) Financial Statements of Lessee. Lessee agrees from time to time, within thirty (30) days following receipt of Lessor’s request, to deliver to Lessor, the financial statements of Lessee, together with any other information requested by Lessor and authorize Lessor to disclose such information with any financial institution granting a loan to finance the Leased Property.

VIGÉSIMA SEPTIMA.- RENUNCIAS AL DERECHO DE PREFERENCIA Y MEJORAS.	TWENTY SEVENTH. - FIRST REFUSAL AND IMPROVEMENTS WAIVERS.

El Arrendatario expresamente renuncia a cualquier derecho de preferencia o del tanto para comprar la Propiedad Arrendada y a recibir cualquier compensación por cualquier mejora que éste haga a la Propiedad Arrendada.	Lessee hereby expressly waives any rights of first refusal or preference right to buy the Leased Property and to receive any compensation for any improvements it makes on the Leased Property.

VIGÉSIMA OCTAVA.- CESIÓN Y SUBARRENDAMIENTO.	TWENTY EIGHTH.- ASSIGNMENT AND SUBLETTING.

a) Cesión y Subarrendamiento por el Arrendatario. El Arrendatario podrá subarrendar la Propiedad Arrendada o ceder este Arrendamiento, siempre que: (i) el Arrendatario no se encuentre en incumplimiento de cualquier disposición de este Arrendamiento, (ii) el Arrendatario entregue previamente una notificación por escrito al Arrendador expresando su intención de subarrendar la Propiedad Arrendada o ceder este Arrendamiento, (iii) el Cesionario o subarrendatario correspondiente lleve a cabo las actividades permitidas bajo este Arrendamiento en la Propiedad Arrendada; y (iv) el Arrendatario reciba la autorización previa y por escrito del Arrendador, la cual no podrá ser negada o retrasada irrazonablemente.	a) Assignment and Sublease by Lessee. - Lessee may sublease the Leased Property or assign this Lease Agreement, provided: (i) Lessee is not then in default in the performance of any provisions under the Lease Agreement; (ii) Lessee delivers prior written notice to Lessor expressing its intension to sublease the Leased Property or assign the Lease Agreement, (iii) the corresponding Assignee or Sublessee shall perform the activities permitted under this Lease in the Leased Property; and (iv) Lessee receives the prior written authorization from the Lessor, which shall not be unreasonably withheld or delayed.

En cualquier caso, cualquier cesión o subarrendamiento propuesto por el Arrendatario al Arrendador será objeto, adicionalmente, a la calificación de crédito del cesionario o subarrendatario propuesto por parte del Arrendatario.	In any case, any assignment or sublease proposed by Lessee to Lessor shall be additionally subject to the credit rating of the proposed assignee or sublessee by Lessor.

La cesión o subarrendamiento de este derecho por el Arrendatario en cualquier forma no liberará al Arrendatario del cumplimiento de sus obligaciones	The assignment or sublease of this Lease in any manner whatsoever shall not release Lessee from the compliance of their obligations under this Lease.

bajo este Arrendamiento. En consecuencia, no obstante cualquier cesión de subarrendamiento, el Arrendatario continuará siendo responsable del total cumplimiento de sus obligaciones conforme a este Arrendamiento. El Arrendatario conviene en que la Carta de Crédito continuará en pleno vigor y efecto en caso de que el Arrendatario ceda este Arrendamiento o subarriende la Propiedad Arrendada. Excepto por lo convenido anteriormente, no existirá relación contractual alguna entre el subarrendatario y el Arrendador, y cualquier cesión autorizada será expresamente objeto de los términos y condiciones de este Arrendamiento.	Therefore, notwithstanding any assignment or sublease, Lessee shall remain responsible of the full compliance of its obligations under this Lease Agreement. Lessee agrees that the Letter of Credit will continue in full force and effect in the event Lessee assigns this Lease Agreement or subleases the Leased Property. Except as agreed above, there shall not be any contractual relationship between a sublessee and Lessor, and any authorized assignment shall be expressly subject to the terms and conditions of this Lease.

b) Sin perjuicio a lo establecido en el inciso a) de la presente Clausula, en este acto el Arrendador autoriza al Arrendatario a subarrendar a Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, como Fiduciario en el Fideicomiso F/1638 (la “Fibra Maquarie”) exclusivamente el Estacionamiento Lote Sur (como dicho termino se define en la Declaración 1, c) del presente Arrendamiento), en el formato que se establece en el Anexo G del presente Arrendamiento. Las Partes acuerdan que el Arrendatario será responsable de todos los daños que sufra el área del Estacionamiento Lote Sur y por todas las reparaciones necesarias incluyendo sin limitar a aquellas causadas por el desgaste de la carpeta asfáltica, base y sub-base, por el uso normal o el que se le haya dado, garantizando con la Carta de Crédito establecida en la Cláusula Sexta del presente Arrendamiento, un monto hasta por la cantidad de $300,000 (trecientos mil dólares 00/100, Moneda en Curso Legal de los Estados Unidos de America) para la reparación de la carpeta asfáltica, base y sub-base, sin que este monto limite la responsabilidad del Arrendatario por los daños y perjuicios totales causados al área de Estacionamiento Lote Sur, y en el entendido que el Arrendatario seguirá siendo responsable del cumplimiento de todas sus obligaciones bajo este Arrendamiento incluyendo el Estacionamiento Lote Sur (incluyendo sin limitar a las responsabilidades en materia ambiental establecidas en la Cláusula Décimo Novena del presente Arrendamiento, mimas que no estarán limitadas a ningún monto). Las Partes convienen que el contrato de subarrendamiento que celebre el Arrendatario y la Fibra Maquarie deberá estar debidamente firmado por un representante legal del Arrendador, y en el cuál el Arrendador tendrá el derecho de cobro de todos los	b) Notwithstanding the provisions set forth in the item a) of this Clause, Lessor hereby grants Lessee authorization to sublease to Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, as trustee of trust F/1638 (the “Fibra Macquarie”) exclusively the South Parking Lot (as such term is defined in Recital 1, c) of this Lease), in the format attached herein as Exhibit G. The Parties Agree that the Lessee shall be responsible of all damages caused in the South Parking Lot and for all the necessary repairs including but not limited to such caused due to the wear and tear of the asphalt carpet, base and sub-base, due to the normal use or any use that has been given, guarantying with the Letter of Credit as established in the Clause Sixth of this Lease, an amount up to $300,000 (three hundred thousand dollars 00/100, Legal Currency of United States of America) to repair the asphalt carpet, base and sub-base, in the understanding that such amount does not limited the liabilities of Lessee for all harms and damages caused to the South Parking Lot, and in the understanding that the Lessee shall remain responsible of the full compliance of its obligations under this Lease including the South Parking Lot (including but not limited to the environmental liabilities set forth in Clause Nineteenth hereof, same which shall not be limited to any amount). The Parties agree that the sublease agreement between Lessee and the Fibra Maquarie shall be signed by a Lessor’s legal representative, in which the Lessor shall have the right of collection of all damages caused in the South Parking Lot and for all necessary repairs including but not limited to such caused due to the wear and tear of the asphalt carpet, base and sub-base, due to the normal use or any use that has been given in such area.

daños que sufra el área del Estacionamiento Lote Sur y por todas las reparaciones necesarias incluyendo sin limitar a aquellas causadas por el desgaste de la carpeta asfáltica, base y sub-base, por el uso normal o el que se le haya dado a dicha área.

Las Partes acuerdan que el Arrendatario o su subarrendatario deberán dar mantenimiento al Estacionamiento Lote Sur, incluyendo sin limitar a la carpeta asfáltica a su propio costo y gasto durante el Plazo del Arrendamiento.	The Parties agree that Lessee or its sublease shall maintain the South Parking Lot, including but not limited to the asphalt carpet surface at their own cost and expense during the entire Lease Term.

c) Cesión del Arrendador. El Arrendador podrá ceder en todo o en parte sus derechos y obligaciones derivados de este Arrendamiento, incluyendo sus derechos de cobro, así como para transmitir la propiedad de y/o hipotecar o en cualquier forma gravar o constituir garantías sobre la Propiedad Arrendada y/o los derechos derivados de este Arredramiento a cualquier tercero sin necesidad de autorización previa del Arrendatario, en cuyo caso, el Arrendador deberá notificar al Arrendatario de cualquier cesión hecha por él, dentro de los 30 (treinta) días siguientes a dicha cesión. Lo anterior, en el entendido de que este Arrendamiento continuará en vigor, conforme a lo dispuesto por las leyes aplicables.	c) Assignment by Lessor. Lessor may assign in whole or in part its rights and obligations derived from this Lease, including its collecting rights, as well as to transfer title to and/or mortgage or in any other manner to encumbrance or constitute guarantees over the Leased Property and/or the rights derived from this Lease to any third party without requiring prior Lessee’s authorization, in which case, Lessor shall notify Lessee of any assignment made by it, within the 30 (thirty) days following such assignment. The foregoing in the understanding that this Lease shall continue in force, as provided by the applicable laws.

VIGÉSIMA NOVENA.- NOTIFICACIONES Y DOMICILIOS.

Siempre que sea necesario o requerido por una de las Partes entregar cualquier aviso o requerimiento conforme a las disposiciones de este Arrendamiento, dicho aviso o requerimiento deberá ser entregado personalmente o por correo certificado con acuse de recibo, dirigida conforme a lo siguiente:

TWENTY NINTH. - NOTICES AND DOMICILES.

Whenever it shall be necessary or desirable for one of the Parties to serve any notice or demand upon the other pursuant to the provisions of this Lease, such notice or demand shall be served personally, or by registered or certified mail, return receipt requested, addressed to:

Al Arrendador: Calle Segunda N.4 Centro Histórico Chihuahua, Chihuahua, Méx. CP 31000 Atn: Departamento Legal	Lessor: Calle Segunda N.4 Centro Historico Chihuahua, Chihuahua, Mex. CP 31000 Atn: Legal Department

Al Arrendatario: Av. De Las Torres 2145 Colonia Torres del Sur, Parque Industrial Torres del Sur Ciudad Juarez, Chihuahua C.P. 32575 Atn: Representante Legal	Lessee: Av. De Las Torres 2145 Colonia Torres del Sur, Parque Industrial Torres del Sur, Ciudad Juarez, Chihuahua, Mex C.P. 32575 Atn: Attorney in Fact

El Arrendatario deberá notificar por escrito al Arrendador de cualquier cambio de denominación o razón social o del domicilio del Arrendatario.	Lessee shall notify in writing to the Lessor of any change on the corporate name or address of Lessee.
TRIGESIMA.- INDENMIZACIÓN.	THIRTIETH. - INDEMNIFICATION.

El Arrendatario se obliga a indemnizar, defender y mantener al Arrendador en paz y a salvo de cualesquier reclamaciones por lesiones personales o daños a la propiedad que puedan causarse en contra del Arrendador durante el Plazo Inicial del Arrendamiento y cualquier prórroga al mismo, derivados de la negligencia o mala conducta atribuible al Arrendatario, sus empleados, agentes, cesionarios, licenciatarios o invitados, en la medida en que dicho siniestro no es reembolsado por cualquier seguro cubriendo dichos riesgos.

Lessee agrees to indemnify, defend and hold Lessor harmless from any claims for personal injury or property damage which may be made against Lessor during the Lease Term, arising out of the negligence or tortuous conduct attributable to Lessee, its servants, employees, agents, assigns, representatives, licensees or invitees, to the extent such event is not reimbursed from any insurance covering such risks.

TRIGÉSIMA PRIMERA.- MODIFICACIONES AL ARRENDAMIENTO.	THIRTIETH FIRST. - LEASE AMENDMENTS.
Las Partes acuerdan que cualquier modificación a este Arrendamiento deberá ser por escrito y deberá estar firmado tanto por el Arrendador y por el Arrendatario para ser efectiva.	The Parties agree that any amendment to this Lease shall be in writing and shall be signed by Lessee and Lessor to be effective.

TRIGÉSIMA SEGUNDA.- ENCABEZADOS.	THIRTIETH SECOND. - CAPTIONS.

Las Partes acuerdan mutuamente que los encabezados y términos en mayúsculas en este Arrendamiento fueron insertados únicamente para la conveniencia o referencia de las Partes y no deberán considerarse como parte del mismo o usarse para la interpretación de este Arrendamiento.

The Parties mutually agree that the headings and captions in this Lease are inserted for convenience or reference only and are not to be deemed as part of or to be used in the interpretation of this Lease.

TRIGÉSIMA TERCERA.- IDIOMA.	THIRTIETH THIRD. - LANGUAGE.
El Arrendador y el Arrendatario acuerdan que ésta es una versión en inglés del Arrendamiento, mismo que celebraron en español. En caso de discrepancia, la versión en español prevalecerá.	Lessor and Lessee agree that this is an English translation of the Lease, which they executed in Spanish. In the event of discrepancy, the Spanish version shall prevail.

TRIGÉSIMA CUARTA.- JURISDICCION Y LEGISLACIÓN APLICABLE.	THIRTIETH FOURTH. - JURISDICTION AND APPLICABLE LAW.

Excepto que en este Arrendamiento se especifique lo contrario, este contrato deberá ser interpretado conforme a las disposiciones del Código Civil y leyes del Estado de Chihuahua, México, y las Partes en el mismo se someten expresamente a la jurisdicción de los Tribunales de Ciudad Juárez, Estado de Chihuahua, México, renunciando a cualquier fuero que pudiera corresponderles en razón de sus domicilios presentes o futuros o por cualquier otra razón.

Where not otherwise specified in this Lease, this Lease shall be construed in accordance with provisions of the Civil Code and laws of the State of Chihuahua, Mexico, and the Parties hereby expressly submit to the jurisdiction of the Courts of the City of Ciudad Juárez, State of Chihuahua, United Mexican States, waiving any other forum corresponding to them by reason of their present or future domiciles or for any other reason whatsoever.

TRIGÉSIMA QUINTA.- ACUERDO TOTAL.	THIRTIETH FIFTH. - ENTIRE AGREEMENT.

Este Arrendamiento y sus Anexos adjuntos al mismo constituyen el acuerdo total entre las Partes respecto de su objeto y substituyen y dejan sin efectos cualesquier otros acuerdos al respecto entre ellos.

This Lease and all Exhibits attached hereto constitute the entire agreements between the Parties with respect to its subject matter, and substitute and leave with no effects any other previous agreements thereon between them.

EN VIRTUD DE LO ANTERIOR, las Partes han celebrado este Arrendamiento por conducto de sus representantes legales debidamente autorizados en la fecha establecida por las Partes en la firma (“Fecha de Firma”). Las Partes acuerdan que la Fecha de Firma será la fecha de firma de la última parte que firme el presente.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement through their legal representatives duly authorized on the day set forth in the signing by the Parties (“Date of Execution”). The Parties agree that the Date of Execution of this Agreement shall be the signature date of the Party that signs last.

ARRENDADOR/ LESSOR		ARRENDATARIO / LESSEE

The Bank of New York Mellon, Sociedad Anónima, Institución de Banca Mùltiple, as Trustee in the Trust F/00335		TP1- COMPOSITES, S. de R.L. de C.V

Por/By:	/s/ Ing. Oscar Salomon Nobele Ayub	Por/By:	/s/ Paul Herbert Hahnenberger Jr.
Nombre/Name:	Ing. Oscar Salomon Noble Ayub	Nombre/Name:	Paul Herbert Hahnenberger Jr.
Cargo/Position:	Apoderado / Attorney in Fact	Cargo/Position:	Apoderado / Attorney in Fact
Fecha/Date:	23 / SEP / 13	Fecha/Date:	25-SEPT-2013

TESTIGO / WITNESS		TESTIGO / WITNESS

Por/By:	/s/ ILLEGIBLE	Por/By:	/s/ ILLEGIBLE
Nombre/Name:	ILLEGIBLE	Nombre/Name:	ILLEGIBLE

Anexo A – Exhibit A

Planos de la Propiedad Arrendada/Blue Print of the Leased Property

SAMPLE

Anexo B – Exhibit B

Formato de Carta de Crédito / Letter of Credit Format

Irrevocable, Transferable, Standby Letter of Credit

Letter of Credit No.		Issue Date:

U.S.$

TO BENEFICIARY:	LESSOR

Applicant:	[LESSEE]

Beneficiary:	LESSOR

Issuer:

By order of our client, [                    ], (the “Applicant”), we hereby establish this Irrevocable, Transferable, Standby Letter of Credit No.         (the “Credit”) in favor of                      (the “Beneficiary”), for an amount up to but not exceeding the sum of                      and     /100 U.S. Dollars (US$        ) (the “Original Stated Amount”), effective immediately, and unless renewed as hereinafter provided, expiring on the close of business at our office at the address set forth above one year from the issue date hereof unless the Issuer is closed on this date, in which case the expiry date shall be extended to the first following business day on which the Issuer is open. This Credit is irrevocable.

This Credit is issued in accordance with the terms and conditions of the lease agreement dated                     (the “Lease Agreement”), between                      (“Lessor”) and                      (“Lessee’’), a corporation having its principal place of business in the City of                     , State of Chihuahua, Mexico, regarding certain premises located on                     , in the City of                     , State of                     , Mexico, or any amendment to said Lease Agreement as may be agreed by the parties.

This Credit shall be deemed to be renewed automatically for additional one-year periods unless the Issuer notifies Beneficiary at least sixty calendar days before the expiration date that the Credit will not be renewed. Unless timely notice of non-renewal is given by the Issuer, the Credit will automatically extend for one-year periods until an ultimate outside expiration date which shall be on                     , or any amendment and/or extension agreed on the Lease Agreement if its exercised by Lessee in the terms and conditions of such Lease Agreement, and Lessee has vacated the premises which are subject of the Lease Agreement, unless the Credit is sooner terminated and released by Beneficiary. If notice of non-renewal is given before the Lease Agreement terminates, the Beneficiary may draw on this Credit by submitting a document stating that the Issuer failed to renew the Credit. This draw provision is independent of any default under the Lease Agreement.

This Credit may be drawn upon, pursuant to the terms hereof, by Beneficiary or by the successor or assignee of Beneficiary. This Credit shall be and is transferable by Beneficiary. In the event of transfer, Beneficiary shall notify Issuer by means of a Notice of Transfer in the form attached hereto, and Issuer shall be obligated to consent to such assignment in writing and to return the acknowledged Notice of Transfer to Beneficiary within seven business days after receipt of it. If Issuer does not both return a signed Notice of Transfer to Beneficiary within said seven (7) day period, the Beneficiary may draw on this Credit by

SAMPLE

submitting a document stating that the Issuer failed to acknowledge the Transfer of Credit. This draw provision is independent of any default under the Lease Agreement.

Funds under this Credit are available to you against presentation by you of this Credit or a photocopy hereof, your sight draft(s) purportedly signed by one of your officers, drawn on us bearing the clause “Drawn under Credit No. 5390”, accompanied by a document substantially in the form of any one of the following documents (exact verbiage not required):

1.	“I, as an authorized representative of the Beneficiary, do hereby certify that an event of default has occurred under the terms of that certain Lease Agreement dated , executed by and between as Lessor and as Lessee, and accordingly we demand payment in the amount of US$ .”

- OR –

2.	“We certify that we have received Issuer’s notice of its election not to renew this Lettter of Credit No. and we have not received a replacement Letter of Credit or any other financial assurance satisfactory to at least sixty (60) days prior to the current expiration date of Issuer’s Letter of Credit No. .

- OR –

3.	“We certify that we delivered Notice of Transfer Issuer and we have not received back of Transfer signed consenting to the transfer.”

Presentation of your sight draft(s) may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number: (        )             . You may present to us one or more sight drafts from time to time prior to the expiry date in an aggregate amount not to exceed the Original Stated Amount. The Beneficiary may elect to demand the payment of part or the total amount of this Credit in the terms of this Letter of Credit and the Lease Agreement.

This Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Credit is referred to or to which this Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

The obligation of Issuer to the Beneficiary, hereunder is independent from that of any obligation or agreement between Beneficiary and Applicant. No defenses or claim of Applicant against Beneficiary, and no bankruptcy or insolvency of Applicant, shall impair or affect in any way the obligation of Issuer to honor the drafts of Beneficiary under and in compliance with this Letter of Credit. The obligation of Issuer to Beneficiary is in no way contingent upon reimbursement from Applicant or anyone else.

All bank charges and commissions incurred in this transaction are for the Applicant’s account.

We hereby undertake and agree with Beneficiary and with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Credit that such drafts will be duly honored by us upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before noon, Mountain Standard Time, on or before the third Business Day (defined below) next following the date on which such drafts are received by us. “Business Day” shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in El Paso, Texas.

SAMPLE

To the extent not inconsistent with the express terms hereof, this Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices 1998 (ISP) promulgated jointly by the Institute for International Banking Law and Practice and the International Chamber of Commerce, effective January 1, 1999 (found in ICC Publication No. 590) (the “ISP”) and as to matters not governed by the ISP, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of Texas.

Very truly yours,

Issuer:

By:

SAMPLE

Notice of Transfer

Letter of Credit No.		Issue Date:

U.S.$

Issuer:

Applicant:	[LESSEE]

Beneficiary:	LESSOR

By this Notice of Transfer, Beneficiary hereby notifies Issuer that Beneficiary has transferred the right of payment or performance by the Issuer to:

By signature below, Issuer consents to this assignment of proceeds.

Issuer:

By:

(Authorized Signature)

Printed Name:

Title:

(printed name and title)

Mecanismo de la Carta de Crédito / Letter of Credit Mechanism

The Letter of Credit shall be amortized during the Lease Term, at year end as described:

Year	Month to Amortize LOC	LOC Initial Balance	LOC Reductions	LOC Ending Balance
1	n/a	$1,900,000	n/a	$1,900,000
2	24	$1,900,000	$100,000	$1,800,000
3	36	$1,800,000	$100,000	$1,700,000
4	48	$1,700,000	$100,000	$1,600,000
5	60	$1,600,000	$100,000	$1,500,000

*** LOC scheduled Reductions applicability are contingent upon Lessee being current in all its contractual obligations.

Anexo C – Exhibit C

BASIC

SPECIFICATIONS

FOR

TPI Composites, S. de R.L. de C.V.

189,457.56 SQ.FT.

INDUSTRIAL PLANT FACILITY

IN CD. JUAREZ, CHIH., MEXICO

Prepared By

Fideicomiso F/00335

The following performance specifications are intended to outline the Owner’s intent and minimum requirements for this facility. Some manufacturer’s specification sheets are included only to indicate quality of equipment required, not necessarily the manufacturer. We have designated for practical purposes TPI Composites, S. de R.L. de C.V. as “Lessee” or his representative and FIDEICOMISO F/00335 as “Lessor”.

INDEX

1.	General Requirements.

2.	Foundations.

3.	Structure.

4.	Walls.

5.	Lay Out

6.	False Ceiling.

7.	Floors.

8.	Roof.

9.	Carpentry.

10.	Iron Work.

11.	Hardware.

12.	Glass and Glazing.

13.	Exterior Work.

14.	Electrical Installations.

15.	H.V.A.C. Installations.

16.	Hydraulic and Sanitary Installations.

17.	Fire protection System.

18.	Loading Docks and Ramp

1.	GENERAL REQUIREMENTS

SCOPE OF WORK.- The scope of this project includes the LESSOR providing all Design-Build contract services to effect a complete and functional Manufacturing Plant on the specified property in compliance with all Applicable Codes and these Construction Specifications.

An insurance policy for the replacement cost of the building throughout the whole construction process will be in force.

The warranty of the construction is for 1 year. The roof will have a 10 years warranty period thru a maintenance policy.

A.	Beneficial Occupancy

Beneficial Occupancy delivery as per the contract. Beneficial Occupancy means that the manufacturing area will be painted, enclosed, with insulation and waterproofing on the roof and all doors in place. Complete substation, restrooms modules, offices and systems will not be complete.

The LESSEE can start with the installation of the steel structure for the cranes, the LESSOR will coordinate the works inside the building so the construction process is not affected or delayed. The LESSEE shall provide electrical power to its Subcontractors.

B.	Substantial Completion

Substantial Completion as per the contract. Substantial Completion means that all building systems and areas are operational and functional. Any pending work will be minor, such as cosmetic or adjustment items that shall not interfere with the general and major operation of the building (Punch List items). LESSEE and LESSOR shall sign the reception of the building at this date. The Punch List must be completed within 30 days following Substantial Completion.

At Substantial Completion the following services will be available in the building for immediate “hook-up”, and ready to be contracted by LESSEE:

(i)	Electricity: Infrastructure for 1,500 KVA’s.

(ii)	Optional Water: Service to the Property 0.8 LPS.

(iii)	Sewage: Building to have access to the Municipal sewer system.

(iv)	Gas service to the property

C.	Punch List

Punch list items are those which do not materially affect any aspect of the building’s functionality but are only minor details of aesthetics or convenience.

Note: Should the progress or work be delayed for any reason and such delays be the fault of the LESSOR or his subcontacrtors and results in a delay of the scheduled completion dates, the LESSOR agrees to work all necessary overtime at the LESSOR own expense so that the established completion dates can be meet. The time can be adjusted if a change order required by the LESSEE affects the substantial completion.

D.	SUMMARY OF LESSEE REQUIREMENTS.- LESSOR’S design and construction responsibilities include infrastructure for all utilities and facilities integrally related to the Manufacturing Plant, including restrooms modules, substation, pavement and incidental items.

The Manufacturing Plant shall be constructed to acceptable quality with respect to:

1)	Working environment

2)	Aesthetic level

3)	Reliability of building equipment and utilities

4)	Level of building operating efficiency

E.	SCHEDULES.- LESSOR shall provide a “Bar Chart” project management and construction schedule within two weeks of contract award.

F.	SITE UTILITIES, PERMITS, AND FEES.

The LESSOR is responsible for providing interconnection with the utilities available to the construction site and providing water, sewer and electricity to the building.

LESSOR will provide all infrastructure and necessary installations to connect the building to mentioned utilities and shall pay Water Company’s “Derecho de Fuente” for 0.8 liters per second. Lessee shall pay all “cuotas”, “derechos”, deposits and any other fees for contracting the services of Electricity, Communications, Phone Lines, Natural Gas, etc.

G.	ARCHITECTURAL / ENGINEERING SERVICES

a. The LESSOR will provide all architectural / engineering services including all surveying, preliminary engineering, drawings and specifications for construction, “as-built” drawings, quality control tests, and other incidental items to the end-LESSEE or their representative.

b. The construction Quality Control Laboratory shall be a local licensed institution.

H.	EARTHWORK

Foot Print: 189,156.46 SQFT

•	Platform compaction shall be 95 % PROCTOR

•	Compaction of refill shall be 95% PROCTOR

Parking Lot Area Cars	Asphalt 2”

Parking lot Area Trailers	Asphalt 3” *
Maneuvering Area for Trailers:	Asphalt 3” *

*	Not included in Basic Specification.

2.	FOUNDATIONS

I.	Designed as per the loads specified in the analysis with a bearing capacity load as per soil mechanics test and recommendations done by an approved laboratory.

II.	Concrete shall be minimum 3,000 psi and reinforced as per design

III.	Isolated footings at columns and continuous footing to support bearing and non- bearing walls.

IV.	Isolated footings at columns for crane’s structure support shall be paid as alternate (The crane and structure to support it, is not considered, the footings construction drawings must be supplied by Lessee).

V.	CONCRETE PAVING.

Portland Cement Concrete Paving: Not included in Basic Specification.

3.	STRUCTURE:

A.	Steel Structure: Designed as per the local code and AISC against lateral forces and possible lateral displacement of the elements with proper bracing and supports.

a.	Structural Steel: Steel joists.

b.	Bay Size: 3 bays = 17.5 x 10.00 and 2 bays = 20.00 x 10 meters designed to support a total load of 34PSF.

Reductible live load:	20 PSF
Dead and collateral load:	14 PSF

c.	Clear height: 9.14 meters (30 feet) from floor to bottom of structure in the lowest part at exterior walls.

d.	Columns: All columns to be steel

e.	Painting: Primary paint which complies with SSPC (Steel Structures Painting Council). Final white paint (as finish) on visible structure.

f.	THE STRUCTURE IS NOT PREPARED TO SUPPORT EQUIPMENT, CRANES, DUCTS, PIPING, ETC. NOT CONSIDERED WITHIN THESE SPECIFICATIONS.

ANY EXTRA LOAD MUST BE SUMMITED TO LESSOR FOR STRUCTURAL VERIFICATION, PRICING AND APPROVAL.

4.	WALLS:

I.	Perimeter Walls:

Precast Tilt-up concrete walls Panels, 7  1⁄2” thick.

The exterior wall finish on the manufacturing area consists of vinyl paint applied over a vinyl paint sealant. Manufactured by Sherwin William’s or similar. Enamel paint by Sherwin Williams or similar will be applied from floor to eight feet above finished floor on the interior walls of manufacturing area; Vinyl paint by Sherwin Williams or similar from there to the roof deck. South wall will be made by CMU up to 10’ high and the rest steel laminated sheet with 3 inches thick fiber glass (R-10 Insulation) in a white synthetic membrane.

II.	The exterior walls on the offices shall be CMU with plaster and vinyl paint applied over a vinyl paint sealant. Manufactured by Sherwin William’s or similar.

Office walls shall be made with 1/2“ sheetrock (3  1⁄2 inches thick) with 2  1⁄2 in. metal studs at every 16 inches in office area.

Finishes: Vinyl paint by Sherwin William’s.

III.	BATHROOMS WALLS.

On restrooms, concrete block wall, 20 cm. (8 inches) thick or sheetrock (up to 13’ high), Ceramic tile by Interceramic or similar.

NO WALLS, CEILING, DOORS, LADDERS NOR FINISHES INSIDE PRODUCTION AREA ARE CONSIDERED.

5.	LAY OUT:

Production area:	170,664.22 SQFT
Offices	18,491.95 SQFT
Guard house:	129.17 SQFT
Pump house	172.22 SQFT

TOTAL BLDG. AREA	189,457.56 SQFT

6.	DROP CEILING:

5/8” WR closed sheetrock ceiling in production bathrooms areas.

7.	FLOORS

The concrete floors are built over a 6 inches compacted base at 95% PROCTOR of its maximum density. The base shall be impregnated with asphalt as a vapor barrier.

The concrete floor in the manufacturing area is 6 inches thick reinforced with no less than 1.50 lb. of polypropylene fibers per cubic yard of concrete on top of the compacted base using 4,000 psi concrete. Mechanically troweled finish with typical floor control joints. Saw cut control joints shall be used for all control joints.

Ashford seal will be applied to concrete floor as per manufacturer’s specifications.

Expansion joint material shall be used at all perimeter walls and around column pedestal caps and other vertical interruptions.

A concrete apron at the exterior loading dock area is not included, nor does a trailer maneuvering area, nor parking lot for trailers or cars.

8.	ROOF:

Firestone “Sure-Weld”, 45 mil thick, reinforced TPO membrane roof system, mechanically attached over 1  1⁄2” thick (R-10) polyisocyanurate rigid insulation. FM Compliant. (10 year Manufacturer’s Warranty thru a maintenance policy) (FM compliant 1-60).

1% of roof shall be 4’x8’ single dome prefabricated skylights with aluminum curb frames and 6 mm. white color cellular polycarbonate for natural lighting and energy cost reduction. Skyligths shall be fitted with steel fall prevention grills. FM approved.

Proper gutters and downspouts will be provided

NO HOLES, PERFORATIONS NOR MODIFICATIONS SHALL BE MADE TO THE ROOF BY LEESEE.

Slope shall be 2.00% minimum.

9.	CARPENTRY (OFFICE):

Solid wood door in offices with metallic frame and lockset entry.

10.	IRON WORK:

I.	Employee entry door with lockset entry at dock area, it will consist of one single hollow metal door in an 18 gauge with hollow metal frame 16 gauge, both manufactured in black sheet metal. Enamel paint finish.

II.	Restrooms with one single hollow metal door (each) with ventilation grid in an 18 gauge with hollow metal frame 16 gauge, both manufactured in black sheet metal. Enamel paint finish.

III.	Service room between restrooms with one single hollow metal door with lockset entry in an 18 gauge with hollow metal frame 16 gauge, both manufactured in black sheet metal. Enamel paint finish.

IV.	One exterior marine ladder (with cage) to access the roof, with a metallic locked device to control access.

V.	Steel pipe bollards shall be located at overhead door openings, FP riser and main electrical panel.

VI.	Stainless steel partitions in restrooms.

VII.	Architectural fence wall shall be placed and similar to existing fence of the existing terrace.

11.	HARDWARE:

I.	Emergency hollow metal exit doors in manufacturing and warehouse areas, single hollow metal doors in 18 gauge with hollow metal frame 16 gauge, both manufactured in black sheet metal. Enamel paint finish with panic devices and weatherproof accessories (no closers).

II.	Three hinges by McKinnery or similar on each solid wood door or similar.

III.	Doorknobs by Schlage or similar on every solid wood door.

IV.	On-floor mounted door stops.

12.	GLASS AND GLAZING:

I	3” x 1-3/4” anodized brown with a 6mm. thick natural crystal window at offices.

13.	EXTERIOR WORK:

I.	Electrical installations shall be underground.

II.	Asphalt roads slope shall be appropriate in order to avoid puddles.

III.	Landscaping shall be composed of gravel and trees.

IV.	Storm drainage system shall be superficial.

V.	4 inches thick sidewalks 2,000 psi concrete as per the layout.

VI.	The existing drop bus area shall be paving.

VII.	Architectural fence as existing.

14.	ELECTRICAL INSTALLATIONS:

This section describes the brands and characteristics for the main building, offices bulging and general electrical system from the utility service company incoming, overhead and underground high voltage incomings, substation, general panel boards, sub distribution panel boards, lighting panel board, power outlets panel boards, HVAC equipment electrical feeders, hydro pneumatic equipment feeders, lighting system, convenience power outlets, dedicated power outlets, empty conduits for telephone and data, general ground system, telephone and data ground system. The craftsmanship for the equipment and materials installation shall be first quality the materials and equipment shall be new and without damages, they must comply with the newt’s edition of NEC and applicable NOM.

The electrical LESSOR shall install whole the electrical system considering avoid interferences with the cranes and the jib-cranes installed by owner in every bay along the numbered axis. The clearance height in the manufacturing area is 30 feet.

All the panel boards, load centers, safety switches, dry type transformers, magnetic starters and all the electrical equipment shall be General Electric brand.

I.	Electrical terms and conditions:

The General LESSOR shall contract and pay for an independent Electrical Inspector (Verification Unit) in order to obtain the Electrical Verification Letter only for the building services. The transformer capacity, switchboards size and all panel boards’ size shall be adequate for the correct electric system function in the plant expansion.

II.	Electrical Incoming Location.

The electrical high voltage to feed a 15 KV, 400 amps, 3 phases, 3 wires, switchgear made up of an incoming cell with general tripolar air switch, utility company metering equipment cell, branch cell with arresters and tripolar, fused, air switch to feed a 1500 KVA power transformer. All the wires shall be connected with wire terminations and ground adapters, Elastimold brand. The wire shall be installed using the tools and procedures specified in the applicable CFE regulations.

Substation:

The electrical LESSOR shall install a new MV switchgear made up of a branch cell with arresters, and tripolar, fused, air switch to feed a 1500 KVA power transformer. 1500 KVA power transformer, exterior use, oil filled, ONAN type, with temperature meter, pressure relief valve, 5 taps 2 above nominal voltage and 2 below nominal voltage, delta-wye connection, 13200-480/277 volts, 3 phases, 4 wires, 60 hz, PROLEC or similar brand. The switchgear and the power transformer will installed in a concrete base with PVC conduits for switchgear feeder and PVC conduits for Main panelboard feeder. The concrete bases, the underground MV PVC conduits, underground LV PVC conduits and the ground systems in the substation area and the main panel board room are existing. The substation shall be built according to NEC and applicable NOM’s.

III.	Main Panel boards.

The electric LESSOR shall install and feed the main panel board TGI a self-mounted Main switchboard “TG-2” interior use nemal, 2000 amps, 480/277 v, 3 phases, 4 wires, 60 hz, 42 KAIC. Spectra model, class I, General Electric Brand. Made up of:

Feeders circuit breakers Sections:

Include the necessary lugs on the bottom to connect the 1800 amps tie feeder.

IV.	Conduit criteria.

Underground conduit - Shall be PVC schedule 40. All the underground conduits elbows shall be IMC galvanized. All the PVC conduits shall be PYDSA or Condumex brand.

Exterior exposed conduit – Shall be IMC galvanized.

Interior conduit exposed to mechanical traffic and/or mounted below 10 feet height shall be IMC galvanized.

Interior conduit exposed or wall or ceiling concealed installation – Shall be EMT with steel screwed fittings.

All the conduits installed in classified areas shall be rigid metal conduit schedule 40.

All the metallic conduit shall be Júpiter Peasa or Rymco brand.

All the EMT conduits couplings and connectors shall be screwed type NEER or Anclo brand.

All the concealed in wall or ceiling joint boxes shall be stamped reinforced type. Raco or Steel City Brand.

All the exposed joint boxes shall be cast aluminum oval series with neoprene, gasketed exterior cover. Crouse-Hinds Brand.

The clamps for the plant lighting conduits shall be Beam Clamp type.

V.	Electrical wire criteria.

All the low voltage electrical system conductors shall be stranded copper wire 98% conductivity, PVC, THHW-LS, 75 C thermoplastic heat, moisture and oil resistant 600 volts insulation.

Lighting and power – Minimum size conductor to be # I2 AWG.

Control – Minimum size to be #14 AWG.

High voltage underground. Monoconductor soft copper with XLPE 100% insulation level, copper wire shielded, and outer PVC jacket. All main cable terminations to be elastimold brand, stress cone type as required.

The sizing and color of conductors shall be as NEC, NOM, CFE specifications.

Grounding wire shall be required for all equipment, lighting fixtures and power outlets. Green color insulation.

VI.	Mechanical Equipment requirements

HVAC equipment. These equipments shall be installed with an unfused knives safety switch each and magnetic starter as required with an individual MCCB each.

VII.	Lighting and distribution panel boards.

All the panel board shall be with lockable metal doors. Panels installed in dry walls shall be recessed mounted and 4” maximum depth. Panels mounted in columns or on masonry walls shall be painted on all surfaces and the front cover door shall be surface mounted. The panelboad shall be fastened to the wall or column with bolts through the back of the box. Each panel shall be labeled with 2” tall engraved plastic labels riveted to the face panel, not the door. A typed list describing the areas each circuit breaker serves shall be installed in a clear plastic riveted to the inside face of the door. All the distribution panelboad shall be mounted at 59 inches AFFL at panelboard center. All the panel boards shall be provided with 30% spare branch circuit breakers.

All the power outlet panel boards 208/120 volts, 3 phases, 4 wires, 60 hz shall be main circuit breaker feed by a step down dry type transformer mounted at clear height 30 feet feed by a 480/277 v panelboad. All the power distribution lighting panel boards shall be 480/277 volts, 3 phases, 4 wires, 60 hz. Only the 480/277 volts panelboads could be main lugs. All the brach MCCB shall be bolted type. A1 the panel boards shall be General Electric Brand. All the panel boards shall be installed with a 30% available space/electric for future MCCB. Free spaces in panel boards shall be not allowed. All the circuits shall be furnished with branch MCCB.

Install the lighting panels, power outlets panels, HVAC panels as needed to feed general services loads for the expansion building, offices building, pump room expansion and exterior areas expansion.

VIII.	Telephone main conduits.

Install 1 manhole L3T type in public sidewalk in front of offices building.

Install 1 manhole L3T type in sidewalk in front of offices reception with a ground rod as ground system specs.

Install 1 telephone cabinet enamel steel 21”x21”x5” wood bottom in site room.

Install 1 cable THHW-LS # 6 AWG from ground rod to telephone cabinet.

Interconnect L3T type manholes with 4 PVC conduits 4” diameter schedule 40.

Interconnect telephone cabinet to L3T manhole with 4 IMC conduits 3” diameter.

Access points, pipe & connections shall meet Telephone Companies requirements.

Install one empty/pull wired conduit 3/4” diameter for CCTV along the expansion wall with drop to reception area.

IX.	Grounding System.

General Grounding system must meet 3 OHM resistance. Install a ground grid system made up of an inner perimeter loop with 4 lines crossing the loop parallel the numbers axis (the building longest side) with a 4/0 AWG bare copper stranded wire. Install an exterior delta ground in every inner perimeter loop direction change equal o greater than 90 grades. Delta ground shall be made of 3 copperweld rods 3/4”x10’ with an inspection hand hole in every delta. Connect all the perimeter and interior columns to the ground grid system with jumpers # 4/0 AWG bare, copper, stranded wire. All rods, wires and columns connections shall be cadweld type.

X.	Voltage drop Criteria.

Voltage drop in feeders from main panel board to the distribution panel boards shall be not more than 2% based on maximum load the panel can handle. Voltage drop from the distribution panel boards to final device installed in the branch circuit shall be not more than 2.5%.

XI.	Branch Circuit Rating.

All the branch circuit breaker used to feed HVAC equipment shall be HVAC type, the branch circuit breaker used to feed fluorescent lighting, power outlets and general loads shall be “Switch” type, the branch circuit breaker used to feed HID lighting fixtures shall be HID type. As NEC and NOM specification. All the MCCB’s shall be bolted type.

XII.	Labels.

All power outlets, safety switches and circuit breakers shall be labeled with a permanent plastic label that identifies the panel board and breaker from they are fed.

XIII.	Dismantles.

All dismantles shall include the equipment below indicated including the wiring, conduits and joint boxes used for their electrical connection.

Dismantle 9 luminaries wall-pack 400 w, 277 v, mounted at 16’ height in the exterior expansion wall and install them as shown in drawing E-5.

XIV.	Receptacles.

Manufacturing Area:

All the power outlets shall be duplex, grounding, 20 amps, 125 v, and industrial grade, installed in cast-aluminum condulet, stainless steel plate and exterior use cover. Leviton, Bryant or similar approved by LESSEE. Connect no more than 4 receptacles to one 1P20A, 120 volt branch circuit breaker. Submit samples of condulets, power outlets, plate and exterior cover for approval.

Install power convenience outlets every other building column at 16 inches height, vertically mounted. See drawing E-03 for locations.

Install power outlets set in every dock door. Every set conformed for 2 power outlets wall mounted and 1 power outlet in floor for dock leveler feeder.

Install feeder to air curtains located in access to manufacturing area from offices.

Offices Area:

All the power outlets shall be duplex, grounding, 15 amps, 125 v, and industrial grade. The power outlets installed in wall shall be installed horizontally in 4”x4” galvanized reinforced stamped steel joint box with reduction frame 4” to 2”. The power outlets installed in floor shall be installed in 2”x4” cast-aluminum condulet with brass plate. All the power outlets shall be Leviton, Bryant or similar approved by LESSEE. Connect no more than 4 receptacles to one 1P20A, 120 volt branch circuit breaker. Submit samples of condulets, power outlets, nylon plate, brass plate and joint box for approval. Offices and cubicles: Install 3 power outlets wall mounted at every office or cubicle and 2 power outlets under every table in meeting rooms.

General Areas: (engineering, cleaning, human resources and training) install 1 power outlet every 10 feet.

Cafeteria: Install 4 power outlets (feed with 2-20 amps, 1 ph, 120 v) for microwave owens and coffee makers area and 4 power outlets distributed on the other three walls.

Reception: install 4 power outlets in the reception area.

General corridors: Install power outlets every 26 feet.

XV.	Voice and data Outlets.

The voice/data preparation shall be made up with a 4”x4” joint-box, stamped, reinforced galvanized steel with a 4”-2” reduction frame. All the conduits shall be 3/4” diameter minimum with galvanized steel # 20 AWG pull wire.

Install 1 preparation at every office.

Office general areas (engineering, cleaning, human resources and training) install 1 preparation every 10 feet.

Install 1 preparation in cafeteria.

Install 3 preparations in reception.

Install 1 conduit 3/4” diameter with pull wire from site room to existing general panel board and to new general panel board.

XVI.	Ground Fault Interrupters.

All the GFCI power outlets shall be duplex, grounding, 15 amps, 125 v, GFCI with test-switch and led indicator. The GFCI power outlets installed in offices areas shall be installed with a nylon plate in exterior areas shall be installed in FS condulet 2”x4”, stainless steel plate, exterior use cover and neoprene gasket. Leviton, Bryant or similar approved by LESSEE. Connect no more than 4 receptacles to one 1P20A, 120 volt branch circuit breaker. Submit samples of condulets, power outlets, plates and exterior cover for approval. Install GFCI power outlets as follows:

1 at every restroom and every janitor room.

1 at every roof mounted HVAC equipment.

1 at every perimeter wall for manufacture expansion.

XVII.	Production area lighting.

The LESSOR shall install a lighting distribution. The luminaries shall be fluorescent 6x54w, 277 v, catalog number 2HB0654T5G277EBT2, metalux, Cooper Lighting brand. The mounting height shall be at 30 feet, fastened to structure member in two points with steel stranded wire. The luminaries shall be connected with Metal-Clad cables (MC) 3x14 AWG from a joint box located right above the luminaries. The luminary’s on-off control shall be from a MCCB in the panel board. The luminaries shall be connected in circuits going parallel to the number axis. The 12% of luminaries shall connected in circuits designed to allow use them as night lighting.

All lighting fixtures for whole the building shall be Lithonia Lighting, Cooper Lighting, Holophane, Construlita or similar approved by LESSEE.

XVIII.	Office, Cafeteria, Kitchen, Toilets and reception area lighting.

All the luminaries in the offices area shall be controlled by switch located in the area. All the switches shall be 20 amps, 1 ph, 120/277 v, industrial grade, Leviton or Bryant. Furnish 10% lighting connected to be tuned on all day. The final on-off control connection shall be coordinated by LESSEE. All luminaries shall be Cooper Lighting brand, unless otherwise specified.

Offices: Install luminaries in steel housing, flush mount, 2’x4’ con 3 fluorescent lamps T8, 32 w, with parabolic louver, 18 cells, 2” depth, electronic ballast, cat. 2EP3GX33236I277EB81, Metalux model. Furnish 75 Foot-Candels Average Maintained (FCAM).

Restrooms: Install damp location proof luminaries in plastic housing, surface mounted, plastic lens, 1’x4’, with 3 fluorescent lamps T8, 32 w, electronic ballast, cat. VT3-332DR277EB81, Metalux model. Furnish 50 FCAM. Install 1 switch in every restroom to control light and exhaust fan. Install vanity lights, spot fluorescent luminaries 2x26w, 120/277 v, glass lensed, cat. CI024B, Construlita brand. Furnish 75 FCAM in vanity area.

Reception: Install spot luminaries 100 w, MH, 120/277 v, cat. M700T740S, model HALO. Furnish 75 FCAM on receptionist desk and 50 FCAM in general area. Install halogen spots 50 w, MR16 bulb, 120-12v, cat CO1139B, Construlita Brand surrounding the reception area for accent lighting.

Meeting Room: Install halogen spots 50 w, MR16 bulb, 120-12v, cat CO1139B, Construlita Brand surrounding the meeting table for accent lighting. Besides the fluorescent lighting.

Cafeteria: Install luminaries in steel housing, flush mounted 2’x4’, lensed troffer, 3 fluorescent lamps, 32 w, T8, 277 v, with electronic ballast, cat. 2GC8FA332A277EB81, Metalux model. Furnish 50 FCAM. Install fluorescent spot 2x26 w, 120/277 v, glass lensed, cat C1024B, Construlita brand, over the service line in cafeteria. Furnish 75 FCAM. Kitchen: Install damp location proof luminaries in plastic housing, surface mounted, plastic lens, 1’x4’, with 3 fluorescent lamps T8, 32 w, electronic ballast, cat. VT3-332DR277EB81, Metalux model. Furnish 50 FCAM at 3’ AFFL.

XIX.	“Salida” (Exit) lighting signs.

All the “Salida” (exit) signs shall be in white enamel steel housing with green arrows and 6” height green letters, 120/277 v, nickel-cadmiun battery, LED lamps and self-diagnostic test switch with led indicator. Catalog number MEXSLX70GWHSALSD, Sure-Lite model, Copper Lighting Brand. All the signs installed in corridors shall be double-face y one-face for wall mount.

Install 1 sign in every exit door at the expansion manufacturing area.

Install 1 sign in every new exit door at the existing manufacturing area.

Install at least 15 signs in offices area and corridor between offices and manufacture areas creating the shortest evacuating paths in contingence situations. These sign locations must be approved by LESSEE before installation.

XX.	Back-Up Lighting.

The back-up lighting shall be made up with back-up batteries installed in fluorescent luminaries. The luminaries with back-up battery shall be installed with LED indicator, test switch and shall be permanently connected to the building electrical system.

Manufacturing Area.

Install back-up batteries in luminaries, every luminary shall be installed with two back-up batteries to operate two bulbs with 3000 lumen output each one, at least, for 90 minutes. The LESSOR shall be responsible to design a back-up lighting system for 1 foot-

candle at least in the manufacturing area. LESSEE shall approve design before installation. Install 5 reflectors 400 w, MH, 277 v, cat. MHNKS76400277, Lumark. Interior mounted on the expansion wall on axis “U” at 16.4 feet AFFL, 1 reflector per bay, aimed to production area. Feed and controlled from a panel connected to emergency power generator.

Offices Areas.

Install luminaries with back-up batteries creating the as many as possible shortest egress paths from the offices areas in contingence situations. The back-up battery shall operate one bulb for 90 minutes with 825 lumen output. The LESSOR shall be responsible to design a back-up lighting system for 1 foot-candle at least in all the egress paths. LESSEE shall approve design before installation.

XXI.	Exterior areas.

Install equipment and material necessary to illuminate the expansion building perimeter, parking lot and interior streets with 2 fc average maintained, sporting areas (soccer filed, paddle racket court) with 10 fc average maintained, the exterior storage with 5 fc average maintained, the building facade with 7 fc average maintained. The final design shall be LESSOR responsibility.

All the luminaries and reflector shall be controlled by contactor, clock and photocell arrangements.

The contactor shall be magnetic holded, 120 v coil, with on-off-auto selector switch, “ON” green pilot light, General Electric Brand. The clock shall be electromechanic 220/127 v, 24 hours, on-off, Tork Brand. The photocell shall be 1200 W, 120 V, Tork brand, 5000 series. Install 2 local on-off controlls for soccer-field and paddle racket court.

Install the followings as shown drawing E-5.

4 luminaries wall mounted at 16.4 feet AFFL, 400 w, MH, 277 v, cat. MHWL400277. Lumark.

25 reflectors pole mounted, 400 w, MH 277 v, cat. MHNKS76400277. Lumark.

20 luminaries pole-top “shoe-box” 400 w, MH, 277 v, cat HPHRR3400277. Lumark.

2 metallic poles, circular tapered 23 feet height for recreational and sports areas.

18 metallic poles, circular tapered 30 feet height for parking lot areas.

All luminaries and reflectors shall be CooperLighting brand.

The poles shall be circular, tapered, enamel steel with hand-hole at base.

Install pyramidal square concrete bases for poles. Made up according with the local soil and wind conditions with 3/4”x35” galvanized steel anchors.

Install bases for reflectors. Made up of concrete 3550 lb/in2, rectangular 12x8x12 inches, 3/8”x3” galvanized steel anchors.

The poles and reflectors shall be fixed with double nut, double flat washer and security washer. Install expansive grout sika brand or similar between pole/reflector base and concrete base.

XXII.	Spare Lighting Supplies.

Supply 3% of lights, ballasts for repairs after construction to the Owner.

15.	H.V.A.C.:

I.	GENERAL DESIGN CONDITIONS

a.	Applicable standards and codes:

1.	ASHRAE

2.	SMACNA-85

3.	UBC (Uniform Building Code)

4.	NEC (National Electric Code)

5.	SEMARNAP

6.	Municipal Construction Code

7.	Applicable local codes

b.	The mechanical LESSOR conforms to heating and cooling loads based on ASHRAE FUNDAMENTALS guidelines.

No dehumidifier equipment has been considered in basic specifications.

II.	EQUIPMENT

A.	PRODUCTION AREA: Evaporative coolers units, motorized relief air fans and gas fire suspended unit heaters, positive pressure all year.

The air exchange rate shall be as follow:

Production: 525,000 CFM (6 changes per hour)

Heating requirements.

Production: 4,250,000 btu/h

B.	OFFICE AREA: Rooftop mechanical refrigeration units with gas heating section.

C.	Lockers area: Positive pressure for all year, air curtains for production area doors.

D.	CAFETERIA: Rooftop mechanical refrigeration units with gas heating section.

E.	EXHAUST FANS ( BATHROOMS ):

For restrooms areas, exhaust fans by GREENHECK or similar, aluminum construction with 2 CFM/sq. ft. capacity or similar mounted on ceiling. Additional exhaust fans for Men’s and Women’s office bathrooms of 2 CFM/sqft capacity.

F.	EXHAUST FANS ( BATHROOMS ):

For restrooms areas, exhaust fans by GREENHECK or similar, aluminum construction with 2 CFM/sq. ft. capacity or similar mounted on ceiling. Additional exhaust fans for Men’s and Women’s office bathrooms of 2

CFM/sqft capacity.

G. MOTOR CONTROL CENTER: The motor control center shall have integral magnetic motor starters and a circuit breaker for each motor load. Starters shall be with manual switch. Each starter shall have a green pilot light to indicate when the motor is running, and a red pilot light to indicate when the motor is off.

16.	HYDRAULIC AND SANITARY INSTALLATIONS:

I.	The sewer consists of a 6 inches diam. PVC pipe which receives the discharge of the building’s drain. It has manholes with discharge to the public sewer.

II.	The exterior underground water supply will be provided through a minimum 2 inch diameter pipe.

III.	16,000 gallons metal bolted tank cistern for domestic water. A 60,000 gallons upgrade is optional.

IV.	The hydraulic and sanitary installations to the restrooms include an A.O. Smith 40 gallon capacity electrical water heater or similar and a 5 hp duplex water pressure booster pump system with hydro-pneumatic tank (40-50 psi).

V.	NO WATER STORAGE FOR LESSEE PROCESES IS CONSIDERED.

17.	FIRE PROTECTION SYSTEM

I.	System is associated with existing adjacent (Heil) building, it will be shared with this building.

II.	Interior hydrants are cabinets with 100’x 1 1⁄2” hoses.

III.	Sprinklers Production: 0.48 gpm/sq.ft., 3/4” NPT 17/32” orif. 286 F K=8.2, FM COMPLIANCE.

IV.	Sprinklers Offices: 0.10 gpm/sq.ft. light hazard

V.	One Siamese valve of 2 1⁄2 inches diameter for the fire department connection will be installed in parking lot area.

18.	LOADING DOCKS

Truck docks: Not included in Basic Specification.

Access drive ramps: 5 (Five) 20’ x 16’ Overhead roll up doors.

THE END

SAMPLE

Anexo D – Exhibit D

Formato de Certificados de Entrega / Certificates of Delivery Format

CERTIFICATE OF BENEFICIAL OCCUPANCY / CERTIFICADO DE ENTREGA BENEFICA

CERTIFICATE OF DELIVERY AND RECEPTION OF BENEFICIAL OCCUPANCY OF AN INDUSTRIAL BUILDING PURSUANT TO THE LEASE AGREEMENT EXECUTED ON XXXXXXXX (THE “LEASE AGREEMENT”), BY AND BETWEEN THE BANK OF NEW YORK MELLON, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE IN THE TRUST F/00XXX, AS LESSOR AND BY XXXXXXXX AS LESSEE, WITH RESPECT TO A INDUSTRIAL BUILDING IDENTIFIED AS XXXXXXXX, LOCATED AT XXXXXXXX, MÉXICO.

The Parties wish to confirm the delivery of the Leased Property (as such term is defined in the Lease Agreement) for Beneficial Occupancy, according to the following stipulations:

CERTIFICADO DE ENTREGA Y RECEPCION DE OCUPACIÓN BENEFICA DE UN EDIFICIO INDUSTRIAL DE CONFORMIDAD CON EL CONTRATO DE ARRENDAMIENTO DE FECHA XXXXXXXX (EL “CONTRATO DE ARRENDAMIENTO”), CELEBRADO ENTRE THE BANK OF NEW YORK MELLON, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, COMO FIDUCIARIO EN EL FIDEICOMISO F/00XXX, COMO ARRENDADOR, Y POR XXXXXXXX, COMO ARRENDATARIO, RESPECTO DE UN EDIFICIO INDUSTRIAL IDENTIFICADO COMO XXXXXXXX, UBICADO EN XXXXXXXX, MÉXICO.

Las Partes desean confirmar la entrega de la Propiedad Arrendada (como dicho termino se define en el Contrato de Arrendamiento) para Entrega Benéfica, de conformidad con lo siguiente:

1.	The Parties acknowledge and agree the delivery of the Lease Property for Beneficial Occupancy, in compliance with the Lease Agreement.	1.	Las Partes reconocen y acuerdan la entrega de la Propiedad Arrendada para Ocupación Benéfica, de conformidad con el Contrato de Arrendamiento.

2.	Hereby Lessor delivers to Lessee the Leased Property for Beneficial Occupancy and Lessee hereby receives it it as full satisfaction and in compliance with the Lease Agreement.	2.	Por esto medio el Arrendador entrega al Arrendatario la ILLEGIBLE Arrendada para ILLEGIBLE Benéfica, y el Arrendatario lo recibe a ILLEGIBLE satisfacción de conformidad con el Contrato de Arrendamiento.

3.	The Parties agree that this Certificate shall be binding and therefore considered as part of the Lease Agreement for all legal effects that may occur in accordance with the terms and conditions of the Lease Agreement.	3.	Las Partes acuerdan que este Certificado estará sujeto y se considerará parte integrante del Contrato de Arrendamiento para todos los efectos legales que se deriven de conformidad con los términos y condiciones del Contrato de Arrendamiento.

The Parties execute this Certificate to their complete satisfaction on XXXXXXXX.		Las Partes celebran el presente Certificado a su entera satisfacción el día XXXXXXXX.

LESSOR:		LESSEE:

Por/By:	Guillermo Villarreal	Por/By:	XXXXXXXX
Título/Title:	Apoderado/Attorney in Fact	Título/Title:	Apoderado/Attorney in Fact

WITNESS		WITNESS

Por/By:		Por/By:
Título/Title:		Título/Title:

SAMPLE

CERTIFICADO ENTREGA SUBSTANCIAL / CERTIFICATE OF SUBSTANTIAL COMPLETION

CERTIFICADO DE ENTREGA Y RECEPCION DE OCUPACIÓN FINAL DE UN EDIFICIO INDUSTRIAL DE CONFORMIDAD CON EL CONTRATO DE ARRENDAMIENTO DE FECHA XXXXXXXX (EL “CONTRATO DE ARRENDAMIENTO”), CELEBRADO ENTRE THE BANK OF NEW YORK MELLON, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, COMO FIDUCIARIO EN EL FIDEICOMISO F/00XXX, COMO ARRENDADOR, Y POR XXXXXXXX, COMO ARRENDATARIO, RESPECTO DE UN EDIFICIO INDUSTRIAL IDENTIFICADO COMO XXXXXXXX, UBICADO EN XXXXXXXX, MÉXICO.	CERTIFICATE OF DELIVERY AND RECEPTION OF FINAL OCCUPANCY OF AN INDUSTRIAL BUILDING PURSUANT TO THE LEASE AGREEMENT EXECUTED ON XXXXXXXX (THE “LEASE AGREEMENT’), BY AND BETWEEN THE BANK OF NEW YORK MELLON, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE IN THE TRUST F/00XXX, AS LESSOR AND BY XXXXXXXX AS LESSEE, WITH RESPECT TO A INDUSTRIAL BUILDING IDENTIFIED AS XXXXXXXX, LOCATED AT XXXXXXXX, MÉXICO.
Las Partes desean confirmar la entrega de la Propiedad Arrendada (como dicho termino se define en el Contrato de Arrendamiento) para Entrega Final, de conformidad con lo siguiente:	The Parties wish to confirm the delivery of the Leased Property (as such term is defined in the Lease Agreement) for final occupancy, according to the following stipulations:

a) Las Partes reconocen y acuerdan que de conformidad con los términos y condiciones del Contrato de Arrendamiento, y debido a que el Edificio ha sido terminado, en la presente fecha las Partes han inspeccionado el Edificio para evidenciar la Entrega Final de la Propiedad Arrendada por el Arrendador y recepción del Arrendatario.

a) The Parties acknowledge and agree that in compliance with the terms and conditions of Lease Agreement, and due the Building has been completed, on this date the Parties inspect the Building in order to evidence the delivery of the Leased Property for Final Occupancy by Lessor and reception of Lessee.

b) Por este medio el Arrendador entrega al Arrendatario la tropiedad Arrendada para Ocupación Final, y el Arrendatario lo recibe su entera satisfacción de conformidad con el Contrato de Arrendamiento.	b) Hereby Lessor delivers to Lessee the Leased Property for Final Occupancy, and Lessee hereby receives it at its full satisfaction in compliance with the Lease Agreement.

c) Las Partes acuerdan que dentro de los treinta (30) días siguientes a la fecha de celebración del presente Certificado, el Arrendador estará obligado a llevar a cabo y completar el trabajo indicado en la Lista de Pendientes adjunta al presente como Anexo “1”.

c) The Parties agree that within thirty (30) days following the execution of this Certificate, Lessor is obligated to perform and complete the work indicated on the Punch List Items attached hereof as Exhibit “1”.

d) Las Partes acuerdan que este Certificado estará sujeto y se considerará parte integrante del Contrato de Arrendamiento para todos los efectos legales que se deriven de conformidad con los términos y condiciones del Contrato de Arrendamiento.

d) The Parties agree that this Certificate shall be binding and therefore considered as part of the Lease Agreement for all legal effects that may occur in accordance with the terms and conditions of the Lease Agreement.

Las Partes celebran el presente Certificado a su entera satisfacción el día XXXXXXXX.	The Parties execute this Certificate to their complete satisfaction on XXXXXXXX.
LESSOR:	LESSEE:

Por/By: Guillermo Villarreal	Por/By: XXXXXXXX
Título/Title: Apoderado/Attorney in Fact	Título/Title: Apoderado/Attorney in Fact

WITNESS	WITNESS

Anexo E – Exhibit E

Manual de Mantenimiento de Intermex /Intermex’s Maintenance Manual

GUÍA DE MANTENIMIENTO PARA LOS EDIFICIOS / BUILDING MAINTENANCE GUIDE

GUÍA DE MANTENIMIENTO PARA LOS EDIFICIOS	BUILDING MAINTENANCE GUIDE

• En lo sucesivo, el término “excelentes condiciones”; significará, las condiciones en las que la propiedad arrendada se entrega por el Arrendador al Arrendatario a excepción del uso, paso del tiempo y desgaste normal de la misma.	•

The term “excellent conditions” shall henceforth mean the conditions on which the Lessor provides the Lessee with the leased property, except for the usage, passing of time and normal wear and tear thereof.

• Las actividades de mantenimiento deben ser efectuadas por personal calificado y debidamente documentadas en bitácoras.	•	Maintenance activities shall be performed by qualified personnel and documented in appropriate logs.
PINTURA EXTERIOR (GENERAL)	EXTERIOR PAINT (GENERAL)

• Todos los muros, pintura exterior y acabados finales de la planta deberán ser mantenidos en excelentes condiciones.	•	All the plant walls, outside paint and final finishing shall be maintained in excellent conditions.

• Para efectuar cualquier demolición, modificación ó perforación en los muros, deberá obtenerse autorización por escrito por parte de Intermex.	•	Before performing any demolition, modification or drilling in walls, Intermex’s written permission should be obtained.

•

Cualquier demolición, modificación ó perforación en los muros que sea realizada por requerimientos del proceso deberá ser completamente reparado y pintado para mantener la imagen original del edificio.

	•	Any demolition, modification or drilling work performed in the walls due to process requirements shall be thoroughly repaired and painted to keep the original image of the building.

•

Toda la pintura exterior, incluyendo las áreas de caseta de guardias, almacenes, cuarto de compresores y tanque de almacenaje, deberá ser repintada cuando sea necesario a causa del deterioro o daño de la misma, o a solicitud del arrendador por los mismos motivos.

•

All exterior painting, including that in such areas as guardhouses, storage rooms, compressor rooms and storage tank, shall be repainted when required due to deterioration or damage thereof, or at the lessor’s request for the same reasons.

PINTURA INTERIOR	INTERIOR PAINT

•

La pintura interior deberá ser limpiada y/o lavada según sea requerido para mantenerla en excelentes condiciones. Deberá ser pintada cuando su apariencia y superficie muestren daños tales como: Manchas, descascaramiento, golpes o deterioro o a solicitud del arrendador por los mismos motivos.

•

Interior painting shall be washed and/or cleaned as required to maintain it in excellent condition. It shall be repainted whenever its appearance and surface show such damages as: Stains, peeling, bumps or deterioration, or at the lessor’s request for the same reasons.

ÁREAS VERDES Y JARDINES	GARDEN AND GREEN AREAS
• Clinging and maintaining this areas, should include cutting grass and grooming of flowers and plants landscape, fertilizing, cleaning.		• Cleaning and maintaining these areas, should include cutting grass, grooming flowers and plants, landscaping, fertilizing and cleaning.

•

Su limpieza y mantenimiento consiste en podar el césped y las plantas ornamentales periódicamente, fertilizar e implementar un programa de reforestación según sea necesario, así como limpieza en áreas de gravas u otros

• Cleaning and maintenance consist of mowing the lawn and pruning ornamental plants on a periodical basis, fertilizing and implementing a reforestation program as required, cleaning areas with gravel or other decorative

	materiales decorativos y reemplazo de la barrera de humedad en caso de ser necesario.			materials, and replacing the moisture barrier when required.
•	Revisión, mantenimiento y reparación del sistema de riego cuando esto aplique.			• Verifying, maintaining and repairing the watering system when applicable.
ACABADO Y FUNCIONAMIENTO DE BAÑOS			BATHROOM FINISHING AND OPERATION
	•	Los azulejos, losetas, mamparas y aparatos sanitarios que sufran daños por su uso deberán ser reemplazados o reparados.	•	Wall and floor tiles, screens and sanitary equipment damaged due to wear and tear shall be replaced or repaired.

	•	Los fluxómetros, mezcladoras y válvulas deberán ser mantenidos en buenas condiciones de trabajo y realizar los mantenimientos correspondientes según el manual del fabricante.	•	Fluxometers, mixers and valves shall be maintained in good working conditions and the maintenance shall be performed according to the manufacturer’s manual.

•

Las bisagras, cerraduras, mamparas, cestos de basura, accesorios de baño, espejos y secadores de manos eléctricos, deberán ser mantenidos en excelentes condiciones y reemplazados si es necesario. Se recomienda darles mantenimiento mensual que incluye limpieza interior y exterior según aplique, aceitar mecanismos, ajuste de tornillos, etc.

•

Hinges, locks, screens, trash cans, bathroom accessories, mirrors and electrical hand dryers shall be kept in excellent condition and replaced if required. It is recommendable to perform monthly maintenance to include interior and exterior cleaning, as applicable, oiling mechanisms, adjusting loose screws, etc.

•

Deberán tener un cuidado especial en las tuberías hidráulicas y sanitarias que pueden ser mal utilizadas o dañadas por los usuarios, Intermex les proporcionara los layouts de las diferentes ingenierías del edificio para evitar daños a estas instalaciones.

			•	Special care should be taken with hydraulic and sanitary piping, which users could misuse; Intermex shall provide building engineering layouts to help prevent damages to these facilities.
TANQUES DE ALMACENAJE DE AGUA Y EQUIPOS DE BOMBEO			WATER STORAGE TANKS AND PUMPING EQUIPMENTS

	•	Deberá darse un mantenimiento preventivo y constantes revisiones a los equipos de bombeo de agua, flotadores, arrancadores electromagnéticos, etc. Por lo menos una vez al mes.		• Preventive maintenance and continuous verifications shall be performed in water pumping equipment, floats, electromagnetic starters, etc. At least on a monthly basis.

	•	Revisar y sellar en caso de ser necesario las conexiones de tuberías, revisar instalación para la detección de fugas o zonas de riesgo y corregir.		• Check and seal, if required, pipe connections and the installation for leak detection or risk areas, and fix as required.
ESPACIOS DE ESTACIONAMIENTO			PARKING AREAS

•

Deberán mantenerse en excelentes condiciones, limpios y con espacios de estacionamiento bien definidos, deberán ser repintados cuando sea necesario a causa del deterioro o daño, o a solicitud del arrendador por los mismos motivos.

•

Parking lots shall be maintained in excellent condition, clean and with parking spaces clearly marked; they shall be repainted when required due to deterioration or damage, or at the lessor’s request for the same reasons.

•

Deberán también ser repintados las guarniciones, paso de peatones y zonas de seguridad del área industrial cuando sea necesario a causa del deterioro o daño, o a solicitud del arrendador por los mismos motivos.

			•	Sidewalks, pedestrian crossings and safety zones in the industrial area shall be repainted when required due to deterioration or damage, or at the lessor’s request for the same reasons.

•	Deberá recibir mantenimiento y limpieza al pavimento		•	Paving shall be maintained and cleaned in areas with

	asfáltico donde existan áreas dañadas o residuos de combustible o aceites derramados por maquinara o vehículos.		damage or oil or fuel spills from machinery or vehicles.

•	Está prohibido el almacenaje de material que debido su naturaleza o diseño pueda causar daños a la superficie pavimentada por peso, composición química, etc.	•	It is forbidden to store materials that, due to their nature or design, could cause damage on the paved surface due to their weight, chemical composition, etc.
CUBIERTAS METÁLICAS, TECHOS, CANALONES Y BAJANTES DEL DRENAJE PLUVIAL		METAL COVERS, ROOFS, GUTTERS AND RAINWATER DOWNSPOUTS

Con el fin de programar las actividades de mantenimiento que a continuación se describen deberán realizarse inspecciones.		Inspections shall be performed in order to schedule the maintenance activities below.

•	Limpieza periódica de laminas, parteaguas, canalones y bajantes pluviales, ésta deberá incluir remover polvo, lodo, materias orgánicas y componentes dañados de sello, así como limpiar las conexiones de la lamina con cubiertas, extractores, chimeneas y domos. Este mantenimiento deberá realizarse mensualmente.		•	Periodic cleaning of sheets, watershed roofing, gutters and rainwater downspouts; this shall include removing dust, dirt, mud, organic materials and damaged sealing components, as well as cleaning cover sheet joints, exhaust fans, chimneys and skylights. This maintenance shall be performed on a monthly basis.

•	Colocación o renovación de sello impermeable sin excluir en ductos, cuellos de ganzo, penetración de tuberías, antenas, bases de equipo, flashing, cumbreras, goterones, canalones, rejillas barométricas, domos, coladeras, perforaciones y cualquier equipo instalado sobre las cubiertas de techos. Este mantenimiento deberá realizarse una vez al año.		•	Placement or replacement of the waterproof seal, including pipelines, goosenecks, pipe inlets, antennas, equipment bases, flashing, ridge drops, gutters, barometric grills, domes, strainers, holes and any other equipment installed on roof coverings. This maintenance shall be performed on a yearly basis.

•	En losas sólidas se deberán sellar grietas, fisuras y abolsamientos una vez al año o a solicitud del arrendador por el desgaste anticipado de los mismos.		•	On solid slabs, cracks, fissures and bulges should be sealed once a year or at the lessor’s request due to anticipated wear thereof.

•	Todo el personal que accese a la cubierta metálica deberá usar zapatos de suela suave, con el equipo de seguridad necesario y evitar en lo posible usar material y herramientas que dañen la misma.		•	Any personnel accessing the metal cover shall use soft-soled shoes and safety equipment, and avoid using materials and tools that could damage the cover as much as possible.

•	Todos los elementos de la cubierta que presenten oxidación deben ser repintados con pintura de cromato de zinc.		•	Any rusted cover items shall be repainted with zinc chromate paint.

•	Después de terminado el trabajo todo material sobrante de esa reparación deberá ser retirado.		•	After completing the work, all unused repair materials shall be removed.
ESTRUCTURA METÁLICA PARA CUBIERTA		METAL COVER FRAME

	• No está permitido realizar modificaciones o adiciones sin previa autorización de la Arrendadora, y tampoco ser utilizada para soportar cualquier material, equipo o herramienta. Cualquier solicitud al respecto deberá ser solicitada por escrito al arrendador y deberá obtenerse la autorización correspondiente por escrito.		•	Making changes or additions without the lessor’s prior approval is forbidden; also, it shall not be used to support any type of materials, equipment or tools. All requests shall be made in writing to the landlord and the approval shall be in writing.

	• La estructura metálica para cubierta deberá ser mantenida limpia, y deberá retirarse todo el polvo, telarañas, nidos de pájaros u otro tipo de vida silvestre.		•	The metal cover frame shall be kept clean and free of dust, cobwebs, bird nests or any other wildlife.

	• La estructura metálica para cubierta deberá pintarse cuando sea necesario y todo daño causado por golpes, corrosión, accidentes con montacargas o similares deberá ser reparado y/o reemplazado.		• The metal cover frame shall be painted when required and any damage caused by impacts, corrosion, incidents with forklifts or similar vehicles shall be repaired and/or replaced.
CANCELERIA DE ALUMINIO		ALUMINUM PARTITIONS

•	Los empaques, bisagras y cerraduras deben ser ajustados y lubricados por lo menos cada 4 meses.		• Gaskets, hinges and locks should be adjusted and lubricated at least every 4 months.

•	Todos los cristales y acrílicos que se rompan, estrellen o dañen deberán ser cambiados inmediatamente de acuerdo con las especificaciones originales.		• All broken, crashed or damaged glasses and acrylics shall be immediately replaced according to the original specifications.

•	Deberá utilizarse un producto adecuado para la limpieza del aluminio.		• An appropriate product shall be used to clean aluminum.

•	Los daños causados deberán ser reparados y/o reemplazados de acuerdo con las especificaciones originales.		• Damaged items shall be repaired and/or replaced according to the original specifications.
PUERTAS Y RAMPAS		DOORS AND RAMPS

•	Las puertas y rampas deberán ser lubricados y ajustadas incluyendo: todas las cerraduras, accesorios y barras de pánico para un óptimo funcionamiento cada 4 meses como mínimo.	•	Doors and ramps shall be lubricated and adjusted including: all locks, fittings and panic bars for optimum performance, at least every 4 months.

•	Deberán mantenerse pintadas.	•	They shall be kept painted.

•	Cualquier daño estructural y/o mecánico a la puerta atribuible al arrendatario requerirá su reparación o reemplazo.	•	Any structural and/or mechanical damage in the door that is attributable to the lessee shall be repaired or replaced.

•	Los sellos, platos de empuje y sardineles deberán recibir mantenimiento que incluya limpieza, ajuste de tornillería y mecanismos, con una frecuencia de 6 meses como mínimo.	•	Seals, thrust plates and curbs shall be maintained including cleaning and adjustment of screws and mechanisms, at least every 6 months.

•	Las rampas niveladoras deberán recibir mantenimiento y lubricación de acuerdo al manual del fabricante.	•	Leveling ramps shall be maintained and lubricated according to the manufacturer’s manual.

•	El funcionamiento de los mecanismos de las cortinas metálicas deberá ser revisado periódicamente y engrasado con una periodicidad de 3 meses.	•	The operation of metal shutter mechanisms shall be verified and greased at intervals of 3 months.

•	Las cortinas de las rampas deberán mantenerse pintadas, al igual que sus guías y cadenas.	•	Ramp curtains shall be kept painted, as well as the guides and chains thereof.

•	Todos los accesorios de los andenes de carga tales como sellos, topes, lámparas, semáforos y ganchos de seguridad deberán recibir un mantenimiento preventivo que incluye: limpieza, engrasado, ajuste de mecanismos y tornillería en periodos no superiores a los 4 meses.	•	All fittings in loading docks, such as seals, bumpers, lamps, traffic lights and safety hooks, shall be given preventive maintenance including: cleaning, greasing and adjusting mechanisms and screws at intervals not exceeding 4 months.
SISTEMA DE DESAGUE PLUVIAL		STORM DRAINAGE SYSTEM

•	Deberá ser limpiado mínimo una vez al mes y después de que llueva, esto incluye el retiro de cualquier obstrucción o plantas.	•	It shall be cleaned at least once a month and after each rain; this includes removing any obstruction or plants.

•	No son permitidas las conexiones, parciales o totales, del sistema de drenaje pluvial al sistema de drenaje sanitario bajo ninguna circunstancia (esto podría provocar penalizaciones económicas por parte de las autoridades Gubernamentales).	•	Under no circumstances are partial or total connections of the drainage system to the sanitary sewer system allowed (this could result in financial penalties by government authorities).

LIMPIEZA EN GENERAL		OVERALL HOUSEKEEPING

•	Deberá ser retirado el cien por ciento de los residuos o desperdicios generados en el proceso de producción, servicios o mantenimiento de la operación industrial de la planta, según sea necesario para conservarla limpia.	•	A hundred percent of residues or wastes generated in the production process, services or maintenance of the plant’s industrial operation shall be removed as required to keep it clean.

•	La imagen visual de la planta no podrá ser alterada únicamente será permitido realizar adecuaciones debido a los reglamentos del parque y Leyes Ambientales vigentes.	•	The visual image of the plant shall not be changed. Adjustments will be allowed only in accordance with the park regulations and the current Environmental Laws.
ACABADOS EN OFICINAS		OFFICE FINISHING

	• Las oficinas deberán ser mantenidas limpias y pintadas.	•	Offices shall be kept clean and painted.

	• Los acabados deberán ser reparados y/o reemplazados por productos de igual calidad y apariencia en caso de daño.	•	In the event of damages, finishing shall be repaired and/or replaced with products of equal quality and appearance.

	• El revestimiento eléctrico y de climas dañados deberán ser reemplazados por productos de igual calidad y apariencia.	•	Damaged electrical and weather covering shall be replaced with products of equal quality and appearance.

	• La soportería en plafones deberá siempre mantenerse a nivel, así mismo las placas de los plafones reticulares deberán mantenerse limpias y deberán ser sustituidas en caso de que presenten cualquier tipo de daño. Los plafones cerrados deberán se limpiados y mantenidos en perfecto estado, en caso de que exista algún daño este deberá ser reparado en su totalidad.	•	Brackets in panels should always be kept flush; also, plates of the ceiling grid shall be kept clean and replaced in the event of any damage. Closed panels shall be cleaned and maintained in perfect condition; in the event of any damage, they shall be completely repaired.

	• Deberán mantenerse limpias las rejillas y ventilas del sistema de aire acondicionado.	•	Grills and vents of the air conditioning system shall be kept clean.

	• Deberán recibir mantenimiento periódico las puertas y oficinas, soportería, marcos, cocineta y mobiliario, utilizando aceites especiales para madera y acabados, según sea necesario.	•	Doors and offices, brackets, frames, kitchen and furniture shall receive regular maintenance using special oils for wood and finishes, as required.
ACABADOS EXTERIORES		EXTERIOR FINISHING

•	La pintura exterior y la porosidad del acabado exterior de diseño original debe respetarse y mantenerse, las molduras, fachadas de ladrillo, fachadas falsas, losetas y columnas deben ser limpiadas con productos efectivos para esa función y las piezas dañadas reemplazarlas con otras nuevas de igual calidad.	•	Exterior paint finish and porosity of the original exterior design should be respected and maintained; moldings, brick facades, false fronts, tiles and columns should be cleaned with effective products for that purpose; damaged parts shall be replaced with new ones of equal quality.
SISTEMA CONTRA INCENDIO		FIREFIGHTING SYSTEM

•	Deberán llevarse a cabo pruebas de arranque de las bombas eléctricas y los motores a diesel como mínimo una vez al mes así como registro de las mismas.	•	Tests to start the electric pumps and diesel engines should be performed at least once a month, and records thereof shall be kept.

•	Se deberá revisar el correcto funcionamiento de: hidrantes exteriores, mangueras, hidrantes de pared, detectores de humo y censores de temperatura / calor de acuerdo a las especificaciones del proveedor.	•	The appropriate operation of the following items shall be verified: outside hydrants, hoses, wall hydrants, smoke detectors and temperature/heat sensors, according to the supplier specifications.

•	Las líneas del sistema contra incendio deberán mantenerse libres de óxidos y deberán pintarse en caso de ser necesario.	•	The fire system lines shall be kept free from rust and painted if required.
MANTENIMIENTO DE LUMINARIAS		MAINTENANCE OF LIGHTING

•	La pantalla acrílica deberá cambiarse si presenta daños por mantenimiento y/o uso, y deberá mantenerse libre de polvo.	•	The acrylic screen should be replaced if it is damaged due to maintenance and/or use, and shall be kept free of dust.

•	Las lámparas fluorescentes deberán ser reemplazadas si	•	Fluorescent lamps should be replaced in the event of any

	presentan daño o mal funcionamiento.		damage or malfunction thereof.

•	Se deberán revisar periódicamente las balastras para verificar su correcto funcionamiento y reemplazarse en caso de mal funcionamiento de acuerdo a las especificaciones originales de la lámpara	•	Ballasts shall be periodically verified for proper operation and replaced in case of malfunction, according to the original specifications of the lamp.

•	Para un óptimo funcionamiento y máxima duración se deberá limpiar todas las lámparas tanto en oficinas como en piso de producción y almacenes cada 6 meses como mínimo.	•	For optimum performance and maximum life, all lamps in offices, production floor and storehouses should be cleaned at least every 6 months
LUMINARIAS EXTERIORES		EXTERIOR LIGHTS

•	Se deberá revisar periódicamente el correcto funcionamiento de lámparas, focos y balastras de piso, pared u otra fuente luminosa y reemplazar en caso de mal funcionamiento	•	Lamps, floor lamps and ballast shall be periodically inspected for proper operation s review the functioning of lamps, floor lamps and ballasts, wall or other light source, and replace them in the event of malfunctioning.

•	Dar mantenimiento, limpiar, reparar y pintar los registros y tableros exteriores.	•	Maintain, clean, repair and paint exterior logs and boards.
PROGRAMA PREVENTIVO DE MANTENIMIENTO		PREVENTIVE MAINTENANCE SCHEDULE

DE EQUIPOS DE AIRE ACONDICIONADO (UNIDADES PAQUETE, LAVADORAS DE AIRE Y CALEFACCIONES)		FOR AIR CONDITIONING EQUIPMENT (PACK UNITS, AIR WASHERS AND HEATERS)

PROGRAMA TRIMESTRAL		QUARTERLY SCHEDULE

1.	Revisar voltaje, conexiones eléctricas, cable de alimentación y tablero de control, limpiar si es necesario.	1.	Check voltage, electrical connections, power cable and control panel; clean if required.

2.	Revisar fusibles	2.	Check fuses

3.	Revisar amperaje del motor y el compresor.	3.	Check amperage in motor and compressor.

4.	Lubricar motores y/o equipos	4.	Lubricate motors and/or equipments

5.	Revisar el estado y tensión de bandas y empaques.	5.	Check the state and tension of bands and seals.

6.	Revisar poleas y alineamiento.	6.	Check pulleys and alignment.

7.	Limpiar tuberías de condensación y drenaje.	7.	Clean condensation and drainage pipes.

8.	Revisar fugas y presión de gas refrigerante.	8.	Check refrigerating gas leaks and pressure.

9.	Revisar el correcto funcionamiento del termostato.	9.	Check thermostat for proper operation.

10.	Revisar válvulas de expansión, bulbos y superficie de contacto de la tubería.	10.	Check expansion valves, bulbs and contact surface of the pipe

11.	Revisar baleros.	11.	Check bearings

12.	Limpiar rejillas de inyección y retorno.	12.	Clean injection and return grilles.
PROGRAMA SEMESTRAL		SEMIANNUAL SCHEDULE

1.	Limpiar serpentinas y turbina con solución limpiadora y agua aplicada a presión.	1.	Clean coils and turbine with cleaning solution and pressure water.

2.	Revisar y eliminar fugas de aire en equipos, ductos y uniones.	2.	Check and fix leaks in equipment, pipes and fittings

3.	Revisar y reparar los aislamientos y recubrimientos de ductos y equipos.	3.	Check and repair insulation and coatings of pipelines and equipments.

4.	Realizar limpieza general con líquido eléctrico (aislante) en el panel de control principal.	4.	Perform general cleaning with (insulating) electrical liquid in the main control panel.

5.	Revisar las válvulas de servicio y solenoides.	5.	Check service and solenoid valves.

6.	Revisar bancos de calefacción.	6.	Check heating benches.

7.	Limpiar y/o reemplazar filtros.	7.	Clean and/or replace filters.

8.	Limpiar el exterior del equipo.	8.	Clean the equipment exterior.
NOTA:		NOTE:

Revisar los manuales de operación del fabricante de cada equipo		Check the manufacturer’s operation manuals for each piece of para consultar las acciones específicas de mantenimiento que apliquen.

equipment for specific, applicable maintenance actions.

PROGRAMA PREVENTIVO DE MANTENIMIENTO DEL SISTEMA ELECTRICO

PROGRAMA ANUAL:

SUBESTACION

1.	Revisar voltaje de la alimentación principal.

2.	Revisar aislamiento y terminales de alta tensión.

3.	Revisar voltaje en la línea de servicio.

4.	Revisar voltaje en el alimentador secundario.

5.	Revisar la resistencia y los puntos de conexión al alimentador principal.

6.	Limpiar con un solvente adecuado todas las partes de porcelana tales como aislantes, interruptores, y terminales, cubrir estos con pasta de silicón de alta tensión.

7.	Revisar los niveles de aceite y determinar el nivel de humedad, acidez, resistencia dieléctrica y ausencia de policlorobifenilos

PREVENTIVE MAINTENANCE SCHEDULE FOR ELECTRICAL SYSTEM

ANNUAL SCHEDULE:

SUBSTATION

1.	Check main feeding voltage.

2.	Check insulation and high voltage terminals.

3.	Check service line voltage.

4.	Check secondary feeder voltage.

5.	Check resistor and points of connection to main feeder.

6.	Clean with an appropriate solvent all porcelain parts, such as insulators, switches, and terminals; cover them with a high-voltage silicon paste.

7.	Check oil levels and determine the level of moisture, acidity, dielectric strength and absence of polychlorinated biphenyls.

TABLERO PRINCIPAL

1.	Revisar la operación mecánica de los circuitos interruptores, ajustar y reparar si es necesario.

2.	Revisar el ajuste de los alambres de distribución del circuito.

MAIN PANEL

1.	Check circuit breakers mechanical operation, adjust and repair if required.

2.	Check the circuit distribution wires for fit.

LUMINARIAS EN PRODUCCION

1.	Revisar los niveles de iluminación en las áreas de producción.

2.	Probar los aspectos de voltaje 120 en el área de producción que alimentan las luces de emergencia.

3.	Probar las luces en las puertas de emergencia.

4.	Revisar los focos incluyendo las fotoceldas.

PRODUCTION LIGHTS

1.	Check lighting levels in production areas.

2.	Test 120V power aspects feeding emergency lights at the production area.

3.	Test emergency door lights.

4.	Check bulbs, including photocells.

TRANSFORMADORES SECOS

1.	Revisar el circuito alimentador e interruptor principal.

2.	Revisar o probar el tablero de control de la alimentación secundaria de 240 voltios.

3.	Probar la operación mecánica del alimentador principal de 240 voltios al tablero de control de luminarias.

DRY TRANSFORMERS

1.	Check circuit feeder and main switch.

2.	Check or test control board for secondary 240-Volt power feeding.

3.	Test the mechanical operation of the 240-Volt power feeder to the light control panel.

OFICINAS

1.	Revisar los niveles de iluminación

2.	Revisar el voltaje para los receptores dobles de 120 voltios.

OFFICES

1.	Check lighting levels

2.	Check voltage for dual 120-Volt receivers.

AIRE ACONDICIONADO

1.	Revisar los interruptores del tablero principal de alimentación de los circuitos de aire acondicionado.

AIR CONDITIONING

1.	Check the main board switches to feed air conditioning CIRCUITS.

TIERRA

1.      Revisar el nivel de resistencia del sistema de tierra.

A efecto de evidenciar el programa de mantenimiento referido en este anexo “D”, el arrendatario deberá llevar bitácora del mismo, así como la documentación comprobatoria (contratos, pólizas de mantenimiento, facturas, etc)

Con el fin de mantener la garantía de equipos, los mantenimientos preventivos deberán ser realizados por empresas autorizadas por los fabricantes de cada equipo. En caso de que el arrendatario no lo lleve a cabo, asume la responsabilidad de dicho mantenimiento y por consecuencia, pierde el derecho a cualquier reclamación por garantía en los términos de los fabricantes.

NOTA:

Revisar los manuales de operación del fabricante de cada equipo para consultar las acciones específicas de mantenimiento que apliquen.

GROUNDING

1. Check the resistance level of the grounding system.

In order demonstrate the effect of the maintenance schedule referred to in this Attachment “D”, the lessee shall keep record thereof and the supporting documentation (contracts, maintenance policies, invoices, etc.).

In order to keep the equipment warranty, preventive maintenance shall be performed by companies approved by each equipment manufacturer. If the lessee fails to perform the maintenance, he shall be held accountable for the maintenance and, consequently, loose the right to claim for any warranty under the manufactures’ terms.

NOTE:

Check the manufacturer’s operation manuals for each equipment for specific, applicable maintenance actions.

Anexo F – Exhibit F

Restricciones / Restrictions

RESTRICCIONES Y MEDIDAS PROTECTORAS

DEL PARQUE INDUSTRIAL INTERMEX

Parques Industriales Mexicanos S.A. de C.V. (más abajo referenciado como “El Parque”) es una empresa mexicana en conformidad con las leyes mexicanas y dueño de Parque Industrial Intermex (más abajo referenciado como “La Subdivisión”).

Con la finalidad de proporcionar medidas protectoras a las industrias establecidas en “La Subdivisión” y garantizar el desarrollo del complejo industrial, de tal forma que se cree una atmósfera apropiada para el desempeño eficiente de la producción, las siguientes Restricciones y Medidas Protectoras se aplicarán, obligando a “La Subdivisión”, a las arrendadoras de predios y/o edificios propiedad de “El Parque” y a cualquier otras partes contratantes, que en el futuro adquieran terrenos y/o edificios dentro de “La Subdivisión”.

PRIMERA:

Bajo ninguna condición podrán establecerse dentro de “La Subdivisión” industrias pesadas ni para la producción de química básica o similares. Solo se permitirá la instalación de industrias de manufactura ligera y limpia, entendiendo lo anterior como operaciones capaces de llevar a cabo sus funciones de manufactura, administrativas, de almacenamiento, ingeniería, investigación, carga y descarga, maniobras y demás funciones pertinentes de acuerdo a las limitaciones establecidas dentro de las presentes Restricciones y Medidas Protectoras.

SEGUNDA:

Ningún edificio ni instalación industrial podrá ser construida a menos de 15. O metros de cualquier calle, o a menos de 5.0 metros de los límites del predio hacía el fondo o hacia los costados. Donde los predios limiten con calle o avenidas, se vaciarán banquetas para la circulación de peatones, las cuales serán de cemento o de cualquier material equivalente, y en ningún caso medirán menos de un metro de ancho.

TERCERA:

La porción de terreno al frente de cualquier edificio, entre el propio edificio y la calle, deberá ser desarrollada y recibirá el mantenimiento necesario para dar una apariencia limpia y atractiva. Dichas áreas constarán de banquetas, asfalto para la circulación de vehículos, jardinería, rellenos decorativos de grava o materiales similares, o arreglos decorativos sea previamente aprobado por “El Parque”. Las porciones del terreno al fondo y/o a los costados del edificio se deberán mantener limpias y libres de basura, desperdicios, maleza o cualesquier otros objetos y/o materiales, y serán niveladas, manteniéndolas también libres de zanjas, excavaciones o montículos, salvo para efectos decorativos previamente aprobados por “El Parque”.

CUARTA:

El estacionamiento de camiones, autobuses y vehículos industriales en el frente de los edificios queda terminantemente prohibido. Estos tipos de vehículos deberán ser estacionados al fondo o a los costados de los edificios.

QUINTA:

No se construirán plataformas de carga y descarga o rampas en la fachada principal de los edificios. La orientación de estas deberá hacerse hacia el fondo”‘o hacia los costados de los edificios, previendo áreas pavimentadas de acceso para la circulación de vehículos hasta las plataformas de carga y descarga.

Contrato de Arrendamiento /Lease Agreement

CJS-JZ-11

SEXTA:

Queda prohibido el almacenamiento a la intemperie de mercancías, maquinaria, materiales de empaque o cualesquier otros objetos, salvo que dicho almacenamiento esté perfectamente cubierto en toda su dimensión con parrillas o mamparas para efectos de apariencia y previamente aprobado por “El Parque”.

SEPTIMA:

Queda prohibido utilizar el predio o el edificio localizado dentro de “La Subdivisión” para llevar a cabo actividades que tengan como resultado cualesquiera de las siguientes consecuencias detalladas a continuación, y en cantidades o medidas que puedan ser detectadas en los limites del predio utilizado por esa industria:

a) Emisión de polvos y/o humos

b) Generación de vapores, gases y olores

c) Generación de ruidos, vibraciones y/o radiaciones

OCTAVA:

Queda prohibido llevar a cabo dentro de “La Subdivisión”, cualquier operación que genere luminosidad de alta intensidad, salvo que dicha operación se encuentre aislada de tal forma que evite cualquier malestar a cualquier persona dentro de los límites del predio donde la industria se encuentre localizada.

NOVENA:

Queda prohibido descargar a las líneas de drenaje de “La Subdivisión” cualquier substancia, desperdicio o emanación que pudiera contener tóxicos o grados de acidez o alcalinidad más altos que los límites adecuados para prevenir la corrosión de las líneas conductoras de drenaje, o que puedan crear problemas por la misma razón de exceso de acidez o alcalinidad al sistema de tratamiento de aguas negras donde las líneas principales de “La Subdivisión” descargan, o problemas de envenenamiento o contaminación peligrosa en caso de fugas de cualquier proporción en las líneas de drenaje.

DECIMA:

La colocación de letreros, escaparates o avisos por escrito en los predios o edificios dentro de “La Subdivisión”, serán permitidos solamente si dichos letreros, escaparates o aviso por escrito tienen como único propósito el identificar a la empresa que ocupa el predio y/o el edificio, ya sea rentado o adquirido en compra. Dichos letreros, escaparates o aviso por escrito deberán ser de acuerdo a las especificaciones generales establecidas por “El Parque”. Los letreros, logotipos, monogramas o marcas de fábrica generalmente utilizados por la empresa establecida dentro de “La Subdivisión”, serán aceptados. Está prohibido pintar letreros en los techos de los edificios o colocar letreros que excedan la altura de la fachada principal del edificio.

DECIMAPRIMERA:

La apariencia exterior completa de los edificios se mantendrá limpia y ordenada. Las superficies que lleven pintura serán repintadas por lo menos cada cuatro años.

DECIMASEGUNDA:

Todos los inquilinos localizados dentro de dicha Subdivisión pagarán la parte proporcional correspondiente para cubrir gastos de mantenimiento del “Parque”, misma que se decidirá por el comité apropiado de la Asociación de Gerentes de Planta del “Parque”.

DECIMATERCERA:

En ningún caso, la construcción dentro de un terreno ocupará más del 50% de este predio.

“El Parque” se reserva expresamente el derecho de cambiar o modificar estas Restricciones y Medidas Protectoras en cualquier momento, en cuanto al terreno de su propiedad en esa fecha, siempre y cuando dichos cambios o modificaciones no dañen o perjudiquen a las empresas previamente establecidas dentro de “La Subdivisión”. Si dichos cambios o modificaciones en alguna forma afectan la operación de empresas previamente establecidas dentro de “La Subdivisión”, tales cambios o modificaciones solamente serán implementados si las compañías afectadas dan su consentimiento por escrito.

Contrato de Arrendamiento /Lease Agreement

CJS-JZ-11

En cualquier caso, de acuerdo a estas Restricciones y Medidas Protectoras, “El Parque” se reserva el derecho de autorizar, aprobar y/o aceptar cualquier cambio o modificación, y queda específicamente acordado que tales autorizaciones, aprobaciones y/o aceptaciones serán válidas únicamente si son otorgadas por escrito y por personas con los poderes suficientes para otorgarlas, y solamente si dichos poderes han sido debidamente protocolizados y registrados. Tales autorizaciones, aprobaciones y/o aceptaciones no serán irracionalmente negadas.

En caso de que “El Parque” no proporcione una respuesta negativa a alguna petición para su autorización, aprobación y/o aceptación dentro de los siguientes treinta (30) días calendario después de recibir la petición por escrito, ésta se considerará autorizada, aprobada y/o aceptada por “El Parque”.

La aplicación e interpretación de estas Restricciones y Medidas Protectoras estarán sujetas y serán reguladas por las leyes vigentes en el Estado de Chihuahua, México, y accesoriamente por las distintas Leyes y Normas Federales relacionadas a aspectos específicos de operaciones industriales incluido pero no limitado a las Leyes y Normas de Higiene y Seguridad Industrial, contaminación, carreteras públicas y demás restricciones similares. En materia de construcción, específicamente se entiende que estas Restricciones y Medidas Protectoras podrán sobrepasar los requerimientos del Código de Construcción, pero aún en esos casos, deberán ser acatadas. En caso de alguna controversia con el contenido, interpretación y/o aplicación de estas Restricciones y Medidas Protectoras, la jurisdicción de las Cortes en Cd. Juárez, Estado de Chihuahua, será aceptada.

Estas Restricciones y Medidas Protectoras se mantendrán en efecto indefinidamente, y solo podrán ser canceladas o modificadas por “El Parque”.

Contrato de Arrendamiento /Lease Agreement

CJS-JZ-11

Anexo G – Exhibit G

Formato de Contrato de Subarrendamiento del Estacionamiento Lote Sur / Format of South Parking

Lot Sublease Agreement

To be adeed.